As filed with the U.S. Securities and Exchange Commission on October 26, 2022

Registration No. 333-266116

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

AMENDMENT NO. 5 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

JUNEE LIMITED

(Exact name of registrant as specified in its charter)

____________________________

British Virgin Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Studio 20, 11 F, International Plaza, 20 Sheung Yuet Road,
Kowloon Bay, Kowloon, Hong Kong
(+852) 2780 7733

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, New York 10005 (212) 530-2206	Jeffrey Li, Esq. FisherBroyles LLP 1200 G Street, Suite 800, NW Washington DC 20005 (202) 830-5905

____________________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED OCTOBER 26, 2022

3,571,429 Ordinary Shares and
1,428,571 Ordinary Shares Offered by the Selling Shareholder

JUNEE LIMITED

This is an initial public offering (the “Offering”) of 5,000,000 ordinary shares of Junee Limited (the “Company” or “Junee”, “we”, or “us”), no par value (the “Ordinary Shares”). We are offering 3,571,429 Ordinary Shares to be sold in this Offering, and the Selling shareholder named herein (the “Selling Shareholder”) are offering 1,428,571 Ordinary Shares to be sold on a firm commitment basis by our underwriters, in this Offering. We anticipate that the initial public offering price will be between US$4.00 and US$6.00 per Ordinary Share (the “Offering Price”). We plan to reserve the symbol “JUNE” for purpose of listing our Ordinary Shares on the NASDAQ Capital Market.

Prior to this Offering, there has been no public market for our Ordinary Shares. We plan to apply to list our Ordinary Shares on the NASDAQ Capital Market. This Offering is contingent on the listing of our Ordinary Shares on the NASDAQ Capital Market. However, there is no assurance that such application will be approved, and if our application is not approved by the NASDAQ Capital Market, this Offering may not be completed.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors — Risks Related to Our Corporate Structure — We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies” and “Prospectus Summary — Implications of our being an ‘Emerging Growth Company’” on pages 25 and 12, respectively.

Following the completion of this offering, OPS Holdings Limited, our largest shareholder, will beneficially own approximately 65% of the aggregate voting power of our issued and outstanding Ordinary Shares as a group. As such, we will be deemed to be a “controlled company” under NASDAQ Listing Rules 5615(c). However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NASDAQ Listing Rules. See “Risk Factors” on page 15 and “Management — Controlled Company.” on page 107 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Selling Shareholder will sell the Ordinary Shares held by them (the “Resale Shares”) at a fixed price equal to the initial public offering price in this Offering. We will not receive any proceeds from the sales of the Resale Shares by the Selling Shareholder.

Junee Limited is not a Chinese or Hong Kong operating company, but is a holding company incorporated in the British Virgin Islands, or the BVI. As a limited company with no material operations, our operations are conducted by our subsidiary, OPS Interior Design Consultant Limited., or “OPS HK”, in Hong Kong. This is an offering of the Ordinary Shares of Junee Limited, the holding company incorporated in the BVI, instead of shares of our operating entity in Hong Kong, OPS HK. You may never directly hold any equity interest in our operating entity. This structure involves unique risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in Junee’s operations and/or a material change in the value of the securities Junee is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless. Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors — Risks Related to Our Corporate Structure — Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiary and any changes in such laws and regulations and interpretations may impair its ability to operate profitably, which could result in a material negative impact on such operations and/or the value of the securities we are registering for sale.” on page 22.

All of our operations are conducted by our subsidiary in Hong Kong. Our Company currently does not have any substantive operations in mainland China. Accordingly, the PRC laws and regulations do not currently have any material impact on our business, financial condition and results of operations. However, in the event that we or our Hong Kong subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Honk Kong subsidiary might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and\or no longer be permitted to continue business operations as presently conducted. Although we have direct ownership of our operating entity in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our operating subsidiary, OPS HK, being based in Hong Kong and having all of its operations to date in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to a company such as OPS HK or Junee, given the substantial operations of OPS HK in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. These risks could result in material changes in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, which may in the future impact our ability to conduct out business, accept foreign investments or list on a U.S. or other foreign exchange if we were to become subject to such regulations. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impacts such modified or new laws and regulations will have on our business operations, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. If certain PRC laws and regulations were to become applicable to a company such as Junee in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities, including the Ordinary Shares, to significantly decline or become worthless. See “Risk Factors — Risks Related to Our Corporate Structure — Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiary and any changes in such laws and regulations and interpretations may impair its ability to operate profitably, which could result in a material negative impact on its operations and/or the value of the securities we are registering for sale.” on page 22, “Risk Factors — Risks Related to Doing Business in Hong Kong — The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary.”, and “Risk Factors — Risks Related to Doing Business in Hong Kong — The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections” on page 29, respectively.

(Prospectus cover continued on the following page.)

	Per Share		Total
Initial public offering price	$	[•]	$	[•]
Underwriter discounts(1)	$	[•]	$	[•]
Proceeds to us, before expenses	$	[•]	$	[•]
Proceeds to the Selling Shareholder, before expenses(2)	$	[•]	$	[•]

____________

(1)       We have agreed to reimburse Univest Securities, LLC (the “Underwriter” or “Univest”) for certain expenses. See the section titled “Underwriting” beginning on page 133 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

(2)       We will not receive any proceeds from the Selling Shareholder’s sale of Ordinary Shares.

The Underwriter expects to deliver the Ordinary Shares to purchasers in the Offering on or about [•], 2022.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Prospectus dated [          ], 2022

(Prospectus cover continued from preceding page.)

Additionally, our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (“PCAOB”), is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor, with the last inspection having occurred in June 2018. However, the recent developments could add uncertainties to this Offering and we cannot assure you that the NASDAQ Capital Market (“NASDAQ”) or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. Moreover, an exchange may determine to delist our securities, and our Ordinary Shares may be prohibited from being traded on a national exchange, or an exchange under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the PCAOB is unable or determines that it cannot inspect or fully investigate our auditors for three consecutive years beginning in 2021. Moreover, the three-year period could be reduced to two years, if the Accelerating Holding Foreign Companies Accountable Act (“Accelerating HFCA Act”) Senate bill is enacted. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future. As the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, the PCAOB signed the Statement of Protocol (SOP) Agreements with the China Securities Regulatory Commission (CSRC) and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the Public Company Accounting Oversight Board determines that it cannot inspect or fully investigate our auditors for three consecutive years beginning in 2021 and, as a result, an exchange may determine to delist our securities. Further, the three-year period could be reduced to two years if the Accelerating HFCA Act Senate bill is enacted. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment.” on page 31.

Following this Offering, OPS Holdings Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, OPS Holdings Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” within the meaning of the NASDAQ listing rules, and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Related to Our Corporate Structure — Following this Offering, OPS Holdings Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, OPS Holdings Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.” on page 27 and “Management — Controlled Company” on page 107 of this prospectus.

Junee is permitted under the laws of British Virgin Islands to provide funding to our subsidiary in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. OPS HK is permitted under the laws of Hong Kong to provide funding to Junee, the holding company incorporated in the British Virgin Islands, through dividend distribution or payments without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings from our subsidiaries, including our subsidiary in Hong Kong, to Junee and shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Amended Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and Junee will be able to pay our debts as they become due. For cash transfers between Junee and OPS HK, and in accordance with the BVI Act, a BVI company may make dividends distribution to the extent that immediately after the distribution, such company’s liabilities do not exceed its assets and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Transfers of Cash to and from Our Subsidiary” on page 7 and “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” on page 22 of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. As of the date of this prospectus, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Junee to OPS HK or from OPS HK to Junee, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless. For a more detailed discussion of this risk, see page “Transfers of Cash to and from Our Subsidiary” on page 7 and “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” on page 22 of this prospectus.

On May 19, 2022, OPS HK declared an interim dividend of HK$2.7 per share (equivalent to $0.346 per share) with respect to the 600,000 issued shares of OPS HK, or HK$1,620,000 (equivalent to $207,692), to its sole shareholder, i.e. Junee. On the same date, having received the dividend income from OPS HK, Junee declared the same amount of interim dividend, i.e. an interim dividend of HK$1,620 per share (equivalent to $208 per share) with respect to the 1,000 issued shares of Junee, or HK$1,620,000 (equivalent to $207,692), to the shareholders of Junee. During the year ended June 30, 2022, Junee paid dividend of HK$1,360,000 (equivalent to $174,359) to the shareholders of Junee and the remaining unpaid dividend of HK$260,000 (equivalent to $33,333) was recorded as amount due to the related party as of June 30, 2022. On September 15, 2022, Junee declared an interim dividend of approximately HK$0.11199 per share (equivalent to approximately $0.01427 per share) with respect to the 10,714,286 issued shares of Junee, or HK$1,200,000 (equivalent to $152,866), to the shareholders of Junee. The dividend declared by Junee on September 15, 2022 has been fully paid as of the date of this prospectus.

Other than disclosed above, both Junee and OPS HK currently intend to retain all of their respective remaining funds and future earnings, if any, for the operation and expansion of the business and currently do not anticipate declaring or paying any further dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

As of the date of this prospectus, we do not presently plan to pay any further dividends out of our retained earnings. As of the date of this prospectus, Junee Limited has borrowed an intercompany loan of $1,475,572 from OPS HK, mainly for the settlement of the professional fees relating to our application for listing. Such intercompany loan has no tax consequence. No other transfers, dividends, or distributions have been made as of the date of this prospectus.

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About this Prospectus

We, the Selling Shareholder and the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the Underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We and the Underwriter are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the British Virgin Islands. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the Underwriter has taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise in this prospectus,

•        “Amended Memorandum and Articles” refer to the current memorandum and articles of association of Junee, as amended on September 6, 2022;

•        “$,” “dollars,” “US$” or “U.S. dollars” refer to the legal currency of the United States.

•        “BVI Act” refer to the BVI Business Companies Act, 2004 (as amended);

•        “BVI” refer to the British Virgin Islands;

•        “China” or “PRC” refer to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•        “Company,” “Junee,” “we”, “us”, or “our,” in this prospectus refer to Junee Limited, a British Virgin Islands holding company, and to describing our consolidated financial information;

•        “Frost & Sullivan Industry Information Sheet” or “Industry Information Sheet” refer to the industry sheet commissioned by us and prepared by Frost & Sullivan International Limited, or “Frost & Sullivan,” an independent research firm, titled “Frost & Sullivan Industry Information Sheet”, to provide information regarding our industry and our market position in Hong Kong;

•        “HK$” and “HK Dollar” refer to the legal currency of Hong Kong;

•        “Hong Kong” refer to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

•        “mainland China” are to the mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•        “OPS HK” and “OPS” refer to OPS Interior Design Consultant Ltd., a Hong Kong company incorporated on July 13, 2011 and a wholly-owned subsidiary of Junee;

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•        “OPS Holdings Limited” refers to OPS Holdings Limited, a British Virgin Islands holding company incorporated on June 25, 2021;

•        “Ordinary Shares” refer to the ordinary shares of Junee Limited, no par value;

•        “PRC Counsel” are to Jincheng Tongda & Neal Law Firm.

•        “Chinse government” or “PRC government” are to the government of mainland China for the purposes of this prospectus only;

•        “PRC laws and regulations” or “PRC laws” are to the laws and regulations of mainland China;

•        “Selling Shareholder” refers to a pre-existing shareholder selling its Ordinary Shares pursuant to this Registration Statement on Form F-1;

•        “U.S. GAAP” refers to generally accepted accounting principles in the United States; and

We do not have any material operations of our own. We are a holding company with operations conducted in Hong Kong through our Hong Kong subsidiary OPS HK, using Hong Kong dollars, the currency of Hong Kong. The OPS HK reporting currency is in Hong Kong dollars. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities are translated into U.S. dollars at the closing rate of exchange as of the balance sheet dates, the statement of income is translated using average rate of exchange in effect during the reporting periods, and the equity accounts are translated at historical exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. The balance sheet amounts, with the exception of shareholders’ equity at June 30, 2022 and 2021, were translated at HK$7.85 to $1.00 and HK$7.77 to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to statement of income accounts for the years ended June 30, 2022 and 2021 were HK$7.80 to $1.00, and HK$7.76 to $1.00, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” on page 15 before deciding whether to buy our Ordinary Shares.

Overview

Junee Limited is a holding company limited by shares and established under the laws of the British Virgin Islands on August 25, 2021. It is a holding company with no business operation and uses a structure that involves an operating subsidiary based in Hong Kong. This structure involves risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in OPS HK’s operations and/or a material change in the value of the securities we are registering for sale, including the risk that such event could cause the value of such securities to significantly decline or become worthless. Investors are cautioned that you are buying shares of a BVI holding company with operations solely conducted in Hong Kong by its subsidiary, OPS HK. You are not directly investing in, and may never hold equity interests of OPS HK. Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment.

The following diagram illustrates our corporate legal structure and identifies our subsidiary upon completion of this Offering.

Notes:

(1)      WAC Holdings Limited, a company incorporated in the Cayman Islands, is an investment holding company and its shares are listed and traded on GEM of The Stock Exchange of Hong Kong Limited (stock code: 8619). WAC (Hong Kong) Limited, an investment holding company incorporated in the British Virgin Islands, is a direct wholly-owned subsidiary of WAC Holdings

Limited. WAC Holdings Limited and WAC (Hong Kong) Limited, together with their subsidiaries, provide construction engineering consultancy services focusing on the area of comprehensive structural and geotechnical engineering design, which is mainly provided in Hong Kong and Macau, and their consultancy services mainly cover: (i) structural engineering; (ii) geotechnical engineering; (iii) certain civil engineering practice areas; and (iv) material engineering.

(2)      Manning Properties Limited, a company incorporated in the BVI in 2015 as a limited liability company, is an investment holding company which is owned as to approximately 68.2% by Dr. Yin Nin Chan and approximately 31.8% by Mr. Po Lam Kwong.

(3)      Alpha Generator Limited, a company incorporated in the BVI in 2015 as a limited liability company, is an investment holding company which is owned as to 8% by Rich Merchant Limited, approximately 30.67% by Mr. Yuk Ki (Francis) Chan, approximately 30.67% by Mr. Siu Lai So and approximately 30.67% by Mr. Sai Kit (Dicky) Yip.

(4)      Rich Merchant Limited, a company incorporated in Samoa in 2013 as a limited liability company, is an investment holding company which is 100% owned by Mr. Ho Wai (Howard) Tang.

Our subsidiary, OPS HK provides quality interior design, fit-out and maintenance services to both residential and commercial clients in the Hong Kong interior design market. Since its inception, it has been dedicated to including preliminary consultations, conceptualizing clients’ design ideas with layout plans, and producing detailed design drawings. The fit-out work generally includes any activities intrinsic to making an interior space suitable for residential or commercial purposes. OPS HK also provides a broad range of repair and maintenance services, including routine home condition upkeep services. OPS HK won the Muse Design Award in 2020, and were the given Most Valuable Companies in Hong Kong Award 2020 by Mediazone.

Our vision is to successfully utilize the best and the brightest professionals in the industry in Hong Kong. We strive to cultivate, retain and nurture talent by providing a career rather than a job. We endeavor to foster an employment environment with prosperity and growth.

We pride ourselves on, and constantly strive toward, enhancing our HK subsidiary’s ability to provide the best solutions to our clients. Our corporate philosophy is to provide clients with quality services with stable partnerships through the professionalism of top-notch designers, project management team and business managers. With a group of distinguished designers, OPS HK is structured in such a way to offer the best-in-class solution and services to the clients in Hong Kong by leveraging technology to provide clients with creative experience and efficient solutions.

We generate revenues primarily from providing design, fit-out and repair and maintenance services. For the fiscal years ended June 30, 2022 and 2021, our total revenue was $9,620,570 and $6,299,004, respectively. Our gross profit and net loss were $1,447,963 and $65,911, respectively, for the year ended June 30, 2022, as compared to our gross profit and net income, of $1,186,004 and $425,126, respectively, for the year ended June 30, 2021.

Our goal is to increase our market share and grow our business by expanding OPS HK’s customer base and service capacity. We believe that the following competitive advantages enable us to capture opportunities in the interior design industry and differentiate OPS HK from its competitors:

•        Experienced Management Team.    Junee will be led by our experienced management team comprised of two executive directors, Mr. Yee Man Thomas Law and Mr. Wai King (Vincent) Or and our CFO Raymond Tong. Our Hong Kong subsidiary, OPS HK, is led by three executive directors (Mr. Yuk Ki (Francis) Chan, Mr. Siu Lai So and Mr. Sai Kit (Dicky) Yip) and a project manager (Mr. Chung Han Leung). Each of Mr. Chan, Mr. So, and Mr. Yip, has over 33, 30 and 31 years of experience in the interior design and fit-out industry, respectively (for further details of the experience and qualifications of the directors and senior management, please refer to the section titled “Management” of this prospectus). Additionally, as the chief designer, Mr. So, and the other two heads of design have over 30, 15 and 10 years of experience in the interior design and fit-out industry, respectively, and are capable of adapting our services to the needs of different project types.

•        Stable Relationships with A Number of Clients.    Through over 23 years of operating history in the interior design and fit-out industry in Hong Kong, OPS HK has established strong client loyalty and developed stable relationships with its recurring clients. For the two fiscal years ended June 30, 2022 and 2021, OPS HK had 22 and 33 recurring customers, respectively. These recurring customers represented approximately 56.4% and 86.8% of the total number of its customers, respectively, for the corresponding financial year. The aggregate revenue from such clients amounted to $6,450,611 and $4,785,379, representing approximately 67.1% and 76.0% of the total revenue, for the corresponding financial year, respectively.

•        Strong Working Relationships with Subcontractors.    OPS HK’s network of Hong Kong fit-out subcontractors and interior design professionals continues to create design solutions that facilitate satisfying results for the customers. The business relationships OPS HK maintains with its five largest subcontractors (in terms of revenues) range from one year to over ten years. The longest business relationship has reached over 10 years, as of the date of this prospectus.

OPS HK has a list of internally approved subcontractors that it works with consistently during the course of business, and the management chooses subcontractors based on a series of considerations, such as the sufficiency of staffing and other resources, and technical capability. According to the Industry Information Sheet, the good relationship with subcontractors also allows OPS HK to achieve consistent quality of services with predictable project budgets and overall satisfying performance.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors” beginning on page 15 of this prospectus.

Risks Related to Business (for a more detailed discussion, see “Risk Factors — Risks Related to Business” on page 15 of this prospectus)

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•        The interior design business is project-based and profitability is dependent on the negotiated terms under each agreement through OPS HK, and may vary from project to project. In addition, the overall gross profit margin is affected by strategies from time to time. OPS HK’s past performance does not indicate future performance. See “Risk Factors — Risks Related to Business — The interior design business is project-based and profitability is dependent on the negotiated terms under each agreement through OPS HK, and may vary from project to project. In addition, the overall gross profit margin is affected by strategies from time to time. OPS HK’s past performance does not indicate future performance” on page 15 of this prospectus.

•        A significant portion of total revenue of OPS HK was derived from a few major customers. A high concentration of its revenue from a few major customers means that loss of business from any of them may have a significant negative impact on our business and financial performance. See “Risk Factors — Risks Related to Business — A significant portion of total revenue of OPS HK was derived from a few major customers. A high concentration of its revenue from a few major customers means that loss of business from any of them may have a significant negative impact on our business and financial performance” on page 16 of this prospectus.

•        OPS HK’s business operations have been, and may continue to be, materially and adversely affected by the spread of the coronavirus (COVID-19). See “Risk Factors — Risks Related to Business — OPS HK’s business operations have been, and may continue to be, materially and adversely affected by the spread of the coronavirus (COVID-19)” on page 21 of this prospectus.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structures” on page 22 of this prospectus)

We are a BVI holding company with a subsidiary based in Hong Kong and we are subject to risks and uncertainties related to this corporate structure. These risks could result in material changes in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Our Company currently does not have any substantive operations in mainland China. Accordingly, the current PRC laws and regulations do not have any material impact on our business, financial condition and results of operations. However, in the event that we or our Hong Kong subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Honk Kong subsidiary might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and\or no longer be permitted to continue business operations as presently conducted. Currently, we remain subject to certain legal and operational risks associated with our operating subsidiary, including, but not limited to, the following:

•        We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, the funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless. See “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless” on page 22 of this prospectus.

•        Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiary and any changes in such laws and regulations and interpretations may impair its ability to operate profitably, which could result in a material change in such operations and/or the value of the securities we are registering for sale. See “Risk Factors — Risks Related to Our Corporate Structure — Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiary and any changes in such laws and regulations and interpretations may impair its ability to operate profitably, which could result in a material change in its operations and/or the value of the securities we are registering for sale” on page 22 of this prospectus.

•        We may become subject to a variety of PRC laws and other obligations regarding M&A Rules and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. See “Risk Factors — Risks Related to Our Corporate Structure — We may become subject to a variety of PRC laws and other obligations regarding M&A Rules and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” on page 23 of this prospectus.

•        Substantially all of our operating subsidiary’s operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene in or influence such operations at any time, which could result in a material change in the operations of the operating subsidiary and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See “Risk Factors — Risks Related to Our Corporate Structure — Substantially all of our operating subsidiary’s operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene in or influence such operations at any time, which could result in a material change in the operations of the operating subsidiary and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” on page 25 of this prospectus.

•        If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Our Corporate Structure — If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 25 of this prospectus.

•        We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies. See “Risk Factors — Risks Related to Our Corporate Structure — We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies” on page 25 of this prospectus.

•        Following this Offering, OPS Holdings Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, OPS Holdings Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” within the meaning of the NASDAQ listing rules, and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See “Risk Factors — Risks Related to Our Corporate Structure — Following this Offering, OPS Holdings Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, OPS Holdings Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” within the meaning of the NASDAQ listing rules, and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 27 of this prospectus and “Management — Controlled Company” on page 107 of this prospectus.

Risks Related to Doing Business in Hong Kong (for a more detailed discussion, see “Risk Factors — Risks Related to Our Industry” on page 27 of this prospectus)

All of our operations are in Hong Kong, which is a special administrative region of the PRC with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. As confirmed by our Hong Kong counsel, the PRC laws and regulations do not currently have any material impact on the business of OPS HK, its financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in the PRC, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. The Chinese government may intervene or influence the operations of OPS HK at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in the operations and/or the value of the securities we are registering for sale, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In general, we face risks and uncertainties relating to doing business in Hong Kong, including, but not limited to, the following:

•        It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong. See “Risk Factors — Risks Related to Doing Business in Hong Kong — It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong” on page 28 of this prospectus.

•        You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws. See “Risk Factors — Risks Related to Doing Business in Hong Kong — You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws” on page 28 of this prospectus.

•        The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary” on page 29 of this prospectus.

•        The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our operating subsidiary’s operations and/or the value of the securities we are registering for sale. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our operating subsidiary’s operations and/or the value of the securities we are registering for sale” on page 29 of this prospectus.

•        There are some political risks associated with conducting business in Hong Kong. For a more detailed discussion of this risk factor, see page 29 of this prospectus. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There are some political risks associated with conducting business in Hong Kong” on page 29 of this prospectus.

Risks Related to Our Ordinary Shares and This Offering (for a more detailed discussion, see “Risk Factors — Risks Related to Our Ordinary Shares and This Offering” on page 30 of this prospectus)

•        There has been no public market for our Ordinary Shares prior to this Offering, and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — There has been no public market for our Ordinary Shares prior to this Offering, and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all” on page 30 of this prospectus.

•        Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditors for three consecutive years, beginning in 2021, and, as a result, an exchange may determine to delist our securities. Further, the three-year period could be reduced to two years if the Accelerating HFCA Act Senate bill is enacted. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, and the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditors for three consecutive years, beginning in 2021, and, as a result, an exchange may determine to delist our securities. Further, the three-year period could be reduced to two years if the Accelerating HFCA Act Senate bill is enacted. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment” on page 31 of this prospectus.

•        NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities” on page 32 of this prospectus.

•        The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile” on page 33 of this prospectus.

Corporate History and Holding Company Structure

Our company was incorporated in the British Virgin Islands under the name of Junee Limited on August 25, 2021 in accordance with the BVI Act with operations conducted by our wholly-owned subsidiary, OPS HK, in Hong Kong, which was incorporated on July 13, 2011. We recently undertook a reorganization, primarily to facilitate our initial public offering in the United States. For a description of the reorganization, see “Our History And Corporate Structure — Our Reorganization” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations — Overview” starting on page 49, respectively.

OPS Holdings Limited, will hold 65% of the voting power after this Offering. Because the directors and executive officers, as a group, will control a majority of the voting power of our outstanding Ordinary Shares after the completion of this Offering, we will be a controlled company (within the meaning of the NASDAQ rules).

Transfers of Cash to and from Our Subsidiary

Junee is a holding company with no operations of its own. It conducts its operation in Hong Kong through its Hong Kong subsidiary, OPS HK. Junee may rely on dividends or payments to be paid by its Hong Kong subsidiary (i.e., OPS HK to Junee), to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If OPS HK incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Junee is permitted under the laws of BVI to provide funding to its subsidiary in Hong Kong (i.e., Junee to OPS HK) through loans or capital contributions without restrictions on the amount of the funds. OPS HK is also permitted under the laws of Hong Kong to provide funding to Junee, through dividend distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries, including our subsidiary in Hong Kong, to Junee and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Amended Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they deem fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and Junee will be able to pay our debts as they become due. Subject to the BVI Act and our Amended Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Regulations — Regulations related to Hong Kong taxation” on page 101.

As of the date of this prospectus, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors. The PRC laws and regulations do not currently have any material impact on transfer of cash from Junee to OPS HK nor from OPS HK to Junee, our shareholders or U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Currently, all of our operations are in Hong Kong through OPS HK. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity, or VIE, structure with any entity in mainland China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The PRC laws and regulations do not currently have any material impact on transfer of cash from Junee to OPS HK or from OPS HK to Junee and the investors in the U.S. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

On May 19, 2022, OPS HK declared an interim dividend of HK$2.7 per share (equivalent to $0.346 per share) with respect to the 600,000 issued shares of OPS HK or HK$1,620,000 (equivalent to $207,692) to its sole shareholder, i.e. Junee. On the same date, having received the dividend income from OPS HK, Junee declared the same amount of interim dividend, i.e. an interim dividend of HK$1,620 per share (equivalent to $208 per share) with respect to the 1,000 issued shares of Junee or HK$1,620,000 (equivalent to $207,692) to the shareholders of Junee. During the year ended June 30, 2022, Junee paid dividend of HK$1,360,000 (equivalent to $174,359) to the shareholders of Junee and the remaining unpaid dividend of HK$260,000 (equivalent to $33,333) was recorded as amount due to the related party as of June 30, 2022. On September 15, 2022, Junee declared an interim dividend of approximately HK$0.11199 per share (equivalent to approximately $0.01427 per share) with respect to the 10,714,286 issued shares of Junee, or HK$1,200,000 (equivalent to $152,866), to the shareholders of Junee. The dividend declared by Junee on September 15, 2022 has been fully paid as of the date of this prospectus.

As disclosed above, both Junee and OPS HK currently intend to retain all of their respective remaining funds and future earnings, if any, for the operation and expansion of our business and do not currently anticipate declaring or paying any further dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

As of the date of this prospectus, we do not presently plan to pay any further dividends out of our retained earnings. As of the date of this prospectus, Junee Limited has borrowed an intercompany loan of $1,475,572 from OPS HK mainly for the settlement of the professional fees relating to our application for listing. Such intercompany loan has no tax consequence. No further transfers, dividends, or distributions have been made, as of the date of this prospectus.

See “Risk Factors — Risks Related to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause it them to be worthless” on page 22, and the audited consolidated financial statements and the accompanying footnotes beginning on F-1 of this prospectus, for more information.

Our Corporate Information

Our principal executive offices are located at Studio 20, 11 F, International Plaza, 20 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong and out telephone number is (+852) 2780 7733. Our registered office in the British Virgin Islands is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, BVI. We maintain a website at http://ops-int.com.hk/. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Recent Regulatory Development in the PRC

We are a holding company incorporated in the BVI with all of the operations conducted by an operating entity in Hong Kong. We currently do not have, nor do we currently intend to establish, any subsidiary nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in mainland China. As of the date of this prospectus, we and our Hong Kong subsidiary have received all requisite licenses, permissions, or approvals from Hong Kong and BVI authorities needed to engage in the businesses currently conducted in Hong Kong and BVI, and no permission or approval has been denied. See “Business — Licenses, Certificates and Approvals”.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, as confirmed by our Hong Kong counsel, Hui & Lam, LLP, we believe the PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong may face similar regulatory risks as those operated in mainland China, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly with little or no advance notice. The Chinese government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers likes ourselves.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing

by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion, and if they become law, will require mainland China-based companies applying to list on overseas exchanges to report and file certain documents with the CSRC within three (3) working days after making initial applications with overseas security exchanges for initial public offerings and listings. Junee is a holding company incorporated in the British Virgin Islands with an operating entity solely based in Hong Kong, and it does not have any subsidiary or VIE in the mainland China or intend to acquire any equity interest in any domestic companies within mainland China, nor is it controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong with our chief executive officer, chief financial officer and all members of the board of directors based in Hong Kong who are not mainland China citizens and all of our revenues and profits are generated by our subsidiary in Hong Kong. As such, we do not believe we would be subject to the M&A Rules, or would be required to file with the CSRC if the Draft Rules on Overseas Listing have been fully enacted in the future. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, as confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm, as of the date of this prospectus, neither we nor our subsidiary is covered by permission requirements from CSRC or any other governmental agency of mainland China that is required to approve our subsidiary’s operations or our offering. Additionally, neither we nor our subsidiary is required to obtain CSRC approval prior to its listing on an exchange in the U.S. Hence, as of the date of this prospectus, neither we nor OPS HK has ever applied for any such permission or approval. Notwithstanding the above opinion, our PRC counsel has further advised us that uncertainties exist as to how the M&A Rules will be interpreted and implemented by Chinese regulators and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approvals are required for our offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. Moreover, if there is significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, that require us to obtain approvals from the CSRC or other PRC regulatory agencies at any stage, including but not limited, upon the completion of this Offering, in the future, and, if in such event, we or our Hong Kong subsidiary (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC or any other PRC regulatory agencies, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the mainland China securities laws. Also, on January 4, 2022, the Measures for Cybersecurity Review (the “Measures”) were published and became effective on February 15, 2022, which were originally promulgated on April 13, 2020, and, as revised on July 10, 2021, require that, among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users (which to be further specified) which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which the Measures further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. Our Hong Kong subsidiary, OPS HK, currently has only served the Hong Kong local market and does not presently have any operations in mainland China. We do not currently expect the Measures to have an impact on our business, operations or this Offering, nor do we anticipate the we or our Hong Kong subsidiary are covered by permission requirements from the CAC that is required to approve our subsidiary’s operations, as we do not believe that we may be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) all of our operations are conducted by our Hong Kong subsidiary which currently solely serve the Hong Kong local market, we currently have no operations in mainland China; (ii) we do not have or intend to have any subsidiary, nor do we have or intend to establish a VIE structure with any entity in mainland China and the Measures remain unclear whether they shall be applied to a company such as ours; (iii) as of date of this prospectus, we have neither collected nor stored any personal information of any mainland China individual or within mainland China, nor do we entrust or expect to be entrusted by any individual or entity to conduct any data processing activities of any mainland China individual or within mainland China; and (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we must file for a cybersecurity review. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). As confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm, based on their understanding of the PRC laws and regulations that are currently in effect, neither we nor our subsidiary, OPS HK, are currently subject to the cybersecurity review by the CAC as provided under the Measures. Additionally, neither we nor our subsidiary is covered by permission requirements from the CAC or any other governmental agency that is required to approve our subsidiary’s operations. However, there remains uncertainty as to how the Measures will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with our PRC counsel. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Ordinary Shares in the U.S. could be subject to cybersecurity review by the Cyberspace Administration of China, or the CAC, in the future. Moreover, if there is significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, that require our Company to obtain approval from the CAC or any other governmental agency in the future, and, if in such event, at any stage, including but not limited to, upon the completion of this Offering, we or our Hong Kong subsidiary (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CAC or any other PRC regulatory agencies, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on OPS HK’s daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges.

If there is significant change to current political arrangements between mainland China and Hong Kong, if we or our Hong Kong subsidiary at any stage, including but not limited to, upon the completion of this Offering, (i) do not receive or maintain the approval, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) are required to obtain such permissions or approvals in the future if applicable laws, regulations, or interpretations change, or (iv) are denied permission from the CSRC, the CAC or any other relevant PRC regulatory agencies, the relevant regulatory authorities, such as the CAC or the CSRC, might have broad discretion in dealing with such violations, including: imposing fines on us or the Hong Kong subsidiary, discontinuing or restricting the operations of the subsidiary; imposing conditions or requirements with which we or OPS HK may not be able to comply; restricting or prohibiting our use of the proceeds from our initial public offering to finance the business and operations in Hong Kong. The imposition of any of these penalties would also result in a material and adverse effect on our ability to conduct business, and on our operations and financial condition. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless. Moreover, we might not be able to complete this Offering, list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would also materially affect the interests of investors and cause the value of Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Our Corporate Structure — Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiary and any changes in such laws and regulations and interpretations may impair its ability to operate profitably, which could result in a material negative impact on such operations and/or the value of the securities we are registering for sale.” on page 22.

Regarding our Hong Kong operating entity, OPS HK is an interior design service provider incorporated and with all the business operations in Hong Kong. OPS HK, is required to and has obtained, business registration certificate as required by every company carrying on business in Hong Kong. As of the date of this prospectus, our Hong Kong counsel, Hui & Lam LLP, confirms that there is no statutory or mandatory licensing and qualification system in Hong Kong governing the provision of interior designs, project management services and fitting-out works, other than certain permit requirements for certain business that OPS HK conducts. OPS HK is a Registered Minor Works Contractor (Class II and III) with the Buildings Department under the Building (Minor Works) Regulation (Chapter 123N of the Laws of Hong Kong) and therefore, OPS HK can perform fit-out services requiring such qualifications. In addition, OPS HK carries on business that may become subject to the registration requirements under Buildings Ordinance (Chapter 123 of the Laws of Hong Kong) if it expands into the category of “buildings works” which is defined thereunder as “any kind of building construction, site formation works, ground investigation in the scheduled areas, foundation works, repairs, demolition, alteration, addition and every kind of building operation, and includes drainage works”. As of the date of this prospectus, where specific fit-out work requires a particular license, permit or approval, OPS HK will engage subcontractors with suitable qualifications to perform such work. See “Business — Licenses, Certificates and Approvals” on page 93 and “Regulations — Regulations Related to our Business Operation in Hong Kong” on page 96.

We are advised by Hong Kong counsel, Hui & Lam LLP, that neither we nor OPS HK are required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion And Analysis of Financial Condition And Results Of Operations, or MD&A;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our independent registered accounting firm on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of this Offering occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Implication of Being a Foreign Private Issuer

Upon completion of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we may no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Ordinary Shares offered by us	3,571,429 Ordinary Shares
Ordinary Shares Offered by Selling Shareholder	1,428,571 Ordinary Shares
Price per Ordinary Share	Between $4.00 and $6.00 per Ordinary Share
Ordinary Shares outstanding prior to completion of this Offering	10,714,286 Ordinary Shares
Ordinary Shares outstanding immediately after this Offering	14,285,715 Ordinary Shares
Transfer Agent	VStock Transfer, LLC
Listing	We plan to apply to have our Ordinary Shares listed on NASDAQ Capital Market.
NASDAQ Capital Market symbol	We plan to reserve the symbol “JUNE” for purposes of listing our Ordinary Shares on NASDAQ Capital Market.
Use of Proceeds

We intend to use the proceeds from this Offering for expanding service capacity, strategic investments and acquisitions and working capital.

We will not receive any proceeds from the sale of Resale Shares by the Selling Shareholder.

See “Use of Proceeds” on page 45 for more information.

Lock-up

All officers, directors, and principal stockholders shall agree in writing, in a form satisfactory to the Underwriter, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) of the Company for a period of six (6) months from the effective date of the Company’s registration statement, or any longer period required by FINRA, the U.S. exchanges or any State, without the express written consent of the Underwriter, which consent may be given or withheld in the Underwriter’s sole discretion.

See “Underwriting” on page 133 for more information.

Risk Factors

The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 15 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

On September 5, 2022, the Company resolved to adopt an Amended Memorandum and Articles to authorize the issuance of an unlimited number of Ordinary Shares, no par value, which is effective September 6, 2022. The 1,000 ordinary shares, par value $1.00 each, issued and outstanding immediately prior to the adoption of the Amended Memorandum and Articles were cancelled and exchanged for 1,000 ordinary shares, no par value (the “Share Exchange”). Immediately following the Share Exchange, the Company effectuated a share split of its issued and outstanding shares at a ratio of 10,714.29 for one (the “Share Split”), so that there were 10,714,286 shares issued and outstanding post-Share Split. From a British Virgin Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date on September 6, 2022. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion And Analysis Of Financial Condition And Results Of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Business

The interior design business is project-based and profitability is dependent on the negotiated terms under each of the agreement through OPS HK, and may vary from project to project. In addition, the overall gross profit margin is affected by strategies from time to time. OPS HK’s past performance does not indicate future performance.

The business of OPS HK is project-based and its customers may engage it to suit their interior design and fit-out needs for each project. During the last two fiscal years ended June 30, 2022 and 2021, OPS HK did not enter into any long-term agreement or arrangement with any customers. The customers normally engage OPS HK on an as-needed basis and for each project. The terms of the project agreements are negotiated independently. Therefore, the key terms of the agreements, namely, the scope of services, fees, the method and timing of payment vary from project to project. Moreover, various factors, such as the budget of the customers and the general market conditions, are unpredictable and beyond our control. As such, there is no guarantee that the profitability achieved in a given project can be replicated in the future.

As such, changes in the pricing strategy and corporate strategy may affect OPS HK’s overall gross profit margin ratio and other aspects of business performance. Any historical gross profit margin ratio of OPS HK is an analysis of its past gross profit margin ratio only and may not necessarily reflect the future gross profit margin ratio, which will depend to a large extent on the ability to secure new projects with a higher gross profit margin ratio. If more projects are undertaken with a lower gross profit margin ratio, OPS HS’s pross profit margin ratio may be materially and adversely affected. The past performance of OPS HK does not indicate future performance.

The costs of sales of OPS HK have historically fluctuated. If OPS HK experiences any significant/material increase in costs of sales, its gross profit margin might decrease and the business operations and financial position might be materially and adversely affected.

OPS HK generally derives its revenue from service contracts, with each contract sum being determined with reference to quotations that are formulated on a cost-plus margin basis and substantially agreed upon between customers and OPS HK at the time when a project is awarded to it. A contract sum may be adjusted in certain circumstances from that which was originally stipulated in a contract, in circumstances in which the provision of additional services or changes in specifications under variation orders is requested by a client. The management and project managers will review the cost budget from time to time. If the actual cost is higher than originally budgeted, it may reduce the profit margin and affect the financial performance of OPS HK. If the project managers fail to keep the costs within the initial budget, the business operation and financial results may be adversely affected.

Since the service fees are generally pre-determined when a project is awarded to OPS HK, any substantial increase in the cost of sales may materially and adversely affect the results of operations and financial condition. OPS HK does not enter into long-term supply contracts with its suppliers or subcontractors, so there is no assurance that they will not significantly increase the prices of their fit-out materials and subcontracting charges in the future. There is also no assurance that OPS HK will be able to pass any increase in costs of sales to the customers in order to maintain gross profit margins.

OPS HK engages subcontractors to perform fit-out works on a project-by-project basis and its subcontractors will purchase and procure fit-out materials designated by us. Under the contracts entered into between customers and OPS HK, OPS HK is generally liable to its customers for the quality of its works. In the event that the works performed by its subcontractors are not up to standard or customers’ satisfaction, OPS HK may incur extra costs to rectify the works and hence its financial performance may be adversely affected.

The estimated project costs could prove inaccurate and any cost overruns for projects may reduce the profits of OPS HK and its financial performance would be adversely affected.

Pricing of projects is based on the estimated time and costs. OPS HK has to estimate the time and costs involved in a project before OPS HK enters into contracts with its customers and engages its subcontractors. There is no assurance that the actual time and costs of a project will not exceed such estimates. In the event that OPS HK fails to properly or accurately estimate the time and costs of a project, or if there is any unforeseen factor leading to any substantial increase in such time and costs, OPS HK may be subject to cost overruns and liquidated damages or compensation claimed by customers. This will result in a lower profit margin and the financial performance may be materially and adversely affected.

OPS HK incurs time and cost in the design stage. If the potential customers that OPS HK presents its interior design proposals but do not ultimately engage OPS HK for its fitting-out works, the business and financial performance could be adversely affected.

OPS HK’s in-house design team develops tailor-made interior design proposals for each of its customers based on their needs and requirements. Orders are only confirmed after OPS HK has prepared its interior design proposals and made a presentation to its customers. In the event that potential customers decide not to engage OPS HK after receiving the interior design proposals presented to them, any time and costs incurred in the design stage would be wasted and its business and financial performance could be adversely affected. As advised by our Hong Kong legal counsel, Hui & Lam LLP, insofar as OPS HK’s original artistic work (such as drawings) or animation qualify for copyright protection under the Copyright Ordinance (Chapter 528 of the Laws of Hong Kong), infringement of any such copyright is civilly actionable. OPS HK may claim against potential customers for the infringement of copyrighted material if they use the proposed designs without engaging OPS HK. However, handling of legal proceedings and disputes can be both costly and time-consuming, and may significantly divert the efforts and resources of our management.

OPS HK relies heavily on its recurring customers for business and experience in its alternative means of obtaining new business is limited.

The current business strategies of OPS HK rely heavily on recurring customers who provide it with business and opportunities, as well as referred customers. For the two fiscal years ended June 30, 2022 and 2021, OPS HK had 22 and 33 recurring customers, respectively. These recurring customers represented approximately 56.4% and 86.8% of the total number of the customers, respectively, for the corresponding fiscal year. Although as part of its business strategy, OPS HK plans to conduct marketing campaigns to enhance customer awareness of its brand, it has not made significant investments in marketing to the general public in the past. OPS HK also has limited experience in direct marketing and competing with other market participants in bidding or open tenders for projects. As a result, OPS HK may not be successful in attracting certain types of new customers and this may affect its growth potential.

A significant portion of total revenue of OPS HK was derived from a few major customers. A high concentration of its revenue from a few major customers means that loss of business from any of them may have a significant negative impact on its business and financial performance.

For the two fiscal years ended June 30, 2022 and 2021, the top five customers contributed to approximately 59.2% and 67.1%, respectively, of our total revenue. The top customer contributed 21.2% and 16.9% of our total revenue for the two fiscal years ended June 30, 2022 and 2021, respectively. OPS HK’s customers may not engage it in the future, because a customer (i) may not require interior design or fit-out services at all; (ii) may not have the budget for conducting interior design or fit-out work; (iii) may require interior design or fit-out services but choose to engage another contractor instead of us; or (iv) any other reasons. A high concentration of revenue from a few major customers means that loss of business from any of them may have a significant negative impact on the business and financial performance of OPS HK.

Fit-out work can be labor-intensive. If subcontractors of OPS HK experience any shortage of labor or significant increase in labor costs, or more expenses may be incurred, projects may be delayed or OPS HK may not be able to pass on such cost to the customers and, in turn its profitability may be adversely affected.

Fit-out work is often labor-intensive, and, as a result, the subcontractors and OPS HK cannot be certain that there will be sufficient workers for projects when needed. Any shortage of labor may cause delays in the completion projects. Even though OPS HK, generally, has not hired workers to conduct fit-out work, and instead, has employed subcontractors who hired workers directly, the labor cost is factored into the prices of the subcontractors. Given that the normal practice is to agree with OPS HK’s customers on a fixed price upon engagement without any mechanism for price adjustment to take into account increases in labor costs, any unpredicted rise in labor cost might be borne by OPS HK and may reduce its profit margin. Moreover, potential customers may be hesitant to engage OPS HK if the quotation price has to increase to fully consider any expected future increase in labor cost.

Our financial performance relies on designers and other skilled workers hired by it to complete the projects and the retention and recruitment of these skilled professionals is challenging. We cannot be certain that OPS HK will be able to retain its existing designers and other skilled workers or recruit additional qualified professionals to support its future operations and growth. Any failure to do so may adversely affect the business and growth.

There is a limited pool of designers and other skilled workers with the requisite skills, know-how and experience required for OPS HK’s business. As the quality of designs and technical know-how are of critical importance to the business, attracting and retaining talents are essential components of the business strategy. OPS HK may have to offer better salaries, incentive packages and training opportunities to attract and retain sufficient skilled workers to maintain its operations and growth, which may increase its costs and reduce profitability. For the two fiscal years ended June 30, 2022 and 2021, the staff costs of the directors and employees, including salaries, provident fund contributions and other benefits, were $1,338,334 and $1,068,826, respectively. OPS HK cannot be certain that it will be able to retain its existing designers and other skilled workers and recruit additional qualified professionals to support its future operations and growth. Any failure to do so may adversely affect the business and growth of OPS HK.

We depend on our core management personnel in operating business. As competition for such management talents is fierce and new hires may not necessarily fit in well with the current management team, any loss of key management personnel may be detrimental to our business and prospects.

Our success and growth have largely been attributed to the efforts and experiences of our core management personnel in both Junee and OPS HK. In particular, the executive directors of OPS HK, Mr. Yuk Ki (Francis) Chan, Mr. Siu Lai So, and Mr. Sai Kit (Dicky) Yip, have a long history of working with OPS HK’s customers and understand the customers’ corporate culture, needs and requirements. Each of Mr. Chan, Mr. So and Mr. Yip has over 33, 30 and 31 years of experience in the interior design and fit-out industry, respectively. They also have well-established relationships with the suppliers. As competition for such management talents is fierce and new hires may not necessarily fit in well with the current management team, any loss of key management personnel will be detrimental to our business and prospects.

OPS HK may not be able to implement our business plans effectively to achieve future growth.

OPS HK’s expansion plan is based upon a forward-looking assessment of market prospects of the interior design and fit-out industry in Hong Kong and there is no assurance that such assessment will always turn out to be correct or that it will be able to grow our business as planned. Expansion plans may be affected by a number of factors beyond its control. Such factors include, but are not limited to, changes in economic conditions in Hong Kong, changes in supply and demand for OPS HK services and government regulations in relation to the interior design and fit-out industry. OPS HK may face difficulties in adapting its business process and engaging appropriate materials suppliers and subcontractors for providing services to new project types, with which suppliers and subcontractors OPS HK now has limited or no experience in providing services. Its ability to leverage the brand name may be more limited in the new project types than in its established project types, and it may face more intense competition from established interior design companies in those new project types.

Furthermore, our future growth depends on our ability to improve our administrative, technical and operational infrastructure both in Junee and OPS HK. As part of its strategies, OPS HK intends to recruit new staff and continue to build its operations and reputation through new marketing campaigns. As the business expands, we may encounter a range of difficulties in managing our business, such as difficulties (i) generating sufficient liquidity internally or obtaining external financing for capital needs, and (ii) allocating its resources and managing its relationships with a growing number of customers, suppliers and other business partners. There can be no assurance that future growth will materialize or that OPS HK will be able to manage future growth effectively, and failure to do so would have a material adverse effect on our business, financial position and results of operations.

We may not be successful in our future acquisitions, and we may face difficulties in integrating acquired businesses with our existing business.

We intend to evaluate opportunities to acquire interior design and fit-out companies and integrate their operations into or OPS HK’s business (for further details, please refer to the section headed “Business — Future Business Growth Strategy” of this prospectus). However, there can be no assurance that we will be able to identify suitable opportunities. Even if we are able to identify suitable opportunities, we may encounter difficulties in completing such acquisitions due to financial constraints, negotiating acceptable terms to us and delays in completion. The inability to identify suitable acquisition targets or complete the acquisition could materially and adversely affect our competitiveness and growth prospects. After acquisition is completed, we also face certain uncertainties and risks related to our acquisition, including, without limitation:

•        unsuccessful integration of business including an inability to apply our business model or business operation flow on the acquisition target;

•        wastage of resources and diversion of management attention;

•        failure to retain relationships with key employees, customers and suppliers of the acquisition target;

•        potential ongoing financial obligations and unforeseen or hidden liabilities; and

•        failure to achieve the intended objectives, benefits or revenue-enhancing opportunities.

If we are unable to manage such difficulties as they arise, they could disrupt our ongoing business, increase our costs, any of which could materially and adversely affect our business, financial position and results of operations.

OPS HK’s business is affected by the conditions of the Hong Kong economy and property market and the performance of the relevant business sectors.

During the two fiscal years ended June 30, 2022 and 2021, OPS HK offered its services for residential projects, the office projects and commercial and retail projects in Hong Kong. The condition of the economy of Hong Kong may affect the demand for interior design and fit-out services. Any adverse changes, such as a slowdown in economic growth or pessimistic outlook of the economy, may reduce willingness to spend on business expansion, property investments, relocations, renovations and alterations, which may lead to a decrease in demand for OPS HK’s services. Changes in the performance of certain business sectors may also be relevant to our business. For instance, any adverse changes in the retail sector or corporate sector may reduce the demand OPS HK’s services in commercial and retail projects and office projects respectively. The outlook of the interior design industry is also dependent on the supply of such premises. Negative factors in relation to property developments and redevelopments in Hong Kong such as decrease in the number of newly completed residential and commercial buildings, and restrictions in the supply of land from the Government of Hong Kong may adversely affect the business of OPS HK.

OPS HK’s business depends on materials suppliers and subcontractors to complete its projects.

OPS HK’s existing business strategy is to focus on design, project management, quality control, cost control, customer relationship management and on-site supervision, while outsourcing other necessary business functions. Therefore, it does not maintain a large number of workers to conduct installation and fit-out work, except for maintaining certain employees with installation and fit-out experience for on-site supervision. Instead, it generally sources all products provided to customers from third-party materials suppliers and, historically, it has hired third-party subcontractors to undertake installation and fit-out work for its customers. We cannot guarantee that OPS HK has been able, and can continue, to monitor the performance and quality of its materials suppliers and subcontractors effectively with its limited number of on-site supervisors.

For the two fiscal years ended June 30, 2022 and 2021, OPS HK’s largest supplier accounted for approximately 8.6% and 13.4%, respectively of our total subcontracting and materials costs, and its top five suppliers accounted for approximately 28.9% and 41.2%, respectively of its total subcontracting and materials costs. In the event that a major materials supplier or subcontractor becomes unavailable, OPS HK may not be able to find suitable substitutes who could provide similar quality of products or services at comparable prices. Since the majority of its projects are undertaken by a few key subcontractors and, it does not generally enter into any long-term contracts with such subcontractors but instead engage them on a project-by-project basis, the unavailability of any of them may lead to (i) lower quality of work; (ii) higher costs; (iii) delays in delivery to the customers, and other consequences which may adversely affect customer satisfaction, reputation, and ultimately, its business and financial performance. Due to the COVID-19 pandemic, OPS HK experienced a shortage in subcontracting workers between the second half of the fiscal year ended June 30, 2020 and the first eight months of our fiscal year ended June 30, 2021, as the workers were required to stay home during the times when the stringent social distancing measures were in place. In the future, OPS HK may experience a similar shortage in human resources again, if the Hong Kong government imposes similar social distancing policies because of the effect of variants of COVID-19.

OPS HK’s business relies on subcontractors to comply with relevant laws, rules and regulations. If subcontractors fail to comply with any laws, rules and regulations, our financial performance and business operation may be adversely affected and we may be subject to prosecution.

OPS HK’s subcontractors are subject to prosecutions in the event of violation of safety, environmental and/or employment laws and regulations. These may affect their ability to renew, and in more serious cases, may even result in revocation of their licenses, permits or certificates. If this happens, OPS HK may have to locate and appoint other subcontractor(s) for replacement at additional cost. This may also lead to a lower profit margin. In addition, we cannot guarantee that OPS HK’s subcontractors have obtained all necessary licenses, permits or certificates or that such licenses, permits or certificates will not be revoked or be renewed in a timely manner. In such case, OPS HK may have to cease its engagement of their services and appoint another subcontractor. If its subcontractors violate any laws, rules or regulations, OPS HK may be subject to prosecution.

OPS HK relies on the seamless communication and cooperation between its sales and marketing team, the design team and the project team to ensure smooth completion of projects.

OPS HK’s success is partly attributable to its communication and cooperation among its sales and marketing team, its design team and project team. The success of each project is dependent on whether each of the teams is able to communicate with the other effectively and can coordinate work efficiently. Currently, most of the workflow and communication across different teams and departments are dictated or closely monitored by the executive directors. However, as the scale of our Company increases, the size of each team may need to grow accordingly and the present close-handed approach may not be sufficient to deal with the increased workload. One possible way to deal with this situation is for executive directors to delegate more work to other management personnel, but there is a risk that personnel expansion and greater job delegation may instigate segregation and disinformation, which may ultimately lead to misunderstandings, project delays and errors in quality control. Any such result could adversely affect customer satisfaction, reputational harm, and ultimately, our business and financial performance.

The success of OPS HK depends on customers’ perception of the quality of its work and its ability to satisfy possibly multiple interested parties in any given project.

OPS HK’s success depends largely on its ability to meet customers’ expectations in relation to the qualities of the design ideas, the ultimate finished product, customer services and relationship management skills, among many other factors. However, priorities and perception of quality may vary substantially between customers, because of their practical needs and personal preferences. Furthermore, in the case of corporate customers, the interested parties involved may not be limited to an individual, but also the requirements and preferences of their parent companies, their different departments and the ultimate end-users. OPS HK cannot be certain that it will be able to satisfy all diverse needs and preferences of every interested party, and be able to adequately prioritize and balance such needs and preferences in the case of conflicts between all interested parties in the future projects.

If OPS HK were to become unable to anticipate or respond effectively to its customers’ preferences, its financial performance could be adversely affected.

OPS HK is responsible for developing interior design ideas for its projects and OPS HK secures projects after the presentation of its design ideas. Customers generally compare design ideas and quotations of various service providers and select the design and fitting-out works which are the most suitable for them. OPS HK’s success depends on its capability to anticipate customer preferences and develop interior design ideas which are suitable and preferred by its customers or potential customers. As customer preferences for interior designs are highly subjective in nature, OPS HK may fail to anticipate or respond effectively to customer preferences or changes to their preferences. In such event, its financial performance could be adversely affected.

OPS HK is exposed to liquidity risk and the credit risk of its customers.

In general, customers pay OPS HK fees within 90 days after it issues an invoice. However, there is a possibility that customers will delay or even refuse payment of fees, whether because of their own financial situation or other reasons. In any event, OPS HK is exposed to the credit risk of its customers, which, in turn, causes unpredictability in our cash flows which translates into liquidity risk to our business.

Delays in the completion of projects may cause OPS HK to incur additional costs and experience delays in receiving payments and its reputation may be adversely affected.

The time required for completing projects can be materially affected by numerous factors beyond our control. These factors include shortages of labor and materials, supply chain delays, accidents, “acts of god”, etc. If OPS HK cannot take remedial actions in a timely manner, such as finding suitable alternative subcontractors, suppliers, sourcing and replacing products with equivalent quality and prices or negotiating with its customers in using alternative products, or finding additional workers to meet unexpected contingencies, OPS HK may experience delays in the completion of projects, or even unilateral termination of projects by customers in more serious cases. If OPS HK is unable to manage, coordinate, complete and deliver projects in accordance with the agreed upon delivery schedule, customers may postpone payment of the service fees, OPS HK’s reputation may suffer and also additional costs may be incurred.

If OPS HK fails to meet certain standards in relation to the quality, safety or environmental aspects of its work or products, OPS HK may incur additional costs in remedying the defects and its reputation may suffer.

Some of OPS HK customers require it to commit to technical standards with respect to design, safety or environmental requirements. OPS HK may be required to rectify any fit-out defects under the terms of its quotations or under a defect liability period, which could lead it to incur significant additional costs. Any such defects could also cause reputational harm, which could discourage business opportunities or new customers. Moreover, severe technical defects could lead to incidents of personal injuries or property damages, which could result in expensive and time-consuming litigation and damage payments. If any of the foregoing events occur, our business and financial performance could be materially and adversely affected.

Negative publicity or damage to the reputation of OPS HK may have adverse an impact on its business, growth prospects and financial performance.

OPS HK relies on its reputation and the reputation of its team, as it generally obtains contracts from customers who have experience in and understanding of its quality of design and works. Negative publicity associated with OPS HK could result in the loss of customers or lead to increasing difficulty in securing new projects. If any customer who is not satisfied with the design and fit-out work, whether justified or not, raises any complaint regarding us, and such complaint comes to the attention of the public, the business, growth prospects and financial performance may be adversely affected.

OPS HK’s insurance policies may be insufficient to cover all liabilities arising from claims and litigation.

OPS HK has purchased relevant insurance with appropriate coverage limits for its business and believe that its insurance coverage is in line with the industry standard. However, OPS HK may receive claims from time to time in respect of various matters from customers, suppliers, workers (including OPS HK’s own staff or the staff of the subcontractors) and other parties in relation to its projects. There is no guarantee that the outcome of such claims will be favorable to OPS HK. Furthermore, regardless of the strength of OPS HK’s defense and outcome of the case, OPS HK may incur time and costs defending such claims. In such event, the current insurance may not sufficiently protect it against all liabilities arising from such potential claims. Even if the insurance is sufficient, such claims may damage its reputation. In addition, there is no guarantee that its insurance premiums, which are generally dependent on various factors, such as the scope and value of the project and insurance claim record, will not increase in the future. If OPS HK were held liable for uninsured losses, or the amounts of claims for insured losses exceed the limits of its insurance coverage, or the insurance premiums increase significantly, our business and financial condition may be materially and adversely affected.

OPS HK’s business operations have been, and may continue to be, materially and adversely affected by the spread of the coronavirus (COVID-19).

The COVID-19 pandemic has resulted in quarantines, travel restrictions, limitations on social or public gatherings, and the temporary closure of business venues and facilities across the world. Many of the quarantine and lockdown measures within China have been relaxed. Nevertheless, relaxation of restrictions on economic and social activities may lead to new cases which may result in the return of restrictions.

OPS HK’s clients, as well as our revenue generation, are mainly derived from OPS HK’s operations in Hong Kong. The pandemic has resulted in the lockdown of cities, travel restrictions, and the temporary closure of stores and facilities in Hong Kong during the past several months. The negative impacts of the COVID-19 pandemic on OPS HK’s business have included, or may continue to include, the following:

•        Uncertain economic conditions, such as labor shortages or supply chain issues, may raise clients’ concerns and cause clients to refrain from engaging in OPS HK’s services (including in-person design consulting services or on-site fit-out work).

•        Quarantines impeded OPS HK’s ability to contact existing and new clients. Travel restrictions limited other parties’ ability to visit and meet in person. Although most communication could be achieved via video calls, this form of remote communication could be less effective in building trust and communicating with existing and new clients.

•        The operations of clients have been, and could continue to be, negatively impacted by the epidemic, which may in turn adversely impact their business performance, and result in a decreased demand for renovation services.

While we continue to see an increasing demand for OPS HK’s services, the prolonged phenomenon of COVID-19 and the effects of mutations in the virus, both in terms of extent and intensity of the pandemic, together with their impact on the interior design industry and the macroeconomic situations are still difficult to anticipate and may continue pose substantial uncertainties. In the event the health and economic environment does not improve, or if there is no significant recovery in the impacted regions where OPS HK serves its clients or operates its business, our results of operations and financial condition could be materially and adversely affected.

Any recurrence of global financial crisis may have negative repercussions on the target customers of OPS HK.

The global financial crisis between 2007-2008 caused substantial volatility in capital markets and a downturn in the global market. Any recurrence of a global financial crisis and any decline in the global economy may adversely affect the budgets, expansion plans or renovation plans of target customers of OPS HK, which may result in a decrease in the demand for services. Furthermore, if a number of current customers terminate their contracts with OPS HK due to financial constraints, our results of operations and financial condition may be adversely affected.

The business of OPS HK may be adversely affected by further increase in interest rates.

An increase in interest rates in the future may significantly increase the cost of business operation of corporate entities in Hong Kong, thus affecting their profitability. The demand for OPS HK’s services may decrease in such event, since its target customers may have been adversely affected by such increase in interest rates, resulting in the delay or cancellation of renovation, relocation and business expansion plans. In such circumstances, its business and operations, and our financial results could be adversely affected. As of the date of this prospectus, the business operations of OPS HK have not been affected by such increase in interest rates.

Risks Related to Our Corporate Structure

We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

We are a holding company incorporated in the British Virgin Islands, and we rely on dividends and other distributions on equity paid by our subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Regulations — Regulations related to Hong Kong taxation.” The PRC laws and regulations do not currently have any material impact on transfers of cash from Junee to OPS HK or from OPS HK to Junee, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiary and any changes in such laws and regulations and interpretations may impair its ability to operate profitably, which could result in a material negative impact on its operations and/or the value of the securities we are registering for sale.

Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any subsidiary or any contractual arrangement to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our operating subsidiary, OPS HK, being based in Hong Kong and having all of its operations to date in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a company such as OPS HK or Junee, given the substantial operations of OPS HK in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event that we or our Hong Kong subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Honk Kong subsidiary might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and\or no longer be permitted to continue business operations as presently conducted. Our organizational structure involves risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in OPS HK’s operations and/or a material change in the value of the securities Junee is registering for sale, including the risk that such event could cause the value of such securities to significantly decline or become worthless. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operating subsidiary’s operations at any time could result in a material change in our operating subsidiary’s operations and/or the value of the securities we are registering.

We may become subject to a variety of PRC laws and other obligations regarding M&A Rules and data security, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in mainland China and controlled by companies or individuals of mainland China to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In addition, on December 24, 2021, the CSRC released the Administrative Regulations of the State Council Concerning the Oversea Issuance of Security and Listing by Domestic Enterprise (Draft for Comments) (the “Draft Administrative Regulations”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively the “Draft Rules on Overseas Listing”, for public opinion, and if they become law, will require mainland China-based companies applying to list on overseas exchanges to report and file certain documents with the CSRC within three (3) working days after making initial applications with overseas security exchanges for initial public offerings and listings.

Junee is a holding company incorporated in the British Virgin Islands with an operating entity based in Hong Kong, as of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong, with our chief executive officer, chief financial officer and all members of the board of directors of Junee are based in Hong Kong are not mainland China citizens and all of our revenues and profits are generated by our subsidiary in Hong Kong. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, as confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm, as of the date of this prospectus, the CSRC’s approval is not required for the listing and trading of our Ordinary Shares in the U.S. exchange as provided under the M&A Rules, and we would not be subject to filing requirements with the CSRC if the Draft Rules on Overseas Listing have been fully enacted.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

In addition, on January 4, 2022, the Measures were published and became effective on February 15, 2022, which were originally promulgated by the CAC on April 13, 2020, and, as revised on July 10, 2021, required that, among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. The publication of the Measures indicates greater oversight by the CAC over data security, which may impact our business and this Offering in the future. As of the date of this prospectus, our Hong Kong subsidiary, OPS HK does not have any mainland China individuals as clients. However, OPS HK may collect and store certain data (including certain personal information) from its customers for “Know Your Customers” purposes, which may include mainland China individuals in the future. As of the date of this prospectus, as confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm, we do not expect the Measures to have an impact on our business, operations or this Offering to subject us or our Hong Kong subsidiary to permission requirements from the CAC or any other government agency that is required to approve our subsidiary’s operations, as we do not believe that we will be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) all of our subsidiary’s operations are conducted by our Hong Kong subsidiary which currently solely serve the Hong Kong local market, we currently have no operations in mainland China; (ii) we do not have or intend to have any subsidiary nor do we have or intend to establish a VIE structure with any entity in mainland China and the Measures remain unclear whether they shall be applied to a company like us; (iii) as of date of this prospectus, we have neither collected nor stored any personal information of any mainland China individual or within mainland China, nor do we entrust or expect to be entrusted by any individual or entity to conduct any data processing activities of any mainland China individual or within mainland China; (iv) as of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we must file for a cybersecurity review; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our subsidiary’s business operations and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review or we and our subsidiary might be covered by permission from the CAC or any other government agency that is required to approve our subsidiary’s operations in the future. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It also remains highly uncertain what the potential impact such modified or new laws and regulations will have on our subsidiary’s daily business operations, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. If any or all of the foregoing were to occur, it may significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless.

As of the date of this prospectus, we are advised by Hong Kong counsel, Hui & Lam LLP, that we are not required to obtain permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

As confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm, based on their understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, neither we nor our subsidiary, OPS HK, is subject to the M&A Rules, the Draft Rules on Overseas Listing, the Measures or the regulations or policies that have been issued by the CSRC or the CAC as of the date of this prospectus, nor are we currently covered by permission requirements from the CSRC, the CAC or any other PRC governmental agency that is required to approve our listing on the U.S. exchanges and offering securities. Hence, based on the foregoing, since we are not subject to the regulations or policies issued by the CAC to date, we believe that we are currently not required to be compliant with such regulations and policies issued by the CAC as of the date of this prospectus. Further, as of the date of this prospectus, neither we nor OPS HK has ever applied for any such permission or approval, as we currently are not subject to the M&A Rules or the regulations and policies issued by the CAC. However, if there is significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

Substantially all of our operating subsidiary’s operations are conducted in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of such business and may intervene in or influence such operations. at any time, which could result in a material change in the operations of the operating subsidiary and/or the value of our Ordinary Shares. The PRC government may also intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Given the recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline or be worthless. Additionally, any further control over offerings conducted overseas and/or foreign investment impacting our subsidiary in Hong Kong by the Hong Kong government could result in a material change in our operating subsidiary’s operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

If the Chinese government chooses to extend oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review, the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 have already indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. As of the date of the prospectus, the Draft Rules on Overseas Listing have been released for public comments only and the final version and effective date of such regulations are subject to change with substantial uncertainty. It remains uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. We could be subject to approval or review by Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our Ordinary Share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

Upon consummation of this Offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior the fiscal year ended on June 30, 2022 and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we may be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We may invest in obtaining director and officer liability insurance. In addition, we may incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Following this Offering, OPS Holdings Limited, our largest shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, OPS Holdings Limited has the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Upon completion of this Offering, our biggest shareholder, OPS Holdings Limited, may beneficially own approximately 65% of the aggregate voting power of our outstanding Ordinary Shares. As a result, OPS Holdings Limited has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets.

Under the NASDAQ listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the NASDAQ listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NASDAQ.

Risks Related to Industry

OPS HK faces a high level of competition in the interior design industry in Hong Kong.

According to the Industry Information Sheet, the interior design and fit-out market in Hong Kong is highly fragmented with approximately a thousand companies offering interior design services with fit-out work in 2020 Accordingly, the market is highly competitive with the presence of both local and international service providers and the key factors considered by customers include budgetary concerns, quality of services, timeline of project completion and track record. If OPS HK fails to adequately or timely respond to such considerations or is unable to compete effectively against its competitors in the market, its business and financial results will be materially and adversely affected.

Moreover, OPS HK competes with interior design companies that provide services similar to OPS HK’s. Given that the industry does not require a large amount of capital to start up a new business, the entry barrier to the business is generally low, and, accordingly, OPS HK may face keen competition in the future if there are new-comers who are able to offer services of higher quality at lower prices. If OPS HK fails to compete effectively or maintain its competitiveness in the market, the business, financial condition and results of operations will be materially and adversely affected.

OPS HK’s business may suffer if it does not respond effectively to changes in regulatory and industry standards.

OPS HK’s success is dependent on its ability to respond and cope with any changes in government policies, regulatory requirements and industry standards. If OPS HK is not adequately or timely responsive to new requirements or standards, OPS HK may lose its existing customers or potential customers may turn to its competitors instead.

Discussions on requirements and standards in relation to environmental aspects of fit-out work have been gaining traction in recent years. According to the Industry Information Sheet, growing concerns on global warming, consumer preferences and requirements of green buildings in Hong Kong are expected in the coming future. OPS HK cannot guarantee that its products and services will meet all applicable new environmental standards.

In addition, technological advances may change customers’ expectations and the standards that are generally accepted by the industry. According to the Industry Information Sheet, as smart home technologies emerge, an increasing number of households are starting to integrate smart home technologies into their houses and apartments. Therefore, in the future, more customers and the interior design industry may expect interior design and fit-out contractors to be able to incorporate smart home technologies, including smart home central systems, smart home furniture and smart home appliances, among other things, into homes. OPS HK may not necessarily be able to acquire new technologies and expand its knowhow, skills and sources of supply to adequately or timely address such technological advances as and when requested by potential customers.

Risks Related to Doing Business in Hong Kong

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the mainland China. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within mainland China may further increase difficulties faced by you in protecting your interests.

Our principal business operation is conducted in Hong Kong. In the event that the U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence within, the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC. Additionally, our Hong Kong counsel Hui & Lam advised that the Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organisation of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our subsidiary’s operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. For more information regarding the relevant laws of the British Virgin Islands and Hong Kong, see “Enforceability of Civil Liabilities.”

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our subsidiary’s business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our operating subsidiary’s operations and/or the value of the securities we are registering for sale.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

However, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our operating subsidiary’s business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the customers.

There are some political risks associated with conducting business in Hong Kong.

Our operating subsidiary’s operations are principally based in Hong Kong. Accordingly, our operating subsidiary’s business operations and financial conditions will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong and, specifically, from OPS HK. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect the business operations of OPS HK. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since all of our operating subsidiary’s operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

The Hong Kong protests that began in 2019 are ongoing and were triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy have been adversely affected as the protests turned increasingly violent. Most notably, the airline, retail, and real estate sectors have seen their sales decline.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our operating subsidiary’s business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our operating subsidiary’s business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our Ordinary Shares prior to this Offering, and if an active trading market does not develop you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this initial public Offering, there has been no public market for our Ordinary Shares. We expect to apply for our Ordinary Shares to be listed on the NASDAQ Capital Market. There is no guarantee that our application will be approved by the NASDAQ Capital Market. If an active trading market for our Ordinary Shares does not develop after this Offering, the market price and liquidity of our Ordinary Shares will be materially adversely affected. You may not be able to sell any Ordinary Shares that you purchase in the Offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditors for three consecutive years, beginning in 2021, and, as a result, an exchange may determine to delist our securities. Further, the three-year period could be reduced to two years if the Accelerating HFCA Act Senate bill is enacted. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment.

The HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such company’s securities from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the United States Senate passed Accelerating HFCA Act, which, if passed by the United States House of Representatives and signed into law, would reduce the number of consecutive “non-inspection years” required for triggering the prohibitions under the HFCA Act from three years to two, and thus would reduce the time before our securities may be prohibited from trading or delisted.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB has issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards, with the last inspection having occurred in June 2018. However, the recent developments could add uncertainties to our Offering and we cannot assure you that NASDAQ or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, and the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

The recent joint statement by the SEC and proposed rule changes submitted by NASDAQ, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our Offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of this negative attention has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman, William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 21, 2021, NASDAQ filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on NASDAQ Capital Market, and only permit them to list on NASDAQ Global Select or NASDAQ Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of such scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our Offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our operating subsidiary’s business operations will be severely affected and you could sustain a significant decline in the value of our Ordinary Share.

NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

NASDAQ Listing Rule 5101 provides NASDAQ with broad discretionary authority over the initial and continued listing of securities in NASDAQ and NASDAQ may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on NASDAQ inadvisable or unwarranted in the opinion of NASDAQ, even though the securities may meet all enumerated criteria for initial or continued listing on NASDAQ. In addition, NASDAQ has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including, but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, and NASDAQ had concerns that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small. Notwithstanding the Selling Shareholder’s successful sales during the initial public offering, we estimate that there should be about 35% of the total issued capital in public hands after the listing. The insiders of our Company will still hold a large portion of the Company’s listed securities following the consummation of the Offering. Therefore, we may be subject to the additional and more stringent criteria of NASDAQ for our initial and continued listing, which might cause delay or even denial of our listing application.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the Offering and upon completion of the Offering, you will incur immediate dilution of $3.85 per share, assuming an initial public offering price of $5.00 per share, which is the midpoint of the price range as set forth on the cover page of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this Offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 10,714,286 Ordinary Shares is outstanding before the consummation of this Offering and 14,285,715 Ordinary Shares will be outstanding immediately after the consummation of this Offering. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay further dividends for the foreseeable future.

We currently intend to retain all remaining funds and future earnings, if any, for the operation and expansion of our business and do not currently anticipate declaring or paying any further dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrades us, the price of our Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price for our Ordinary Shares may be volatile.

The initial public offering price for our Ordinary Shares may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed the prices in any privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price for our Ordinary Shares may be volatile and subject to wide fluctuations due to factors, such as:

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actual or anticipated fluctuations in our quarterly operating results;

•        changes in financial estimates by securities research analysts;

•        negative publicity, studies or reports;

•        our capability to catch up with the technology innovations in the industry, and maintain such technological innovations, once attained;

•        announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

•        additions or departures of key personnel;

•        fluctuations of exchange rates between Hong Kong dollar and the U.S. dollar; and

•        general economic or political conditions in Hong Kong, the PRC and greater Asia region.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands. Our corporate affairs are governed by our Amended Memorandum and Articles, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary duties of our directors under the British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, the British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Certain corporate governance practices in the British Virgin Islands, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We can rely on home country practice with respect to our corporate governance after we complete this Offering. If we choose to follow the British Virgin Islands’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain NASDAQ Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Ordinary Shares.”

As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain NASDAQ Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Ordinary Shares.

We are exempted from certain corporate governance requirements of the NASDAQ listing rules by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on NASDAQ. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

•        have a majority of the governing board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions with only independent directors; or

•        have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of NASDAQ.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this Offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this Offering, we may cease to qualify as a foreign private issuer in the future.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of NASDAQ Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Ordinary Shares and your ability to sell them.

We will seek to have our Ordinary Shares approved for listing on the NASDAQ Capital Market upon consummation of this Offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Ordinary Shares are listed on the NASDAQ Capital Market, we cannot assure you that our Ordinary Shares will continue to be listed on the NASDAQ Capital Market.

In addition, following this Offering, in order to maintain our listing on the NASDAQ Capital Market, we will be required to comply with certain rules of NASDAQ Capital Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the NASDAQ Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the NASDAQ Capital Market criteria for maintaining our listing, our Ordinary Shares could be subject to delisting.

If the NASDAQ Capital Market delists our Ordinary Shares from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our Ordinary Shares;

•        reduced liquidity with respect to our Ordinary Shares;

•        a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Volatility in our Ordinary Shares price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Our existing shareholders that are not included in this registration statement will be able to sell their Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

Our existing shareholders may be able to sell their Ordinary Shares under Rule 144 after completion of this Offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this Offering, when they are able to sell their pre-offering shares under Rule 144, they may be more willing to accept a lower sales price than the Offering price. This fact could impact the trading price of our Ordinary Shares following completion of the Offering, to the detriment of participants in this Offering. Under rule 144, before our existing shareholders can sell their Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of such Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

There can be no assurance that we will not be deemed a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this Offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder and such U.S. Holder may be subject to additional reporting requirements. For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Taxation — Passive Foreign Investment Company (“PFIC”)”.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Share.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of June 30, 2021 and 2020, we and our independent registered public accounting firm identified a few material weaknesses in our internal control over financial reporting PCAOB of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (1) our lack of sufficient full-time personnel with appropriate levels of accounting knowledge and experience to monitor the daily recording of transactions, address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; (2) our lack of a functional internal audit department or personnel that monitors the consistencies of the preventive internal control procedures as well as adequate policies and procedures in internal audit function to ensure that our policies and procedures have been carried out as planned; (3) our lack of proper procedures developed and implemented for system security and access as well as segregation of duties in relation to the system; (4) our lack of proper procedures developed for system development, program change management policies and critical change management control processes and procedures; and (5) our lack of proper procedures developed and implemented for IT policy and procedure as well as operating system security management control.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including i) hiring more qualified staff to fill up the key roles in the operations; ii) setting up a financial and system control framework with formal documentation of polices and controls in place; and iii) appointing independent directors, establishing an audit committee and strengthening corporate governance.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this Offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our Ordinary Share price may decline and we may be unable to maintain compliance with the NASDAQ Listing Rules.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our expectations regarding demand for and market acceptance of our services and the products and services with which we assist in the distributions;

•        our expectations regarding our client base;

•        our ability to procure the applicable regulatory licenses in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry and market performance;

•        the spread of COVID-19 and its new variants; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The interior design and fit-out industries in Hong Kong and greater Asia, may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange controls or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:

•        the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•        British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our Amended Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located in Hong Kong. In addition, all our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our British Virgin Islands counsel, and Hui & Lam LLP, our Hong Kong counsel, have advised us that there is uncertainty as to whether the courts of the BVI or Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Ogier has advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment:

•        is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

•        imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•        is final;

•        no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

•        is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

•        was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Hui & Lam LLP has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

OUR HISTORY AND CORPORATE STRUCTURE

Our History

Junee Limited is a BVI business company limited by shares and established under the laws of the British Virgin Islands on August 25, 2021. It is a holding company with no business operations. Junee Limited, through its wholly-owned subsidiary, OPS HK, is an interior design and fit-out service provider in Hong Kong. We recently undertook a reorganization primarily to facilitate our initial public offering in the United States, as described below under “Our Reorganization”.

For the purpose of operating our business in 1998, Mr. Sai Kit (Dicky) Yip, Mr. Siu Lai So and Mr. Wai Man (Aoki) Fung, who is an independent third party, each subscribed for 50,000 shares in Sannogi Holdings, which was incorporated on January 21, 1998. Mr. Fung later sold his entire interest in Sannogi Holdings to pursue other business opportunities in 2001. Since 2004, Sannogi Holdings was owned as to approximately 33.33%, 33.33% and 33.33% by each of Mr. Yuk Ki (Francis) Chan, Mr. So, and Mr. Yip, respectively.

After several years of operation, Sannogi Holdings had accumulated sufficient financial resources and purchased property in Hong Kong in May 2010 for its own use. With the idea to separate the function of operating the business from the investment function of holding the aforesaid property, as originally contemplated, it was decided that Sannogi Holdings should be used to hold the said property and a new company, OPS HK, would be established to continue to carry out our interior design business therein.

OPS HK was incorporated in 2011 to replace Sannogi Holdings as our key operating subsidiary. After Sannogi Holdings fulfilled its responsibilities under its contracts on hand during the transitional period from 2010 to 2013, it ceased conducting its interior design and fit-out business.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus after giving effect to the reorganization. Except as otherwise specified, equity interests depicted in this diagram are held as to 100%.

____________

Notes:

(1)      WAC Holdings Limited, a company incorporated in the Cayman Islands, is an investment holding company and its shares are listed and traded on GEM of The Stock Exchange of Hong Kong Limited (stock code: 8619). WAC (Hong Kong) Limited, an investment holding company incorporated in the British Virgin Islands, is a direct wholly-owned subsidiary of WAC Holdings Limited. WAC Holdings Limited and WAC (Hong Kong) Limited, together with their subsidiaries, provide construction engineering consultancy services focusing on the area of comprehensive structural and geotechnical engineering design, which is mainly provided in Hong Kong and Macau, and their consultancy services mainly cover: (i) structural engineering; (ii) geotechnical engineering; (iii) certain civil engineering practice areas; and (iv) material engineering.

(2)      Manning Properties Limited, a company incorporated in the BVI in 2015 as a limited liability company, is an investment holding company which is owned as to approximately 68.2% by Dr. Yin Nin Chan and approximately 31.8% by Mr. Po Lam Kwong.

(3)      Alpha Generator Limited, a company incorporated in the BVI in 2015 as a limited liability company, is an investment holding company which is owned as to 8% by Rich Merchant Limited, approximately 30.67% by Mr. Yuk Ki (Francis) Chan, approximately 30.67% by Mr. Siu Lai So and approximately 30.67% by Mr. Sai Kit (Dicky) Yip.

(4)      Rich Merchant Limited, a company incorporated in Samoa in 2013 as a limited liability company, is an investment holding company which is 100% owned by Mr. Ho Wai (Howard) Tang.

Our Reorganization

On September 1, 2021, we completed a reorganization of our legal structure (the “Reorganization”), in an effort to unify the ownership structure of our Company, as well as to facilitate our initial public offering in the United States. We believe this will enhance organizational efficiency.

Prior to the Reorganization, OPS HK, the operating subsidiary of the Company, was controlled by Alpha Generator Limited, a BVI company. As part of the Reorganization, OPS Holdings Limited was first incorporated under the laws of the British Virgin Islands on June 25, 2021, and became a subsidiary of Alpha Generator Limited. OPS HK then became a wholly owned subsidiary of OPS Holdings Limited. Subsequently, Junee Limited was incorporated and became a wholly owned subsidiary of OPS Holdings Limited. Consequently, Junee Limited became the holding company of OPS HK on September 1, 2021.

The Company and its subsidiary resulting from the Reorganization has been under the common control of the same controlling shareholder before and after the Reorganization. The consolidation of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions. As a result of the Reorganization, the Company owns 100% equity interest of OPS HK.

USE OF PROCEEDS

We estimate that we will receive net proceeds from our issuance and sale of 3,571,429 Ordinary Shares in this Offering of approximately from US$12.9 to US$19.4 million, after deducting underwriting discounts and non-accountable expenses and the estimated Offering expenses payable by us. We will not receive any proceeds from the sales of the Resale Shares by the Selling Shareholder.

We plan to use the net proceeds we receive from this Offering for the following purposes:

Use of Proceeds	Percentage of the net proceeds
Expanding service capacity(1)	30	%(1)
Potential strategic investments and acquisitions(2)	30	%(2)
General working capital(3)	40	%(3)

____________

Note:

(1)      Approximately US$3.9 million to US$5.8 million.

(2)      Approximately US$3.9 million to US$5.8 million.

(3)      Approximately from US$5.1 million to US$7.8 million.

Expanding Service Capacity

After going public, we aim to further enhance our service capacity, including building an in-house team of electrical fit-out workers and an in-house team of repair and maintenance service workers.

Potential Strategic Investments and Acquisitions

A portion of net proceeds will be reserved for potential strategic investments and acquisitions, although we have not identified any specific investments or acquisition opportunities.

General working capital

We aim to reserve a portion of net proceeds from this Offering for general working capital needs and use as daily operation, including but not limited to, funding sales and marketing efforts and developing web interface. This can serve as a buffer to deal with the fluctuating economic environment and at the same time provide a stable finance backup for daily operational use.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

We will not receive any of the proceeds from the sale of the Ordinary Shares being offered by the Selling Shareholder.

Pending any use described above, we plan to invest the net proceeds from the sale of Ordinary Shares in demand deposits, interest-bearing debt instruments or other financial products, for cash management purposes.

DETERMINATION OF OFFERING PRICE

Since our Ordinary Shares are not listed or quoted on any exchange or quotation system, the offering price of our Ordinary Shares was determined by us and the Underwriter and is based on an assessment of our financial condition and prospects, comparable companies with similar sizes and business currently traded on U.S. capital markets, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our Ordinary Shares are not listed on a public exchange, we intend to obtain approval for listing on the NASDAQ Capital Market before the closing of the Offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the Ordinary Shares. That price is subject to change as a result of market conditions and other factors, including the depth and liquidity of the market for the Ordinary Shares, investor perception of us and general economic and market conditions, and we cannot assure you that the Ordinary Shares can be resold at or above the public offering price.

DIVIDEND POLICY

On May 19, 2022, OPS HK declared an interim dividend of HK$2.7 per share (equivalent to $0.346 per share) with respect to the 600,000 issued shares of OPS HK or HK$1,620,000 (equivalent to $207,692) to its sole shareholder, i.e. Junee. On the same date, having received the dividend income from OPS HK, Junee declared the same amount of interim dividend, i.e. an interim dividend of HK$1,620 per share (equivalent to $208 per share) with respect to the 1,000 issued shares of Junee or HK$1,620,000 (equivalent to $207,692) to the shareholders of Junee. During the year ended June 30, 2022, Junee paid dividend of HK$1,360,000 (equivalent to $174,359) to the shareholders of Junee and the remaining unpaid dividend of HK$260,000 (equivalent to $33,333) was recorded as amount due to the related party as of June 30, 2022. On September 15, 2022, Junee declared an interim dividend of approximately HK$0.11199 per share (equivalent to approximately $0.01427 per share) with respect to the 10,714,286 issued shares of Junee, or HK$1,200,000 (equivalent to $152,866), to the shareholders of Junee. The dividend declared by Junee on September 15, 2022 has been fully paid as of the date of this prospectus.

As disclosed above, we currently intend to retain all of their respective remaining funds and future earnings, if any, for the operation and expansion of our business and currently do not anticipate declaring or paying any further dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We do not plan to pay any further dividends out of our retained earnings, as of the date of this prospectus.

Subject to the BVI Act and our Amended Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary OPS HK.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Regulations — Regulations related to Hong Kong taxation.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022:

•        on an actual basis;

•        on an adjusted basis, giving effect to the issuance and sale of 3,571,429 Ordinary Shares by us in this Offering at the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and non-accountable expenses to the Underwriter and other estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion And Analysis of Financial Condition And Results Of Operations.”

	June 30, 2022
	Actual	Adjusted(1)
	US$	US$
Shareholders’ equity:
Ordinary shares, no par value, an unlimited number of ordinary shares authorized as of June 30, 2022; 10,714,286 ordinary shares issued and outstanding on an actual basis as of June 30, 2022(2); and 14,285,715 ordinary shares issued and outstanding on an as adjusted basis(2)	1,000	16,138,278
Additional paid-in capital*	1,339,286	1,339,286
Accumulated deficit	(132,907)	(132,907)
Accumulated other comprehensive loss	(3,260)	(3,260)
Total shareholders’ equity	1,204,119	17,341,397
Total capitalization	1,204,119	17,341,397

____________

(1)      The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. It reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expenses, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $16,137,278.

(2)      As of September 6, 2022, the Company has 10,714,286 shares issued and outstanding. These shares are presented on a retrospective basis to reflect the Share Split.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this Offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2022 was $293,803, or $0.03 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated underwriting discounts and non-accountable expenses to the Underwriter and the estimated offering expenses payable by us.

After giving further effect to our sale of Ordinary Shares in this Offering at the initial public offering price of $5.00 per Ordinary Share, and after deducting the estimated underwriting discounts and non-accountable expenses to the Underwriter and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been $16,431,081, or approximately $1.15 per Ordinary Share. This represents an immediate increase in as adjusted net tangible book value per Ordinary Share of $1.12 to our existing shareholders and an immediate dilution in as adjusted net tangible book value per Ordinary Share of approximately $3.85 to new investors purchasing Ordinary Shares in this Offering. The following table illustrates this dilution on a per Ordinary Share basis:

The following table illustrates this dilution on a per Ordinary Share basis.

Assumed initial public offering price per ordinary share	$5.00
Net tangible book value per Ordinary Share as of June 30, 2022	$0.03
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this Offering	$1.12
Pro forma as adjusted net tangible book value per Ordinary Share after this Offering	$1.15
Dilution per Ordinary Share to new investors in this Offering	$3.85

An increase (decrease) in the assumed initial public offering price of our Ordinary Shares would increase (decrease) our net tangible book value after giving effect to the Offering assuming no change to the number of our Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting estimated expenses payable by us.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this Offering.

The following table summarizes, on an as adjusted basis as of June 30, 2022, the differences between existing shareholders and the new investors, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and non-accountable expenses to the Underwriter and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per ordinary share
	Number	Percent	Amount	Percent
Existing shareholders	10,714,286	75%	$1,000	0.0%	$0.0
New investors	3,571,429	25%	$17,857,145	100%	$5.00
Total	14,285,715	100%	$17,858,145	100%	$1.25

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Junee Limited is a holding company limited by shares and established under the laws of the British Virgin Islands on August 25, 2021. It is a holding company with no business operation. The Company, through its wholly-owned subsidiary, OPS HK, is an interior design and fit-out service provider in Hong Kong. OPS HK provides quality design, fit-out and repair and maintenance services for commercial and residential buildings. The design service includes both the consultation with our staff and the actual design work, with a specific conceptualized design with layout plans, detailed design drawings, advice relating to, among other things, budgetary considerations, optimal use of space, the materials, fittings, furniture, appliances and other items to be used with an aim to produce a preliminary design plan and quotation for clients’ considerations. Fit-out works include installing protective materials to cover floors or walls, installing or constructing partition walls, windows and window frames and decorative fittings, furniture or fixtures, installing plumbing systems, as well as installing switches, power outlets, telephone wiring, computer outlet covers and other electrical and wiring works. Repair and maintenance works include, among other things, replacement of fixtures and fittings, repair and maintenance of cupboards and shelves and repainting walls and ceilings.

In connection with this Offering, we have undertaken a reorganization of our legal structure. The Reorganization was completed on September 1, 2021. Prior to the Reorganization, OPS HK, the operating subsidiary of the Company, was controlled by Alpha Generator Limited. As part of the Reorganization, OPS Holdings Limited was first incorporated under the laws of the British Virgin Islands on June 25, 2021, and being interspersed between Alpha Generator Limited and OPS HK. Subsequently, the Company was incorporated and being interspersed between OPS Holdings Limited and OPS HK. Consequently, Junee Limited became the holding company of OPS HK on September 1, 2021. The Company and its subsidiary resulting from Reorganization has always been under the common control of the same controlling shareholders before and after the Reorganization. The consolidation of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions. As a result of the Reorganization, the Company owns 100% equity interest of OPS HK.

We generate revenues primarily from providing design, fit-out and repair and maintenance services. For the years ended June 30, 2022 and 2021, total revenue was $9,620,570 and $6,299,004, respectively. Our gross profit and net loss were $1,447,963 and $65,911, respectively, for the year ended June 30, 2022, as compared to our gross profit and net income of $1,186,004 and $425,126, respectively, for the year ended June 30, 2021.

We will continue to adhere to our business principles of providing professional design service in high standard. We believe that our pursuit of goal will lead us to sustainable growth, solidify our position in the industry, and create long-term value for our shareholders. We aim to achieve this goal by implementing the following strategies through OPS HK:

•        Solidify our industry position by expanding our customer base with enhances sales and marketing;

•        Expand our service capacity by building an in-house team of electrical fit-out workers and an in-house team of repair and maintenance service workers; and

•        Improve our customer interaction by developing web interface.

Impact of COVID-19 on Our Business

On January 30, 2020, the World Health Organization declared the outbreak of COVID-19, a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” Governments in affected countries are imposing travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. These measures, though temporary in nature, may continue and increase, depending on developments with the COVID-19 pandemic.

When the social distancing measures in Hong Kong were at their peak at the beginning of the fiscal year ended June 30, 2021, deploying staff and assigning subcontractors at different sites became a very challenging task which brought significant delays to the projects, and which deferred our income to a later stage. On the other hand, in response to the pandemic and the shrinking market, OPS HK has taken a conservative approach on cost budgeting, including but not limited to, withholding in distribution of staff bonus, putting pressure on the pricing of the subcontractors and suppliers and targeting on projects with higher margin in order to minimize the loss in case the projects delay. Since February 2021, the Hong Kong Government has launched a COVID-19 vaccination campaign, and the market has gradually recovered from the initial impact of COVID-19, due to the increasing population of vaccinated individuals. Client orders have since resumed incrementally. With the resumption of such clients’ orders, together with the conservative approach on cost budgeting, we generated profits for the fiscal year ended June 30, 2021.

The COVID-19 pandemic had another outbreak and swept over Hong Kong again since January 2022 and has resulted in temporary pandemic-related lockdowns, which necessitated that some of OPS HK’s projects were placed on hold during the third quarter of the fiscal year ended June 30, 2022. Along with the gradual relaxation of pandemic-related policies and a series of economy stimulus and relief measures imposed by the Hong Kong Government during the last quarter of the fiscal year ended June 30, 2022, the market has gradually recovered, and such suspended projects have been resumed during the last quarter of the fiscal year ended June 30, 2022. Therefore, whilst COVID-19 has impacted our results from quarter to quarter, the temporary pandemic-related lockdowns in Hong Kong in early 2022 did not have any material impact on our overall business and results of operations for the year ended June 30, 2022.

Long-Term Impact

As of the date of the prospectus, with increased inflation pressure, many major central banks have expedited monetary policy tightening. The pandemic, together with the inflation pressure, could result in an economic downturn in Hong Kong in the future. Such a downturn in Hong Kong’s economy may lead to a decline in our consumers’ demands for our services in Hong Kong, which could adversely affect our business, and, in turn negatively impact our business and results of operations. In order to adapt, we and our subsidiary would endeavor to seek new business opportunities and would continue to take a conservative approach to cost budgeting, including, but not limited to, withholding distribution of staff bonuses, reconsidering staffing needs and applying greater pressure on the pricing negotiations with subcontractors and suppliers.

In the longer-term, if there is any resurgence of COVID-19 pandemic in Hong Kong due to the spread of new variants, it is likely to adversely affect the economies and financial markets of many countries and could result in a global economic downturn and a recession. This would likely adversely affect our business, and, in turn negatively impact our business and results of operations.

While we continue to see an increasing demand for services from OPS HK, the environment remains uncertain, and it may not be sustainable over the longer term. The degree to which the COVID-19 pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

Nevertheless, now more than ever, comfortable homes have become safe havens for homeowners, and we believe that changes in the interior industry landscape and clients’ needs for upgraded living conditions as a result of the COVID-19 pandemic also bring opportunities for our brand.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

Market demand and competition

Our financial results of operations are heavily dependent on the demand in the interior design and fit-out market in Hong Kong. The interior design and fit-out market in Hong Kong have been driven by, among others, (i) the consistent building renovation market, (ii) the prominent service industry, and (iii) the flourishing luxury retail sector. The nature, scale and timing of a project is determined by the interplay of a variety factors, including the global economic climate, social, economic and market conditions in Hong Kong. The worldwide spread of COVID-19 since January 2020 has increased uncertainties to the economy in Hong Kong. Despite the Government’s launch of vaccination campaign since February 2021 and a growing population of vaccinated individuals in Hong Kong, if there is any resurgence of COVID-19 pandemic in Hong Kong due to the spread of the Delta variant, the Omicron variant or other new variants, the economy in Hong Kong would be adversely affected. In such event, the resultant unfavorable economic conditions of Hong Kong, dampened market sentiment and decreased purchasing power of the general public could be a disincentive for our potential customers to commence any design and fit-out works for their premises, thus delaying or reducing the number of new projects to be awarded to us.

Health safety risks during the ongoing COVID-19 pandemic may also lead to labor shortage, increase in wages of the workers, interruption of business operation, and delay in the work progress of design projects. For instance, if any site worker at works site(s) or office was tested positive for COVID-19, OPS HK would be required to suspend the operation of the relevant works site(s) or office for disinfection and all staff members and workers working at the relevant works site would be required to be quarantined for such period as imposed by the government authority. In such event, OPS HK and the subcontractors may not be able to fulfil their contractual obligations under the contracts with the customers, which may result in termination of the contracts with them or OPS HK being liable to pay damages or compensation to the customers for their loss suffered, therefore affecting the business relationships with the customers.

Furthermore, if COVID-19 intensifies or persists, OPS HK’s customers may face similar financial difficulties and become unable to settle the payments due to us in time or at all and we may in turn incur a significant impairment loss, which may significantly and adversely affect our business operation and financial performance.

The competition in the interior design and fit-out market in Hong Kong is highly intense. OPS HK faces competition from existing reputable contractors or new comers who may be able to offer services of higher quality at lower prices. Failure to maintain or enhance OPS HK’s competitiveness in the industry may lead to lower gross profit margin and loss of market share, which may in turn affect our profitability and operating results adversely.

Fluctuation in costs of sales and gross profit margins

OPS HK generally derives its revenue from contracts, with contract sum being determined with reference to quotations that are formulated on a cost-plus margin basis and substantially agreed upon with customers at the time when a project is awarded. A contract sum may be adjusted in certain circumstances as stipulated in the contracts, such as instances in which the provision of additional services or changes in specification under variation orders are requested by customers. OPS HK management and project managers will review the cost budget on a monthly basis. If the actual cost is higher than the original budget, it may reduce the profit margin and affect our financial performance. If the project managers fail to keep the costs within the initial budget, the business operation and financial results may be adversely affected.

Since the service fees are generally pre-determined when a project is awarded, any substantial increase in the cost of sales may materially and adversely affect our results of operations and financial condition. Since OPS HK does not enter into long-term supply contracts with the suppliers, there is no assurance that they will not significantly increase the prices of their fit-out materials and subcontracting charges in the future. There is also no assurance that OPS HK will be able to pass any increase in our costs of sales to the customers in order to maintain on the gross profit margins.

OPS HK generally engages subcontractors to perform fit-out works on a project-by-project basis and the subcontractors will purchase and procure fit-out materials designated by OPS HK. Under the contracts entered into between the customers and OPS HK, OPS HK is generally liable to its customers for the quality of its works. In the event that the works performed by the subcontractors are not up to standard or customers’ satisfaction, OPS HK may incur extra costs to rectify the works and hence its financial performance may be affected adversely.

Limited means of obtaining new business

OPS HK relies on its recurring customers for business and its experience in alternative means of obtaining new business is limited. The current business strategies rely heavily on recurring customers who provide business and opportunities as well as referred customers. For the two fiscal years ended June 30, 2022 and 2021, OPS HK had 22 and 33 recurring customers, respectively. These recurring customers represented approximately 56.4% and 86.8% of the total number of its customers, respectively, for the corresponding fiscal year. Although as part of its business strategy, OPS HK plans to conduct marketing campaigns to enhance customer awareness of OPS HK, it has not made significant investments in marketing to the general public in the past. It also has limited experience in direct marketing and competing with other market participants in bidding or open tenders for projects. As a result, OPS HK may not be successful in attracting certain types of new customers and this may affect our growth potential.

Being exposed to liquidity risk and the credit risks of its customers

In general, OPS HK generally does not grant credit terms to clients and the customers pay OPS HK fees within 90 days after it issues an invoice. However, there is a possibility that customers will delay or even refuse payment of fees, whether because of their own financial situation or other reasons. Under its internal control policy, OPS HK regularly reviews the status of unsettled invoices. If an invoice is unsettled for 60 days from the date of issue, the management will be informed to follow-up. In any event, OPS HK is exposed to the credit risk of its customers, which, in turn, causes unpredictability in our cash flows which translates into liquidity risk to our business.

OPS HK conducts a credit assessment before accepting an engagement from a new client and, in general, there is a very low incidence of client default in payment to OPS HK. During the fiscal years ended June 30, 2022 and 2021, and as of the date of this prospectus, there have been no notifications nor indications of non-payment of the trade receivables. Provision for doubtful debts is made on a case-by-case basis. OPS HK also did not experience any difficulty in collecting any trade receivables that would have had a significant adverse impact on the business operations. If OPS HK notices any events or changes in circumstances which indicate that the outstanding balances for any invoice may not be collectible, relevant provisions of impairment of trade receivables will be made. OPS HK determines the adequacy of reserves for doubtful accounts based on individual account analysis and the historical collection trend. OPS HK establishes a provision for doubtful receivables when there is objective evidence that the OPS HK may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses that may be anticipated on individual exposures, as well as experience with historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Difficulty in retaining and recruiting designers and other skilled workers

OPS HK relies on designers and other skilled workers to complete design projects and the retention and recruitment of these skilled professionals is challenging. We cannot be certain that OPS HK will be able to retain its existing designers and other skilled workers and recruit additional qualified professionals to support future operations and growth. Any failure to do so may adversely affect the business and future growth. These is a limited pool of designers and other skilled workers with the requisite skills, know-how and experience required for the business. As the quality of the designs and technical know-how are keys to OPS HK’s business, its ability to attract and retain talent are essential components of our overall business strategy. OPS HK may have to offer better salaries, incentive packages and training opportunities to attract and retain sufficient skilled workers to maintain our operations and growth, which may increase our costs and reduce our profitability. For the two fiscal years ended June 30, 2022 and 2021, the staff costs of directors and employees of OPS HK including salaries, provident fund contributions and other benefits were $1,338,334 and $1,068,826, respectively. We cannot be certain that OPS HK will be able to retain the existing designers and other skilled workers and recruit additional qualified professionals to support future operations and growth. Any failure to do so may adversely affect our business and growth.

Results of Operations

Comparison of Years Ended June 30, 2022 and 2021

The following table sets forth key components of our results of operations for the years ended June 30, 2022 and 2021:

	For the Years Ended June 30,		Variance	% of variance
	2022	2021
Revenue	$9,620,570	$6,299,004	$3,321,566	52.7%
Cost of revenue	8,172,607	5,113,000	3,059,607	59.8%
Gross profit	1,447,963	1,186,004	261,959	22.1%

Operating expenses
Selling and marketing expenses	23,627	15,103	8,524	56.4%
General and administrative expenses	1,648,773	897,349	751,424	83.7%
Total operating expenses	1,672,400	912,452	759,948	83.3%

(Loss) income from operations	(224,437)	273,552	(497,989)	(182.0)%

Other income (expense)
Interest expense	(15,690)	(10,942)	(4,748)	43.4%
Other income	43,462	99,513	(56,051)	(56.3)%
Other income – related party	184,615	92,784	91,831	99.0%
Total other income, net	212,387	181,355	31,032	17.1%

(Loss) income before provision for income taxes	(12,050)	454,907	(466,957)	(102.6)%
Income tax expense	53,861	29,781	24,080	80.9%
Net (loss) income	$(65,911)	$425,126	$(491,037)	(115.5)%

Revenue

The following table sets forth the breakdown of our revenue by major revenue type for the years ended June 30, 2022 and 2021, respectively:

	For the Years Ended June 30,
	2022		2021		Variance
	(US$)	% of revenue	(US$)	% of revenue	Amount	%
Revenue
Design and fit-out	$9,215,283	95.8%	$6,207,012	98.5%	$3,008,271	48.5%
Others	405,287	4.2%	91,992	1.5%	313,295	340.6%
Total revenue	$9,620,570	100.0%	$6,299,004	100.0%	$3,321,566	52.7%

Our revenue increased by $3,321,566, or 52.7%, from $6,299,004 for the year ended June 30, 2021 to $9,620,570 for the year ended June 30, 2022, primarily because the negative impact of the COVID-19 pandemic had a bigger effect on our business operations during our fiscal year ended June 30, 2021 than it did on our fiscal year ended June 30, 2022. The COVID-19 pandemic started in around late January 2020 in Hong Kong. We have experienced a very weak market sentiment and a significant drop in demand for the services at the beginning of the outbreak in 2020 of COVID-19. Both corporate and residential customers had largely put on hold their projects during this period, which brought significant delays to design projects and deferred our income to a later stage. Since February 2021, the market has gradually recovered due to the launch of COVID-19 vaccination campaign and the increasing population of vaccinated individuals and our customers’ orders have since resumed incrementally to the levels of previous years, except for certain projects were placed on hold during the third quarter of the fiscal year ended June 30, 2022 due to an outbreak in early 2022. Please refer to the above paragraph captioned “Impact of COVID-19 on Our Business” under this section of this prospectus for further details. We expect our revenue to increase in the following years unless there is any resurgence of COVID-19 pandemic in

Hong Kong due to the spread of the Delta variant, the Omicron variant or other new variants, which could adversely affect the economies and financial markets in Hong Kong. As of June 30, 2022, we have 14 design and fit-out projects in progress with an aggregate contract sum of US$1,635,945 and recognized the related revenue of $1,402,268 up to the year ended June 30, 2022. We expect that such projects in progress as of June 30, 2022 will be completed and the remaining related revenue of $233,677 will be recognized during the fiscal year ending June 30, 2023.

Revenue from the design and fit-out services increased by $3,008,271, or 48.5%, from $6,207,012 for the year ended June 30, 2021 to $9,215,283 for the year ended June 30, 2022. The increase was mainly due to the delay of some of the significant projects during the year ended June 30, 2021 as a result of the negative impact of COVID-19 pandemic as stated above. These projects have already been resumed during the second half of the year ended June 30, 2021.

Others represent our revenue from the design only services and the repair and maintenance services and increased by $313,295, or 340.6%, from $91,992 for the year ended June 30, 2021 to $405,287 for the year ended June 30, 2022. The increase was mainly due to the increase in the number of design-only projects OPS HK undertook for the year ended June 30, 2022, as compared to the year ended June 30, 2021.

The following table presents revenue by property type for the years ended June 30, 2022 and 2021, respectively:

	For the Years Ended June 30,
	2022		2021		Variance
	(US$)	% of revenue	(US$)	% of revenue	Amount	%
Revenue
Commercial and retail	$4,910,497	51.0%	$3,693,742	58.6%	$1,216,755	32.9%
Office	2,468,298	25.7%	1,225,919	19.5%	1,242,379	101.3%
Residential	2,241,775	23.3%	1,379,343	21.9%	862,432	62.5%
Total revenue	$9,620,570	100.0%	$6,299,004	100.0%	$3,321,566	52.7%

Revenue from commercial and retail project increased by $1,216,755 or 32.9%, from $3,693,742 for the year ended June 30, 2021 to $4,910,497 for the year ended June 30, 2022, which was mainly attributable to the increase in number of commercial and retail projects we undertook for the year ended June 30, 2022 as compared to the year ended June 30, 2021. Due to the outbreak of COVID-19 pandemic in 2020 which resulted in quarantines, travel restrictions, limitations on social or public gathering and the temporary closure of retail stores and business venues in Hong Kong, commercial and retail customers had largely put on hold their projects during that period, which brought significant delays to our projects and deferred our income to a later stage. Since February 2021, the market has gradually recovered due to the launch of COVID-19 vaccination campaign and these projects have been resumed during the second half of the year ended June 30, 2021 and the customers’ orders have since resumed incrementally to the levels of previous years.

Revenue from office projects increased by $1,242,379, or 101.3%, from $1,225,919 for the year ended June 30, 2021 to $2,468,298 for the year ended June 30, 2022. Such increase was mainly due to an increase in the number of office projects awarded from new customers for the year ended June 30, 2022, as compared to the year ended June 30, 2021.

Revenue from residential projects increased by $862,432, or 62.5%, from $1,379,343 for the year ended June 30, 2021 to $2,241,775 for the year ended June 30, 2022, which was mainly due to the increase in number of residential projects awarded from the recurring customers and new customers for the year ended June 30, 2022 as compared to the year ended June 30, 2021 and the completion of one big residential project with contract sum over $1.7 million, which contributed revenue of $995,223 during the year ended June 30, 2022.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the financial years ended June 30, 2022 and 2021:

	For the Years Ended June 30,
	2022		2021		Variance
	(US$)	% of cost of revenue	(US$)	% of cost of revenue	Amount	%
Cost of revenue
Subcontracting and material costs	$7,406,896	90.6%	$4,607,396	90.1%	$2,799,500	60.8%
Project staff costs	749,578	9.2%	493,598	9.7%	255,980	51.9%
Insurance costs	16,133	0.2%	12,006	0.2%	4,127	34.4%
Total cost of revenue	$8,172,607	100.0%	$5,113,000	100.0%	$3,059,607	59.8%

Our cost of revenue increased by $3,059,607, or 59.8%, from $5,113,000 for the year ended June 30, 2021 to $8,172,607 for the year ended June 30, 2022, which was mainly due to the increase in our subcontracting and material costs and in line with the increase in our revenue.

OPS HK generally outsources its fit-out works to internally approved subcontractors. The subcontracting costs mainly represented the charges and fees paid to the subcontractors who provided labor and services to carry out the fit-out works, and the material costs paid to fit-out material suppliers who provided fit-out materials for completing the fit-out works. The subcontracting and material costs increased by $2,799,500, or 60.8%, from $4,607,396 for the year ended June 30, 2021 to $7,406,896 for the year ended June 30, 2022, which was mainly due to the recovery of OPS HK’s operations from the negative impact of the COVID-19 pandemic, resulting in the increase in customers’ orders, and hence, the increase of subcontracting and material costs incurred during the year ended June 30, 2022 and the delay of some of the significant projects as a result of the negative impact of COVID-19 pandemic as stated above during the year ended June 30, 2021.

Project staff costs represented salaries and mandatory provident fund provided to the staff in project management and design teams who were directly involved in provision of services in the projects. Project staff costs of OPS HK increased by $255,980, or 51.9%, from $493,598 for the year ended June 30, 2021 to $749,578 for the year ended June 30, 2022. The increase in the aforesaid staff cost was mainly due to the increase in the average number of staff in project management and design teams from 10 for the year ended June 30, 2021 to 14 for the year ended June 30, 2022 and the slight salary increment of approximately 3% during the year ended June 30, 2022 as compared to the year ended June 30, 2021.

Insurance costs represented the insurance regarding the contractors’ all risks insurance, public liability insurance for the projects undertaken by OPS HK and its subcontractors. Insurance costs remained relatively stable at $16,133 and $12,006 for the years ended June 30, 2022 and 2021, respectively.

Gross profit

Our gross profit from our major revenue type is summarized as follows:

	For the Years Ended June 30,			% of variance
	2022	2021	Variance
Design and fit-out
Gross profit	$1,139,713	$1,144,080	$(4,367)	(0.4)%
Gross profit margin	12.4%	18.4%	(6.0)%

Others
Gross profit	$308,250	$41,924	$266,326	635.3%
Gross profit margin	76.1%	45.6%	30.5%

Total
Gross profit	$1,447,963	$1,186,004	$261,959	22.1%
Gross profit margin	15.1%	18.8%	(3.7)%

Our gross profit from our major project type is summarized as follows:

	For the Years Ended June 30,			% of variance
	2022	2021	Variance
Commercial and retail
Gross profit	$733,160	$835,318	$(102,158)	(12.2)%
Gross profit margin	14.9%	22.6%	(7.7)%

Office
Gross profit	$550,294	$148,298	$401,996	271.1%
Gross profit margin	22.3%	12.1%	10.2%

Residential
Gross profit	$164,509	$202,388	$(37,879)	(18.7)%
Gross profit margin	7.3%	14.7%	(7.4)%

Total
Gross profit	$1,447,963	$1,186,004	$261,959	22.1%
Gross profit margin	15.1%	18.8%	(3.7)%

Our total gross profit increased by $261,959, or 22.1%, from $1,186,004 for the year ended June 30, 2021 to $1,447,963 for the year ended June 30, 2022. The increase in total gross profit was mainly due to the increase in revenue for the year ended June 30, 2022, as compared to the year ended June 30, 2021. Our total gross profit margin decreased slightly by 3.7% from 18.8% for the year ended June 30, 2021 to 15.1% for the year ended June 30, 2022.

Our gross profit from commercial and retail projects decreased by $102,158, or 12.2%, from $835,318 for the year ended June 30, 2021 to $733,160 for the year ended June 30, 2022 and our gross profit margin from commercial and retail projects decreased from 22.6% for the year ended June 30, 2021 to 14.9% for the year ended June 30, 2022. Such decrease in our gross profit and gross profit margin from commercial and retail projects was mainly due to a more competitive pricing strategy in order to expand our market penetration. During the year ended June 30, 2022, one project with a contract sum of $1,925,693 and a gross profit margin of 10.53%, was won through a tender process. With a relatively low gross profit margin, this negatively impacted the overall gross profit and gross profit margin from commercial and retail projects for the year ended June 30, 2022.

Our gross profit from office projects increased by $401,996, or 271.1%, from $148,298 for the year ended June 30, 2021 to $550,294 for the year ended June 30, 2022. Our gross profit margin from office projects increased from 12.1% for the year ended June 30, 2021 to 22.3% for the year ended June 30, 2022. Such increase in our gross profit and gross profit margin from office projects was mainly due to the additional work performed and the related incurred costs borne by OPS HK for one of the office projects, resulting in gross loss for such office project, which negatively impacted the overall gross profit and gross profit margin from office projects for the year ended June 30, 2021, while we did not have such loss for the same period of 2022.

Our gross profit from residential projects decreased by $37,879, or 18.7%, from $202,388 for the year ended June 30, 2021 to $164,509 for the year ended June 30, 2022. Our gross profit margin from residential projects decreased from 14.7% for the year ended June 30, 2021 to 7.3% for the year ended June 30, 2022. Such decrease in our gross profit and gross profit margin from residential projects was mainly due to the variation in schedule and additional work performed and cost incurred for one of the residential projects, resulting in gross loss for such residential project, which negatively impacted the overall gross profit and gross profit margin from residential projects for the year ended June 30, 2022. OPS HK negotiated with the customer on the variation order in order to recover the costs spent, which was not confirmed and committed by the customer, and, hence, no such revenue on variation order has been recognized. This customer has a long history of business relationship with OPS HK and OPS HK normally generated satisfactory profit margin on the projects from this customer in the past. OPS HK considered that this was a one-off incident and such additional work performed will probably not be recovered. In order to maintain the business relationship, OPS HK decided not to press on the variation order with this customer as of the date of this prospectus. OPS HK will continue to focus on the cost control and maintain the targeted profit margin on the existing and the upcoming projects.

Operating expenses

Our operating expenses consist of the following:

	For the Year Ended June 30, 2022	For the Year Ended June 30, 2021

			Variance	% of variance
Selling and marketing expenses	$23,627	$15,103	$8,524	56.4%
General and administrative expenses	1,648,773	897,349	751,424	83.7%
Total operating expenses	$1,672,400	$912,452	$759,948	83.3%

Our selling and marketing expenses mainly represented the advertising cost and marketing expenses. Our selling and marketing expenses increased by $8,524, or 56.4%, from $15,103 for the year ended June 30, 2021 to $23,627 for the year ended June 30, 2022, which was mainly due to the increase in marketing expenses we incurred to advertise our brand to attract more customers during the year ended June 30, 2022 after the recovery of OPS HK’s operations from the negative impact of the COVID-19 pandemic in the previous year.

Our general and administrative expenses mainly represented the staff costs, legal and professional fee, depreciation expenses of property and equipment, loss on disposal of property and equipment, amortization of operating lease right-of-use assets, interest of lease liabilities and travelling and transportation costs. Our general and administrative expenses increased by $751,424, or 83.7%, from $897,349 for the year ended June 30, 2021 to $1,648,773 for the year ended June 30, 2022, which was mainly due to the increase in professional fees of $508,821, for expenses such as audit, legal and consulting service expenses we incurred for the application for the listing of becoming a publicly traded company in the United States, and provision for doubtful accounts during the year ended June 30, 2022, as compared to the year ended June 30, 2021. We expect our general and administrative expenses, including, but not limited to, staff costs, to increase in the foreseeable future, as our business further grows. We expect our amortization of operating lease right-of-use assets to remain consistent unless we need to further expand our office due to lack of office spaces. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur the audit fee, legal fee and advisory fee for this Offering and subsequently become a public company upon the completion of this Offering.

Other income (expenses)

Other income (expenses) mainly includes interest (expenses) income, net and other income.

Interest income.    Our interest income remained relatively stable at $49 and $26 for the years ended June 30, 2022 and 2021, respectively.

Interest expense on bank borrowings.    Our interest expense on bank borrowings increased by $4,771, or 43.5%, from $10,968 for the year ended June 30, 2021 to $15,739 for the year ended June 30, 2022. The increase was mainly due to the addition of one 5-year bank borrowing that totaled $128,205, with an annual effective interest rate of 2.75% during the year ended June 30, 2022, and the interest expense on two 5-year bank borrowings that totaled $644,330, with an annual effective interest rate of 2.75% only incurred since the second quarter of the year ended June 30, 2021.

Other income mainly represents the government subsidies and other miscellaneous income.

Government subsidies.    Government subsidies primarily related to a one-off entitlement granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. OPS HK received government subsidies that totaled $43,077 and $97,690 for the years ended June 30, 2022 and 2021, respectively, and recognized as other income when they were received because they were not subject to any past or future conditions.

Other income — related party represents the management fee income received from our related party.

Management fee income.    We provided management services including corporate governance services, maintenance of company records and general administrative services to our related party, Kin On Engineering (International) Limited, starting from January 1, 2021 and received the management fee income totaled $184,615 and $92,784 from Kin On Engineering (International) Limited for the years ended June 30, 2022 and 2021. The increase in management fee income was because for the year ended June 30, 2021, only six month services were charged whereas a full year of services were charged for the year ended June 30, 2022.

Income tax expense.    Our company, Junee Limited, was incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Junee Limited is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

OPS HK is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to $257,732 (HK$2,000,000), and 16.5% on any part of assessable profits over $257,732 (HK$2,000,000). For the year ended June 30, 2021, OPS HK had assessable profits arising in Hong Kong but it had unused net operating loss carry-forward available for offset against the respective assessable profits. Accordingly, no provision for Hong Kong profits tax has been made in these periods. For the year ended June 30, 2022, OPS HK had assessable profits arising in Hong Kong and, hence, the provision for Hong Kong profits tax of $64,206 has been made in this period. As of June 30, 2022, and 2021, we have a net operating loss carry-forward of nil and $133,562 (HK$1,037,773), respectively, available to offset against future profits and this net operating loss carry-forward can be carried forward indefinitely. As of June 30, 2021, management considered evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. We believed that it was more likely than not that OPS HK would be unable to fully utilize its deferred tax assets related to the net operating loss carry-forward in Hong Kong. As a result, the valuation allowance of $11,019 was recorded against the gross deferred tax asset balance at June 30, 2021. No valuation allowance was provided for at June 30, 2022. For the year ended June 30, 2022, net operating loss carry-forward of US$133,048 (HK$1,037,773) has been utilized to offset taxable income for the year with corresponding income tax benefit of US$10,976 (HK$85,616) derived. For the year ended June 30, 2021, a net operating loss carry-forward of US$332,112 (HK$2,577,190) has been utilized to offset taxable income for the year with corresponding income tax benefit of US$27,399 (HK$212,618) derived.

Net income.    As a result of the foregoing, we reported a net loss of $65,911 for the year ended June 30, 2022, as compared to a net income of $425,126 for the year ended June 30, 2021.

Other comprehensive loss.    Foreign currency translation adjustment amounted to $13,463 and $3,296 for the year ended June 30, 2022 and 2021, respectively. The balance sheet amounts, with the exception of equity, on June 30, 2022 were translated at $1.00 to HK$7.85, as compared to $1.00 to HK$7.77 on June 30, 2021. The equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the year ended June 30, 2022 and 2021 were $1.00 to HK$7.80 and $1.00 to HK$7.76, respectively. The change in the value of the HK$ relative to the U.S. dollar may affect our financial results reported in U.S dollar terms without giving effect to any underlying change in our business or results of operation.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and loans from banks and related parties, if necessary. We plan to support our future operations primarily from cash generated from our operations and our initial public offering proceeds.

As reflected in our audited consolidated financial statements, we had net loss of $65,911 for the year ended June 30, 2022, as compared to net income of $425,126 for the year ended June 30, 2021. As of June 30, 2022, we had cash and restricted cash in aggregate of $999,227 compared to $1,040,957 as of June 30, 2021. We had positive working capital that amounted to $637,085 and $1,865,982 as of June 30, 2022 and 2021, respectively. Our working capital requirements are influenced by the size of our operations, the volume and dollar value of our sales contracts, the progress of execution on our customer contracts, and the timing for collecting accounts receivable, and repayment of accounts payable.

As of June 30, 2022, we had an outstanding bank borrowings balance of $534,709, of which the bank borrowings of $147,640 will be payable within one year and the bank borrowings of $387,069 will be payable after one year but within 5 years. The bank borrowings are at an annual effective interest rate of 2.75%.

We believe that our current cash and cash flows provided by operating activities, loans from banks, and the estimated net proceeds from this Offering will be sufficient to meet our working capital needs in the next 12 months from the date the audited financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

On May 19, 2022, OPS HK declared an interim dividend of HK$2.7 per share (equivalent to $0.346 per share) with respect to the 600,000 issued shares of OPS HK or HK$1,620,000 (equivalent to $207,692) to its sole shareholder, i.e. Junee. On the same date, having received the dividend income from OPS HK, Junee declared the same amount of interim dividend, i.e. an interim dividend of HK$1,620 per share (equivalent to $208 per share) with respect to the 1,000 issued shares of Junee or HK$1,620,000 (equivalent to $207,692) to the shareholders of Junee. During the year ended June 30, 2022, Junee paid dividend of HK$1,360,000 (equivalent to $174,359) to the shareholders of Junee and the remaining unpaid dividend of HK$260,000 (equivalent to $33,333) was recorded as amount due to the related party as of June 30, 2022. On September 15, 2022, Junee declared an interim dividend of approximately HK$0.11199 per share (equivalent to approximately $0.01427 per share) with respect to the 10,714,286 issued shares of Junee, or HK$1,200,000 (equivalent to $152,866), to the shareholders of Junee. The dividend declared by Junee on September 15, 2022 has been fully paid as of the date of this prospectus.

We do not plan to pay any further dividends out of our retained earnings, as of the date of this prospectus.

We intend to raise additional fund through our initial public Offering and use these funds to grow our business primarily by:

•        approximately 30% for expanding our service capacity including building an in-house team of electrical fit-out workers and an in-house team of repair and maintenance service workers;

•        approximately 30% for potential strategic investments and acquisitions, although we have not identified any specific investments or acquisition opportunities; and

•        approximately 40% for general working capital and use as daily operation, including but not limited to, funding sales and marketing efforts and developing web interface.

The following table sets forth a summary of our cash flows for the years ended June 30, 2022 and 2021:

	For the Years Ended June 30,
	2022	2021
Net cash (used in) provided by operating activities	$(229,081)	$607,657
Net cash used in investing activities	$(11,365)	$—
Net cash provided by (used in) financing activities	$209,130	$(205,521)
Net (decrease) increase in cash and restricted cash	$(41,730)	$399,971
Cash and restricted cash at the beginning of year	$1,040,957	$640,986
Cash and restricted cash at the end of year	$999,227	$1,040,957

Operating Activities

Net cash used in operating activities amounted to $229,081 for the year ended June 30, 2022, mainly derived from (i) net loss of $65,911 for the year ended June 30, 2022; (ii) an increase in accounts receivable of $265,989, due to more billing to customers based on services provided closer to the end of the year ended June 30, 2022, as compared to that of the fiscal year ended June 30, 2021; (iii) an increase in contract assets of $100,266, due to more services provided but not yet billed to customers closer to the end of the year ended June 30, 2022, as compared to that of the fiscal year ended June 30, 2021; and (iv) a decrease in contract liabilities of $482,425, as OPS HK decreased billings in advance of performance obligations under contracts, which was offset by (i) various non-cash items of $216,625, such as depreciation of property and equipment, amortization of operating lease right-of-use assets and interest of lease liabilities, provision for doubtful accounts, loss on disposal of property and equipment and deferred income taxes benefit; and (ii) an increase in accounts payable of $393,356, due to more billings from subcontractors and suppliers on services requested closer to the end of the year ended June 30, 2022, as compared to that of the fiscal year ended June 30, 2021.

Net cash provided by operating activities amounted to $607,657 for the year ended June 30, 2021, mainly derived from (i) net income of $425,126 for the year ended June 30, 2021; (ii) various non-cash items of $154,844, such as depreciation of property and equipment, amortization of operating lease right-of-use assets and interest of lease liabilities, provision for doubtful accounts and deferred income taxes provision; (iii) an increase in accounts payable of $218,323, due to more billings from subcontractors and suppliers on services requested closer to the end of the fiscal year ended June 30, 2021, since OPS HK undertook more projects during the second half of the fiscal year ended June 30, 2021, as compared to that of the fiscal year ended June 30, 2020 when it was badly hit by the COVID-19 pandemic; and (iv) an increase in contract liabilities of $399,162, as OPS HK increased billings in advance of performance obligations under contracts, which was offset by (i) an increase in accounts receivable of $433,993, due to more billing to customers based on services provided closer to the end of the fiscal year ended June 30, 2021, since OPS HK undertook more projects during the second half of the fiscal year ended June 30, 2021, as compared to that of the fiscal year ended June 30, 2020 when it was badly hit by the COVID-19 pandemic; and (ii) an increase in contract costs of $172,274, due to the increase in prepayment to subcontractors and suppliers as at June 30, 2021 as compared to June 30, 2020.

Investing Activities

Net cash used in investing activities amounted to $11,365 for the year ended June 30, 2022 representing the purchases of property and equipment during the year ended June 30, 2022.

There was no cash provided by or used in investing activities for the year ended June 30, 2021.

Financing Activities

Net cash provided by financing activities amounted to $209,130 for the year ended June 30, 2022, which included the repayments from related parties of $1,403,077 and proceeds from bank borrowings of $128,205, which was offset by the repayment of bank borrowings of $136,627, repayments to related parties of $187,346, payments of offering costs related to initial public offering of $823,820 and payments of dividend to shareholders of $174,359 during the year ended June 30, 2022.

Net cash used in financing activities amounted to $205,521 for the year ended June 30, 2021, which included the repayment of borrowings to related party of $1,250,000, advances to related parties of $110,567 and repayment of bank borrowings of $94,954, which was offset by the proceeds from bank borrowings of $644,330 and repayments from related parties of $605,670 during the year ended June 30, 2021.

Trend Information

Other than as disclosed in “Risk Factors — Risks Related to Business — Our business operations have been and may continue to be materially and adversely affected by the spread of the coronavirus (COVID-19)” in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The following table summarizes our contractual obligations as of June 30, 2022:

	Payments due by period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Contractual obligations
Bank borrowings(1)	$534,709	$147,640	$378,022	$9,047	$—
Future lease payments(2)	94,395	87,134	7,261	—	—
	$629,104	$234,774	$385,283	$9,047	$—

____________

(1)      As of June 30, 2022, our contractual obligation to repay outstanding bank borrowings totaled $534,709.

(2)      We lease offices which are classified as operating leases in accordance with Topic 842. As of June 30, 2022, our future lease payments totaled $94,395.

Capital Expenditures

For the year ended June 30, 2022, we purchased $11,365 of property and equipment, mainly for use in our operations. We did not incur any capital expenditures for the year ended June 30, 2021.

Subsequent to June 30, 2022 and as of the date of this prospectus, we did not purchase any material property and equipment for operational use. We do not have any other material commitments to capital expenditures as of June 30, 2022 or as of the date of this prospectus.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Critical Accounting Policies and Management Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and assumptions that we believe to be reasonable.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our consolidated financial statements.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for doubtful accounts, the determination of the useful lives of property and equipment, impairment of long-lived assets, allowance for deferred tax assets, uncertain tax position, operating lease right-of-use assets, operating lease liabilities, revenue recognition and contingencies. Actual results could differ from those estimates.

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for doubtful accounts.

We determine the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. We establish a provision for doubtful receivables when there is objective evidence that we may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

As of June 30, 2022 and 2021, we have recorded the allowance for doubtful accounts of $119,639 and $2,654, respectively, on our consolidated balance sheets and recorded the provision for doubtful accounts of $117,762 and $2,611 on our consolidated statements of operations and comprehensive (loss) income for the years ended June 30, 2022 and 2021, respectively. We estimated that a 10% unfavorable change in our assumptions and estimates would have decreased our pre-tax income by $11,776 and $261 for the years ended June 30, 2022 and 2021, respectively.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1	—	Quoted prices in active markets for identical assets and liabilities.
Level 2	—

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

We consider the carrying amount of our financial assets and liabilities, which consist primarily of accounts receivable, contract assets, contract costs, due from related parties, operating lease, prepayments and other current assets, accounts payable, contract liabilities, income taxes payable, due to related parties, loan from related party, accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of June 30, 2022 and 2021 due to their short-term nature.

Lease — related parties

We adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB. The adoption of Topic 842 resulted in the presentation of operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheet.

We have assessed the following: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). We also elected the short-term lease exemption for certain classes of underlying assets including office space, warehouses and equipment, with a lease term of 12 months or less.

We determine whether an arrangement is or contain a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of us are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, current, and operating lease liability, non-current in our consolidated balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. The operating lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The operating lease ROU assets also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that we will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term.

For operating leases with a term of one year or less, we have elected not to recognize a lease liability or ROU asset on our consolidated balance sheets. Instead, we recognize the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to our consolidated statements of operations and cash flows. We have operating lease agreements with insignificant non-lease components and have elected the practical expedient to combine and account for lease and non-lease components as a single lease component.

We review the impairment of our ROU assets consistent with the approach applied for our other long-lived assets. We review the recoverability of our long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. We have elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows.

During the year ended June 30, 2022, we recognized, respectively, ROU assets and operating lease liabilities of $170,459 and $170,459, in the consolidated balance sheets.

Revenue Recognition

We adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting July 1, 2019 using the modified retrospective method for contracts that were not completed as of the date of adoption. The adoption of this ASC 606 did not have a material impact on our consolidated financial statements.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

We enter into agreements with clients that create enforceable rights and obligations and for which it is probable that we will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for us to have the agreements with our customers in writing, orally, or in accordance with other customary business practices. We recognize revenue based on the consideration specified in the applicable agreement.

The contracts which we enter into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure we meets the contractual requirements. Additionally, contracts may include retentions or holdbacks paid at the end of a project to ensure that we meet the contract requirements. However, since the customer does not have the option to purchase the warranty separately and there are no additional services to the customer during the retention period but to ensure all goods and services meet the criteria as specified in the contract, such warranty shall not be accounted for as a separate performance obligation. We historically incur a very minimum cost during the retention period, we do not expect any significant liability to be incurred and no further provision made in the accounts. We do not assess whether a contract contains a significant financing component if we expect, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

Since we have concluded that the promises to be delivered on the contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a professional interior design and fit-out service provider, we recognize revenue based on our effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and our right to bill the customer as costs are incurred.

OPS HK’s contracts with the customer has payment terms specified based upon certain conditions completed. We generally require an initial payment from the customer upon signing of the contract prior to the commencement of the project, which usually represents approximately 20% to 50% of the total contract sum. We issue invoices for interim payments at different stages of the project. The final invoice is generally issued shortly before or immediately after project completion. As the customers are required to pay OPS HK at different billing stages over the contract period, as such, we believe the progress payments limit the exposure to credit risk and that we would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of OPS HK’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of our performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

We use the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when we are satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires us to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered. In situations where the estimated costs to perform exceeds the consideration to be received, we accrue the entire estimated loss during the period the loss becomes known.

OPS HK’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

We recognize claims against vendors, sub-consultants, subcontractors and others as a reduction in costs when the contract establishes enforceability, and the amounts of recovery are reasonably estimable and probable. Reduction in costs are recognized at the lesser of the amount management expects to recover or costs incurred.

Warranty

OPS HK generally provides limited warranties for work performed under the contracts. At the time a sale is recognized, we record estimated future warranty costs under ASC 460. Such estimated costs for warranties are estimated at completion and these warranties are not service warranties separately sold by us. Generally, the estimated claim rates of warranty are based on actual warranty experience or our best estimate. There were no such reserves for the years ended June 30, 2022 and 2021 because our historical warranty expenses were immaterial to our consolidated financial statements.

Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Contract Costs

Contract costs incurred during the initial phases of the sales contracts are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of labor and material costs directly related to the contract.

We perform periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. We expect to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the years ended June 30, 2022 and 2021, no impairment loss was recognized.

Income Taxes

We account for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

We believe there were no uncertain tax positions as of June 30, 2022 and 2021, respectively. We do not expect that our assessment regarding unrecognized tax positions will materially change over the next 12 months. We are not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Recently Accounting Pronouncements

We consider the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), we meet the definition of an emerging growth company, or EGC, and have elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 — Financial Instruments — Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 — Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for us for interim and annual periods in fiscal years beginning after December 15, 2022. We are currently evaluating the impact this ASU will have on our consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing a variety of exceptions within the framework of ASC 740. These exceptions include the exception to the incremental approach for intraperiod tax allocation in the event of a loss from continuing operations and income or a gain from other items (such as other comprehensive income), and the exception to using general methodology for the interim period tax accounting for year-to-date losses that exceed anticipated losses. The guidance will be effective for us beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. Early adoption is permitted. We are currently evaluating the effect that ASU 2019-12 will have on our consolidated financial statements and related disclosures.

In October 2020, the FASB issued Accounting Standards Update No. 2020-10, Codification Improvements — Disclosures (“ASU 2020-10”) to align with the SEC’s regulations. This ASU improves consistency by amending the codification to include all disclosure guidance in the appropriate disclosure sections and clarifies application of various provisions in the Codification by amending and adding new headings, cross referencing to other guidance, and refining or correcting terminology. This ASU will not affect our results of operations, cash flows or financial position and we do not expect the adoption to have a material impact on the disclosures to the consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and cash flows.

INDUSTRY

Overview of Interior Design and Fit-out Market in Hong Kong

This section contains information from the Industry Information Sheet commissioned by us and prepared by Frost & Sullivan, to provide information regarding the interior design industry and OPS HK’s market position in Hong Kong.

Definition of interior design and fit-out market

Interior design and fit-out market refers to the market in which integrated services to improve the interior environment of buildings are provided, in order to make such buildings habitable for occupants. Interior design services consist of professional service of designing for the purpose of enhancing the utility and attractiveness of the interior of the building, including flooring, electricity installing, and ceiling decorating and so on. Fit-out service usually follows the instructions of the specific interior design for partitioning, flooring, ceiling, electrical installation, and meeting the environmental requirements. Interior design and fit-out service are usually provided for newly constructed buildings and buildings that require renovation.

Segmentation and life cycles of interior design and fit-out market

The interior design and fit-out market can be categorized based on the use of buildings, residential buildings and commercial buildings. Examples of residential buildings include houses and apartments while examples of commercial buildings include retail stores, shopping malls, office buildings, etc.

The life cycles of design and fit-out projects for residential buildings and commercial buildings may vary as the frequency of renovation of these buildings are different. In general, commercial buildings have a higher frequency of renovation at around 5 to 10 years of usage to drive the retail business and attract potential customers through regular renovation. On the other hand, residential buildings generally require renovation, alternation and addition work after every 10 to 20 years of usage.

Value chain of interior design and fit-out market

The value chain of interior design and fit-out market usually consists of upstream suppliers, midstream interior design and fit-out services providers and the downstream end users. Interior design and fit-out companies usually gain new projects through (1) submission of tenders for services; (2) customer referral; and (3) cold call. It is also a common practice for customers from commercial sectors to invite interior design companies to submit the tender or solicit design services through direct appointment.

Subcontracting and in-house teams

Labor intensive design and fit-out projects usually require a sizable team with capabilities of maintaining consistent qualities that could clearly convey the interior designers’ ideas into layouts of the interior environment. However, interior design companies without an in-house fit-out team might experience issues such as insufficient related talents, unstable project flow, tedious negotiation process with external project teams, and possible inconsistencies during project executions. To resolve these restraints, some large-scale interior design companies which often handle labor intensive and premium projects now opt to increase the number of designers as well as hiring their own fit-out teams, in order to offer the most timely and simplified services while fulfilling the interior designers’ blueprints during the large-scale project executions, including electrical system layouts, repairs and maintenances.

Market size of interior design and fit-out in Hong Kong

The interior design and fit-out market have experienced a rapid growth from approximately HK$21.7 billion (approximately US$2.8 billion) in 2015 to approximately HK$30.4 billion (approximately US$3.9 billion) in 2020, representing a compound annual growth rate (CAGR) of approximately 7.0%. The interior design and fit-out works market is expected to increase with a CAGR of approximately 6.1% from 2021 to 2025, as supported by the Long-Term Housing Strategy and a number of sizeable projects initiated by the Hong Kong government including among others, the Energizing Kowloon East Program and the implementation of the Land Sharing Pilot Scheme.

Market Size of Interior Design and Fit-out Works in Hong Kong (HK$ billion)
45
40
35
30
25
20
15
10
5
0
2015
2016
2017
2018
2019
2020
2021E
2022E
2023E
2024E
2025E
13.2
6.7
1.8
17.4
7.2
2.1
19.3
7.6
2.3
20.4
8.1
2.4
20.2
8.5
2.7
19.9
8
2.5
20.9
8.4
2.6
22
8.8
2.7
23.5
9.4
2.8
25.2
9.9
3
26.8
10.4
3.2
Residential
Commerical
Others

Note: (i) Residential buildings refers to public and private housing units, service apartments, village houses, etc.; (ii) commercial buildings refer to offices, retail shops, restaurants, hotels, etc.; and (iii) others include industrial and storage buildings.

CAGR	2015 – 2020	2021E – 2025E
Residential	8.6%	6.4%
Commercial	3.6%	5.5%
Others	6.8%	5.3%
Total	7.0%	6.1%

Source: Frost & Sullivan

Market Drivers of Interior Design and Fit-out Market in Hong Kong

Increasing income level and pursuit of better living standards

According to the Census and Statistics Department of Hong Kong, the gross national income (GNI) per capita has surged from approximately HK$335,010 (approximately US$42,950) to approximately HK$379,181 (approximately US$48,613) from 2015 to 2020. The rise of GNI per capita indicates a greater consumption power and willingness towards consumer expenditure on design and fit-out as to elevate standard of living.

Growing demand from the commercial and retail sector

With the enhanced accessibility and infrastructural development and support in some areas, such as Kowloon East and Island East of Hong Kong, rapid expansion and fit-out works of office spaces serve as another factor as tenants seek to revitalize working ambience with a view to elevate aesthetic appearance at a relatively lower rental price. Sizeable shopping malls such as The Lohas, located in Tseung Kwan O, has also undergone fit-out works in 2020 to expand capacity and improve aesthetic value.

Sustained supply of residential buildings

The Hong Kong government has issued different policies to drive the housing supply, namely the “Land Sharing Pilot Scheme” addressed in 2020 Policy Address, which seeks to unleash the development potential of privately-owned agricultural lots for both public and private housing development through public-private partnership. For private sector, the 2021-22 Budget envisaged an estimated average annual production of about 18,000 units in the upcoming five years from 2021 to 2025, substantially greater than the average production of about 16,500 units in the past five years from 2015 to 2020. The completion of large private domestic units (i.e. privately-owned agricultural lots for public and private housing development units larger than 100 square meters in size) is expected to grow at a CAGR of 12.1% during 2021 to 2025, while the total aggregated production is expected to attain 7,500 units within the 5 years, which serve as an impetus to the interior design and fit-out works for sizeable and luxury residential properties.

Major Market Restraints of Interior Design and Fit-out Market in Hong Kong

Volatile external economy dampening the investment sentiment of the property market and its related services

Largely affected by economic uncertainties, the property market for newly completed buildings encountered fluctuation in the past years. As one of the major downstream market, interior design and fit-out market for newly completed buildings is implicatively projected to be conservative with subdued growth momentum. However, interior design and fit-out services generated from renovation of buildings is expected to remain robust as are the dedicated efforts on urban renewal initiatives, which are deemed to be major market drivers for the interior design and fit-out market.

Increasing Labor Costs Imposing Pressure on the Interior Design and Fit-out Market

Due to the high reliance on related talents and workers, human resource expenditure is one of the major parts of the cost in interior design and fit-out companies. According to Labor Department of Hong Kong, median hourly wage for construction sector and professional services (being services that require specialized training and specialized knowledge such as interior design) sector presented a constant upward trend, increasing from approximately HK$83.0 (approximately US$10.64) and HK$83.1 (approximately US$10.65) respectively in 2015 to approximately HK$100.0 (approximately US$12.8) and HK$97.6 (approximately US$12.5) respectively in 2020. As the climbing salary for the related workforce in Hong Kong, operational cost increase shrinks the profit margin of the interior design and fit-out companies, which might force the hike of the project fees and consequently weaken the market needs. As a result, interior design and fit-out market might face the challenge stemming from the intensifying human resource expenditure pressures.

Major Market Trends of Interior Design and Fit-out Market in Hong Kong

Green interior design and fit-out getting more attention as the popularizing green building initiatives

With the advantages of energy saving and environmentally friendly, green building initiative was carried out since 1990s in Hong Kong. Policies that stipulate the energy and material requirements for buildings were published in Hong Kong, namely “Building (Energy Efficiency) Regulation”. As concerns on global warming are growing, the inclination to develop green buildings in Hong Kong is expected in the coming future. Coupled with increasing interests of the building owners and developers to pursue cost efficiencies, the green building interior design and fit-out segment is expected to gain further growth.

Market integration of interior design and fit-out market

In the value chain of this industry, interior design and fit-out could be separately handled by two parties in general, namely interior design company and interior fit-out company. However, this could cause issues including inconsistent project qualities as the fit-out execution team might not be able to fulfil the requirements of the design team. To pursue better quality consistency, interior design companies, which have high capacities for premium design services, are trying to integrate interior fit-out service as a part of the service package by setting up their own fit-out teams. As for fit-out companies, higher profit margin and potential price advantage have driven them to recruit design talents in order to offer integrated package which includes basic interior design service and fit-out services. For both stakeholders, vertical integration for better quality consistency and profit margin have become a major trend, indicating a more integrated interior design and fit-out market.

Popularity of smart homes leading to the emerging need in smart home interior design and fit-out services

As the development of smart home technologies advances, more households are opting to integrate smart technologies into their houses and apartments for the enjoyment of the futuristic and yet, practical, living experiences. The components of a smart home, including smart home central system, smart furniture, and smart home appliances, among other things, usually require meticulous interior design and fit-out work in order to ensure the normal operation of the smart home technologies while maintaining an attractive and comfortable living environment. The popularity of the smart home has led to increasing demand for the corresponding smart home interior design and fit-out services, which is expected to gain strong growth, as the further popularization and penetration of smart home technologies into general households increases.

Competitive Landscape of Interior Design and Fit-out Market in Hong Kong

Market competition

The interior design and fit-out market in Hong Kong is highly fragmented with approximately a thousand companies offering interior design services with fit-out work in 2020.

Generally, the key considering factors for customers include budgetary concerns, quality of services, timeline of project and track record of the interior design and fit-out service provider. In addition, some customers may also prefer integrated services of interior design and fit-out with project management.

Market share of OPS HK

In terms of revenue, it is estimated that we had a total market share of approximately 0.2% in the interior design and fit-out market including both residential segment and commercial segment in Hong Kong in 2020, according to Frost & Sullivan. Due to high fragmentation in the industry and because most of the market players are private companies, no major leading players are identified in the industry.

Competitive focus

Capability to offer integrated interior design and fit-out solution

Interior design and fit-out are usually carried out on a project basis, covering different aspects from space planning, multiple draft of design, sourcing of materials, tailor-made appliances and furniture, followed by execution of fit-out works in compliance with fire safety requirements, structural aspects of building like ventilation and electrical systems. Due to the complexity of design and fit-out projects, service providers put more emphasis on offering one-stop service and take part in both design and fit-out works. Meanwhile, some are capable of providing value-added service such as consulting service, involvement in budget planning.

Application of innovative design and premium materials

Design is the first and core stage in a design and fit-out project, as it provides the framework for subsequent fit-out works and also the overall visualized concept of premises, which is important for customers such as retail brand owners and office tenants. Hence, market players with strong capability can offer innovative and satisfactory design and space planning that exceed customers’ expectations. Sourcing and application of materials with high quality are associated with the long-term cost for maintenance of finished products as well as safety and comfort for end users. Customers of such services are usually expected to use high quality furniture in terms of appearance and functional aspects. It is also common for some of the interior design and fit-out service providers to incorporate premium materials and designs to gain a higher profit in projects, especially with those customers in the high-end segment.

Joint-effort between direct labor, subcontractors and other market players

Due to better division of labor and effective resources management, it is not uncommon for interior design and fit-out contractors to appoint subcontractors to take part in fit-out works. Hence, partnership with a number of qualified, registered subcontractors offer competitive advantages in fit-out works. On the other hand, market players with their own team of direct labor are able to deliver more consistent quality of fitting out works and maintain a stable workforce to undertake large scale design and fit-out projects. In addition, in line with the market trend of consolidation, some interior design and fit-out service providers may join hands to extend the operation scale and enrich the customer base to maintain competitiveness in market.

Major Entry Barriers

Established relationship between existing market players and customers

In general, corporate customers and some individual customers have strong preference of established brand of interior design and fit-out companies with proven track record and capability to meet the customers’ requirement. As such, customer referral for design and fit-out projects is also not uncommon in the industry, which is advantageous for the existing market players with strong base of customers. Thus, reputation and customer relationships will be two of the key entry barriers to new market entrants.

High start-up capital

Setting up the interior design and fit-out business requires hiring of design professionals, purchase of equipment and software. Some large-scale interior design companies may even have their own research and development facilities for creation of product prototype and individual showroom. Meanwhile, substantial capital is usually required for certain initial payments including advanced fit-out material procurements, upfront payments for subcontractors, and administration expenses for permission of commencements and so on. As a result, financial requirement serves as a barrier to new market entrants.

Limited pool of experienced labor, designers and qualified suppliers

With the trend of ageing working force in construction industry, there is limited number of experienced and specialized labor working for fit-out contractors in Hong Kong. In addition, existing registered subcontractors for fit-out works, raw material and furniture suppliers are often in business partnership with main contractors for interior design and fit-out works. On the other hand, number of experienced designers engaged in interior design industry, such as senior designers and design directors, is limited. Therefore, additional resources may be required for new market entrants to seek experienced talent in interior design as well as qualified subcontractors to complete the fit-out projects with high quality and in a timely manner.

Key factors of success

Established business relationship

Relationship with key customers is recognized as one of the most important attributes for success in the interior design and fit-out service providers as it is related to customer satisfaction, which may also lead to potential business opportunities through referral of projects. On the other hand, maintaining a good partnership with qualified subcontractors is essential for successful accomplishment of fit-out works.

Quality service

Ability to deliver high quality interior designs and fit-out works is important to market players to stand out from the crowd as quality is associated with the overall impression towards the premises from end users and also the durability of interior decoration, furniture as well as maintenance cost after certain period of time.

Market players with better service quality and scope of service are usually more preferred by customers. For example, value-added consulting services, regular progress reporting and timely completion of projects are key factors contributing to the success of an interior design and fit-out contractors, mainly due to high requirement from customers including property developers and property owners.

Market know-how

Extensive experience and knowledge in the industry are two of the common characteristics for leading players as understanding of conceptual idea from customers and offer related tailor-made, innovative design solution is important prior to commencement of fit-out works. Generally, successful market players usually hold a proven track record of fulfilling different requirements from major customers.

Major Future Opportunities and Challenges

Marketing innovation and technology

The trending e-commerce and digital platform offers opportunities for potential business development in interior design and fit-out market in Hong Kong. Market players can promote their services through websites, online media coverage, and social media platform. Moreover, communication through digital tools can further strengthen the relationship with existing customers. On the other hand, with the latest display technology, such as virtual reality and augmented reality, design concepts may be revealed in a more interactive way. The emergence of smart home and workplace concepts offer additional opportunities for interior design service providers.

Incorporation of sustainable element

The introduction of sustainability in building construction, including green building certification scheme, such as Leadership in Energy and Environmental Design (LEED) and Hong Kong Building Environmental Assessment Method (HK-BEAM), has raised the requirements of overall building design, and materials used to achieve energy efficiency. Thus, the application of sustainable materials in interior design and fit-out work can contribute to higher rating under such schemes, which serves as a distinguishing opportunity for service providers.

Rising operation cost

The implementation and bi-annual review of statutory minimum wages in Hong Kong and proposed standard working hours may transfer the financial burden on some interior design and fit-out service providers, especially when the projects are under a tight timeline and overtime work is constantly required. Meanwhile, customers may have extraordinary requirements for certain projects. Therefore, due to the limited capacity of interior design service providers, it has become a common industry practice for design companies to rely upon additional outsourcing of certain services, including research and development, to meet such requirements, resulting additional project costs, which eventually will be distributed to the customers.

Lack of specific regulatory environment

Currently, although Hong Kong Interior Design Association has set up a professional membership and a proposed professional guideline, there is no mandatory licensing requirement for interior design service providers and limited licensing requirement for the fit-out service providers. Without the extensive regulatory framework, there is a large variation among those interior design and fit-out works contractors in terms of operation scale, quality and service. New market entrants may also contribute to the fierce competitive environment.

BUSINESS

Overview

Junee Limited, a limited liability company established under the laws of the British Virgin Islands on August 25, 2021, through its wholly-owned subsidiary, OPS HK, provides interior design, fit-out and maintenance service to both residential and commercial clients in Hong Kong interior design market.

The interior design service involves preliminary consulting services, conceptualizing clients’ design ideas with layout plans, and producing detailed design drawings. Fit-out work generally includes any activities making an interior space suitable for residential or commercial purposes. OPS HK also provides a broad range of repair and maintenance services including routine home condition upkeep services.

OPS HK generates revenues primarily from providing design, fit-out and repair and maintenance services. For the years ended June 30, 2022 and 2021, total revenue was $9,620,570 and $6,299,004, respectively. The gross profit and net loss were $1,447,963 and $65,911, respectively, for the year ended June 30, 2022, as compared to the gross profit and net income of $1,186,004 and $425,126, respectively, for the year ended June 30, 2021.

Competitive Strengths

A combination of the following competitive strengths contributes to our continued success and potential for growth:

Experienced management team

The operating subsidiary, OPS HK, is led by an experienced management team comprised of three executive directors (Mr. Yuk Ki (Francis) Chan, Mr. Siu Lai So, and Mr. Sai Kit (Dicky) Yip) and a project manager (Mr. Chung Han Leung). Mr. Chan, Mr. So, Mr. Yip and Mr. Chung Han Leung, has over 33, 30, 31 and 23 years of experience in the interior design and fit-out industry, respectively. For further detail of the experience and qualifications of our directors and senior management, please refer to the section titled “Management” of this prospectus. Additionally, the chief designer Mr. So, and the other two heads of design have over 30, 15 and 10 years of experience in the interior design and fit-out industry, respectively, and are fully capable of adapting OPS HK’s services to the needs of different project types.

Stable relationships with a number of clients

Through over 23 years of operating history in the interior design and fit-out industry in Hong Kong, OPS HK has established strong client loyalty and developed stable relationships with a number of recurring clients. According to the Industry Information Sheet, the relationship with clients is a key factor in success in the industry, as client satisfaction may lead to potential business opportunities through referral of projects. For the fiscal years ended June 30, 2022 and 2021, OPS HK had 22 and 33 recurring clients, respectively. These recurring clients represented approximately 56.4% and 86.8% of the total number of clients, respectively, for the corresponding financial year. The aggregate revenue from such clients amounted to US$6,450,611 and US$4,785,379, representing approximately 67.1% and 76.0% of the total revenue, for the corresponding financial year, respectively. For instance, five largest clients (in terms of revenue) have been working with OPS HK for a range of less than 1 year to over 10 years. The longest of such relationships has been a client maintained for over 10 years. We believe that having stable relationships with a number of clients is one of OPS HK’s key competitive strengths and OPS HK’s anticipated ability to leverage clients’ continuing support for new business opportunities.

Strong working relationships with subcontractors

A strong network of Hong Kong fit-out subcontractors and interior design professionals continues to create design solutions that facilitate satisfying results for customers. OPS HK’s business relationships with its five largest subcontractors (in terms of revenues) range from 1 year to over 10 years. The longest business relationship has been maintained over 10 years, as of the date of this prospectus. During the last two fiscal years ended June 30, 2022 and 2021, OPS HK did not enter into any long-term agreement or arrangement with any of its subcontractors.

OPS HK has a list of internally approved subcontractors that it works with consistently during the course of business, and the management chooses subcontractors based on a series of considerations, such as the sufficiency of staffing and other resources, and technical capability.

Future Business Growth Strategy

OPS HK will strive to continue to adhere to its business principles of providing high quality professional design services. We believe that the pursuit of this goal will lead OPS HK to sustainable growth, may solidify its position in the industry, and may, in turn, create long-term value for our shareholders. We aim to achieve this goal by implementing the following strategies:

Enhancing sales and marketing strategy to expand customer base

Even though OPS HK currently has a sales and marketing team in place, it currently only focuses on client relationship management and other project-related matters.

In order to ensure the success of the strategy to expand service offerings through OPS HK and attract new clients through public channels, we plan to carry out strong advertisement and marketing campaigns on both digital and traditional media channels to promote its corporate image and enhance customer awareness. We believe that digital marketing has been the fastest growing marketing channel in the recent years and continues to play a major role in brand development and client acquisition and engagement. On top of the traditional media, OPS HK plans to carry out certain popular digital marketing campaigns with proven track records, including social media marketing, display advertising and search engine optimization.

Expanding service capacity by establishing in-house teams of workers

Currently, OPS HK mainly outsources fit-out works to subcontractors while it focuses on project management and quality control. However, as the business grows, reliance solely on fit-out subcontractors without an in-house team may be insufficient. Due to the complexity of design and fit-out projects, service providers put more emphasis on offering one-stop service and take part in both design and fit-out works. Therefore, one of the business strategies is to build a qualified and experienced in-house team of five electrical fit-out workers and a team of two repair and maintenance workers to supplement the use of subcontractors.

In-house team of electrical fit-out workers

Technological breakthroughs have facilitated the popularity of intelligent household systems. Additionally, due to the emergence of smart home technologies, an increasing number of households are opting to integrate smart technologies into their houses and apartments. With these trends and increasing demands for complex indoor/outdoor lighting and electrical installation for residential use, retail commercials and showrooms, OPS HK expects to serve more clients in need of the services associated with these trends, in part, by building its own fit-out team with qualified fit-out workers having advanced technical expertise.

In-house team of repair and maintenance workers

In relation to the establishment of an in-house team of repair and maintenance workers, OPS HK considered the potential benefits of providing repair and maintenance as a stand-alone service, mainly because it can strengthen client relationships and also strengthen after-sale services (which include repair and maintenance of defects following project completion). OPS HK expects that this opportunity to continue servicing and keeping in close contact with clients may increase the chances of future projects and referrals.

With the assistance of existing internet and mobile applications, which OPS HK plans to develop for fit-out defect diagnosis, project cost quotations, sales ordering and client communication, OPS HK expects to provide prompt responses, ease of use and short operating cycles for interior repair and maintenance with its in-house team of workers, to enable the improvement in the quality of after-sale services. A reliable client database will be maintained in a customer relationship management (“CRM”) module to be developed according to future plans.

Improving interaction with customer by developing web interface

OPS HK intends to develop a customer relationship management module with internet and mobile applications and web interface, to improve communication with clients by giving them electronic access to information of current and past projects, such as quotations, project status, reported defects and rectification progress. An IT upgrade is expected to create a competitive advantage for business growth, because it enhances client’s experience of interacting with OPS HK, especially under the current COVID-19 pandemic conditions when in-person consultation is more challenging.

Additionally, OPS HK intends to improve its design capability and financial reporting system to cope with the anticipated business growth, by purchasing or upgrading design software and a more advanced accounting system, as well as necessary IT hardware and professional equipment.

Business

Services

OPS HK mainly provides interior design and fit-out service in Hong Kong. The design work is performed by in-house designers while the fit-out work is presently outsourced to subcontractors who are managed and supervised by OPS HK’s designated project management team.

A brief description of the services provided under each project type is as follows:

Consultation

OPS HK provides consultation service per clients’ requests. During the preliminary consultation, it provides advice relating to, among other things, budgetary considerations, and the optimal use of space. For those clients who engage OPS HK for a new property which will be leased or bought in the future, it provides advice on location selection based on its understanding of the advantages and limitations of the different premises and the layout of such premises prior to any renovation, once the new property to be leased or acquired has been selected, as applicable. It will also conduct a site inspection at the premise at this stage and give advice on the materials, fittings, furniture, appliances and other items to be used, with an aim to produce a preliminary design plan and quotation for clients’ considerations.

Design

The design service includes both the consultation with the staff and the actual design work. The design service involves a multi-step process to ensure client satisfaction. First, the design team generates preliminary drawings with different styles of design to evaluate client taste and preferences. Then, the team obtains and analyzes client feedback, and fine-tunes the design objectives until it can provide a specific conceptualized design with layout plans, detailed design drawings and, where applicable, 3D rendering of images (for further details of the design stage, please refer to the paragraph titled “Operation Flow” of this section). Some of the design plans the design team has completed are as follows:

3D render – RECEPTION

wishing you
the joys of the season

(Design Plan for Grand Century Place at Mong Kok)

THE RENDERING – RECEPTION AREA

SUMMARY

The reception area is formed a atmoshere of spaceship to expressing the vision. “Prospect smart of the future”.

Using 3D projection technology to showing the demonstration of the smart parking solution how to work to the no longer future.

GROOVED FEATURE PANEL IN SPRAY PAINT LACQUERED

BACK-LIT LED LOGO

CARPET TILES

BSL140-118 Title Track with Azul

SWITCH GLASS & RECEIVED 3D PROJECT

FINEST SP-B-56

COLOR: 90

3M GRADIENT STICKER

RE-1775

OPS interior design consultant limited

(Design Plan for The Centre at Central)

(Design Plan for Harbour North Phase at North Point)

(Design Plan for Cambridge House at Quarry Bay)

Fit-out

In addition to the design service, OPS HK may also be engaged to lateralize the designs through fit-out work. Fit-out work included installing protective materials to cover floors or walls, installing or constructing partition walls, windows and window frames and decorative fittings (e.g., wallpaper, plywood floorings, carpet tiles, marble tiles, mirror panels, curtains, and light fittings), furniture or fixtures (e.g., cabinets, wardrobes, desks, kitchen counters and equipment, sinks, and bathtubs), installing plumbing systems, as well as installing switches, power outlets, telephone wiring, computer outlet covers and other electrical and wiring work. Some of the fit-out projects OPS HK has completed are as follows:

(Fit-out for The Centre at Central)

(Fit-out for Grand Century Place at Mong Kok)

(Fit-out for North Point Harbour Phase at North Point)

(Fit-out for Cambridge House at Quarry Bay)

OPS HK’s role in the fit-out service is principally overall project management and supervision, which involves quality control, cost control and on-site supervision to ensure that the project is on budget and on schedule. The fit-out work is generally outsourced to approved subcontractors (for details of our subcontracting arrangement, please refer to the paragraph titled “Suppliers — Subcontractors” of this section). The subcontractors may be designated by the clients or the management office of the relevant building where the project premises is located. Otherwise, we will generally select subcontractors from OPS HK’s own list of approved subcontractors.

For material supplies, OPS HK will agree with the clients on whether OPS HK or the clients will provide the materials used for the project. If OPS HK is responsible for providing materials, it will purchase such materials from the customary materials suppliers or, in certain cases, the subcontractors will provide the materials for the project.

Where specific fit-out work requires a particular license, permit or approval, OPS HK will engage subcontractors with suitable qualifications to perform such work. OPS HK is a Registered Minor Works Contractor (Class II and III) with the Buildings Department and therefore, OPS HK can also perform services requiring such qualifications.

The Minor Works Control requirements are established under the Buildings Ordinance of Hong Kong, which aim to facilitate building owners and occupants in carrying out small-scale building works safely and lawfully through simplified requirements. Minor works are classified into three classes according to their nature, scale and complexity and the risk to safety they pose. The size, location and respective criteria of each item of minor works are described in Schedule 1 of the Building (Minor Works) Regulation (B(MW)R). Class I, II and III represent high, medium and low complexity and level of risk, respectively. In order to ensure that only contractors who are able to perform their duties and responsibilities in a competent manner are allowed to carry out the respective items of minor works, they are each required to be registered as a Registered Minor Works Contractor (Class I, II or III) under the Buildings Ordinance.

Repair and Maintenance

If required by clients, OPS HK will also provide repair and maintenance service. Similar to the fit-out work, the repair and maintenance work is generally outsourced to approved subcontractors. Repair and maintenance work included, among other things, replacement of fixtures and fittings, repair and maintenance of cupboards and shelves and repainting walls and ceilings.

Business Operation Model

Set out below is a diagram of the business model of OPS HK:

Note: In this diagram, “Our Company” refers to OPS HK.

Operation Flow

The following diagram summarizes the principal steps of the operational flow when undertaking design-only projects and design and fit-out projects:

Initial phase

Project identification and preliminary assessment

OPS HK usually receives requests for quotations for potential projects from its existing or potential clients. During the two fiscal years ended June 30, 2022 and 2021, it served clients from the both public and private sector in Hong Kong, including quasi-government and statutory bodies, private and public companies, and individuals for their private residences.

Before proceeding with a project, OPS HK will make a preliminary assessment and decide on whether the potential project is feasible, by considering, among other considerations, the basic requirements of the project and whether OPS HK have sufficient resources that may be required, after consideration of the resources that have been allocated to other projects in progress. OPS HK may refuse clients’ quotation requests based on the same considerations.

For the fiscal years ended June 30, 2022 and 2021, the projects OPS HK undertook, generally, did not involve large scale construction work, but instead involved making improvements in the aesthetics and functionality of the interior designs of the premises and minor related work.

OPS HK liaises with clients to understand the basic requirements of the projects, including the project objectives, scope of work, expected timing for commencement and completion and preliminary budget. If the potential project involves minor work falling within the Building (Minor Works) Regulation (Chapter 123N of

the Laws of Hong Kong) (for more information, please refer to “Regulations — Regulations related to building works — Building (Minor Works) Regulation (Chapter 123N of the Laws of Hong Kong), we also record such requirements, so timely notifications and submissions to the Building Authority (i.e. Buildings Department and its officials) are made.

If OPS HK decides to pursue the project after the preliminary assessment, it will offer a general layout plan, a project proposal and one or more design concepts for its client’s consideration.

Pricing policy

The fee for a project is determined on a case-by-case basis by considering various factors, which generally include (i) the size and complexity of the project and the services required from us; (ii) overall cost expected to be incurred in undertaking the project by reference to preliminary quotations obtained from the subcontractors and materials suppliers; (iii) the project duration expected by the client; (iv) the relationship with the client and prices offered to any recurring client in the past; and (v) the prevailing market trends and conditions. OPS HK did not have any material losses among its contracted services during the fiscal years ended June 30, 2022 and 2021.

Proposal preparation

The design team and project team are mainly responsible for preparing and implementing the design proposal. The design team consisted of eight employees (including Mr. Siu Lai So) and were led by Mr. So, the chief designer, and a design team head. The design team is responsible for making the layout plan, which establishes how the space of the premises would be used. OPS HK usually includes qualifications and notes in the preliminary designs and layout plans, including cautionary wording to the effect that (i) the layout plan and preliminary design will need to be verified and may not be accurate, to avoid confusion by clients; and (ii) the layout plan and preliminary design is the property of OPS HK and cannot be used without its written permission, in an effort to preserve the ownership rights to OPS HK’s work product.

The design team generally produces a preliminary design with 3D and technical drawings and presentation boards. A presentation board normally contains suggested materials to be used, such as the types of tiles, stone, steel, wood, marble and fabric, etc.

As part of the proposal preparation, the project team will be responsible for selecting subcontractors and material suppliers and obtaining preliminary quotations for the services or materials that are needed to complete the project. The design team, project team and finance department will work together to estimate the project cost. The finance department also conducts client background checks and project finance during the process. Then, the proposals and cost estimates will be reviewed and approved by the management before being submitted to the clients or potential clients for consideration. See “Financing operations and delinquency experience” below.

Acceptance of proposal and project awarded

OPS HK offers preliminary budget quotations for projects that will not be immediately handled, in instances in which the actual commencement of a project is still conditioned upon confirmation of the exact location of the property, and/or, in some cases, consummation of the lease or purchase by the client of such property. However, OPS HK generally considers that a project has commenced when the signed quotation is received from the clients. Each design quotation will include a statement that the copyright of all designs and drawings provided by OPS HK shall remain vested with OPS HK and that the clients are not permitted to make copies of the design or drawings, nor may they use the designs or drawings without prior written approval. On a case-by-case basis and subject to compliance with the internal control policies, OPS HK may also permit verbal confirmations from some clients for their acceptances of the proposals.

Except for repair and maintenance projects, OPS HK generally issues an invoice for the initial payment, which usually represents around 20% to 50% of the total contract price, upon signing of the budget quotation. The period of the initial phase of each of the projects may vary, but from past experience, the initial phase transpires generally over one month or less. According to the agreed upon terms and upon receipt of the initial payment, the design team will proceed to the design phase.

Design phase

Based on the agreed upon terms of the design proposal, the design team will then finalize the conceptual design details and specifications for the project. For projects limited to only design, the projects are completed once it has provided the final design to the clients. For design and fit-out projects, the project team is generally responsible for overseeing the project and ensuring the fit-out work is completed according to the designs agreed by the clients.

The timespan of the design phase of each of the projects may vary but generally lasts over one week to four weeks.

Implementation phase

Project management and formation of project management team

OPS HK generally outsources fit-out work to internally approved subcontractors. To ensure service quality, OPS HK will form a project management team, consisting mainly of members from the design team, project team and sales and marketing team, to oversee the project. The project management team will coordinate with subcontractors, materials suppliers and other parties involved in the project during this process. The project management team will also visit the worksites regularly to ensure on-going monitoring of the progress of the project. These visits are generally conducted at least once a week.

During the implementation phase of projects involving minor work falling within the Building (Minor Works) Regulation (Chapter 123N of the Laws of Hong Kong), OPS HK will make timely notifications and submissions to the Building Authority, as required. It is the usual practice of OPS HK to have weekly progress meetings with the dedicated project management team and the management to remain informed of the status of individual projects, as well as to identify and resolve any issues which may arise. If there are any defects in the work, OPS HK will require the subcontractors (or other any responsible party designated by the clients) to rectify any defects identified during handover or after completion of the project.

The period of the implementation phase takes generally around two weeks to three months, design phase included (if applicable), depending upon the scale of a project.

OPS HK may issue invoices for interim payments to clients based on the payment term in the fee quotation for the project.

During the course of a project, clients may request changes in the service specifications or require different or additional materials to be used for renovation. In such cases and where the additional costs for the services or goods were not previously agreed upon, OPS HK will generally issue variation orders or additional fee quotations to reflect such changes and their associated costs. Over the past years, OPS HK has had no material disputes with any of the clients relating to variation orders or additional quotations for changes in the scope of services for any project.

Review and completion phase

Review and completion

Once the agreed upon work has been completed for design and fit-out projects, OPS HK will conduct inspections with the clients at the project premises with an aim to identify any defects prior to client handover. Under the existing internal control policy, OPS HK will request that clients sign a handover letter to confirm the completion of the project. OPS HK issues invoices for final payments with reference to the actual completion date of the project, according to the terms of the quotation. In the event that retention monies are required as a security deposit, retention monies will generally be released after the end date of the “defect liability period” (as described below).

Aftersales Services

The sales and marketing team is responsible for seeking feedback from the clients once a project has been completed, to help OPS HK gauge their satisfaction, improve its services in the future and also to determine whether any rectification work may be required shortly after completion. OPS HK normally offers clients a six-month defect liability period to rectify defects, free of charge, for fit-out work performed. In some design and fit-out projects which expressly provide a defect liability period in the quotation, retention monies may be required and they will be settled upon conclusion of such defect liability period. Upon request by clients, OPS HK may also provide repair and maintenance services.

Defect claims are rare. Over the past two years, OPS HK received one claim from a client about defects and OPS HK has since settled such claim, which amounted to $2,577 (HK$20,000), with the client, without admitting any legal liability, in Sham Shui Po Small Claim Tribunal, Hong Kong.

Projects Overview

OPS HK focused on projects in Hong Kong and during the fiscal years ended June 30, 2022 and 2021, all of the revenue was derived solely from the Hong Kong projects.

Projects undertaken during the fiscal years ended June 30, 2022 and 2021

The table below sets forth the details of the movements of OPS HK’s number of on-going, new and completed projects with contract sum during the fiscal years ended June 30, 2022 and 2021:

	Fiscal Years Ended June 30,
	2022		2021
Projects in progress at the beginning of the period	No. of projects	Contract sum (US$)	No. of projects	Contract sum (US$)
Design Only	—	—	—	—
Design and Fit-out	8	5,535,145	6	3,123,874
Repair and Maintenance	—	—	—	—
Total	8	5,535,145	6	3,123,874

Price adjustment due to additional works performed on existing projects during the period
Design Only	—	—	—	—
Design and Fit-out	—	659,955	—	53,898
Repair and Maintenance	—	—	—	—
Total	—	659,955	—	53,898

New projects during the period
Design Only	7	314,455	4	34,021
Design and Fit-out	40	5,785,959	27	8,720,453
Repair and Maintenance	60	98,976	63	57,972
Total	107	6,199,390	94	8,812,446

Completed projects during the period
Design Only	6	305,128	4	34,021
Design and Fit-out	40	10,336,697	25	6,351,922
Repair and Maintenance	55	84,944	63	57,972
Total	101	10,726,769	92	6,443,915

Exchange difference
Design Only		(59)		—
Design and Fit-out		(31,627)		(11,158)
Repair and Maintenance		(89)		—
Total		(31,775)		(11,158)

Projects in progress at the end of period
Design Only	1	9,268	—	—
Design and Fit-out	8	1,612,735	8	5,535,145
Repair and Maintenance	5	13,943	—	—
Total	14	1,635,946	8	5,535,145

During the fiscal years ended June 30, 2022 and 2021, OPS HK mainly undertook office projects, residential projects and commercial and retail projects. The following table provides a breakdown of the revenue by property type during the fiscal years ended June 30, 2022 and 2021 by property type:

	For the Years Ended June 30,
	2022		2021
	(US$)	% of revenue	(US$)	% of revenue
Revenue
Commercial and retail	$4,910,497	51.0%	$3,693,742	58.6%
Office	2,468,298	25.7%	1,225,919	19.5%
Residential	2,241,775	23.3%	1,379,343	21.9%
Total revenue	$9,620,570	100.0%	$6,299,004	100.0%

The following table sets forth the breakdown of the revenue by major revenue type for the years ended June 30, 2022 and 2021, respectively:

	For the Years Ended June 30,
	2022		2021
	(US$)	% of revenue	(US$)	% of revenue
Revenue
Design and fit out	$9,215,283	95.8%	$6,207,012	98.5%
Others	405,287	4.2%	91,992	1.5%
Total revenue	$9,620,570	100.0%	$6,299,004	100.0%

Each project varied in size, complexity and service specification and, as such, the duration for each project varied widely even if they concerned the same project type.

Projects with recurring clients

Most of the business during the fiscal years ended June 30, 2022 and 2021 was from recurring clients. Our revenue for the fiscal years ended June 30, 2022 and 2021 were contributed by approximately 76.5% and 93.0%, respectively, of the projects awarded by recurring clients.

For the fiscal years ended June 30, 2022 and 2021, OPS HK had 22 and 33 recurring clients, respectively. These recurring clients represented approximately 56.4% and 86.8% of the total number of the clients, for the corresponding financial year, respectively. The aggregate revenue from such clients amounted to $6,450,611 and $4,785,379, representing approximately 67.1% and 76.0% of the total revenue for the corresponding financial year, respectively.

Major completed projects

The following table sets forth the ten largest projects (in terms of revenue recognized) completed by the OPS HK during the fiscal years ended June 30, 2022 and 2021, respectively:

Location	Type of project	Use of the premises	Revenue recognized during the fiscal years ended June 30, 2022 US$
Hung Hom	Design and fit-out	Commercial and Retail	1,860,631
Sai Kung	Design and fit-out	Residential	995,223
Tseung Kwan O	Design and fit-out	Commercial and Retail	546,482
Sheung Wan	Design and fit-out	Office	529,214
Fo Tan	Design and fit-out	Residential	475,422
Jordan	Design and fit-out	Commercial and Retail	398,186
Tsim Sha Tsui	Design and fit-out	Commercial and Retail	328,205
Wong Chuk Hang	Design and fit-out	Commercial and Retail	300,173
Quarry Bay	Design and fit-out	Office	271,034
Jordan	Design and fit-out	Commercial and Retail	232,929

Location	Type of project	Use of the premises	Revenue recognized during the fiscal years ended June 30, 2021 US$
Shatin	Design and fit-out	Commercial and Retail	814,764
North Point	Design and fit-out	Commercial and Retail	491,231
Central	Design and fit-out	Office	460,075
Tai Hang	Design and fit-out	Residential	423,712
Mong Kok	Design and fit-out	Commercial and Retail	184,645
Deep Water Bay	Design and fit-out	Residential	181,126
Central	Design and fit-out	Commercial and Retail	159,794
Tsim Sha Tsui	Design and fit-out	Office	152,312
Central	Design and fit-out	Office	143,941
Tai Po	Design and fit-out	Commercial and Retail	88,684

Projects in Progress

As of June 30, 2022, OPS HK had 14 projects in progress with an aggregate contract sum of $1,635,946.

The following table provides the details of all of the projects in progress as of June 30, 2022:

Location	Type of project	Contract sum(Note) US$	Actual revenue recognized up to June 30, 2022 US$	Approximate % of actual revenue recognized out of total contract sum up to June 30, 2022	Outstanding contract sum as of June 30, 2022 expected to be recognized for the year ending June 30, 2023 US$
Quarry Bay	Design and fit-out	738,771	726,929	98.4%	11,842
Shatin	Design and fit-out	306,548	279,108	91.0%	27,440
Wan Chai	Design and fit-out	267,111	170,864	64.0%	96,247
Hung Hom	Design and fit-out	112,522	75,058	66.7%	37,464
Tai Po	Design and fit-out	96,815	56,624	58.5%	40,191
North Point	Design and fit-out	38,981	33,428	85.8%	5,553
Sheung Wan	Design and fit-out	33,172	26,708	80.5%	6,464
Hung Hom	Design and fit-out	18,815	18,333	97.4%	482
Kowloon Bay	Design only	9,268	8,394	90.6%	874
Quarry Bay	Repair and maintenance	4,484	3,701	82.5%	783
Fo Tan	Repair and maintenance	4,268	3,119	73.1%	1,149
North Point	Repair and maintenance	2,420	—	0.0%	2,420
Kwai Chung	Repair and maintenance	2,197	—	0.0%	2,197
Shatin	Repair and maintenance	574	—	0.0%	574

____________

Note: The contract sum is derived from the amount of the original contract, taking the contract value of variation orders into account, if applicable.

As of June 30, 2022, OPS HK had 14 projects in progress, with an aggregate contract sum of $1,635,946, and recognized the related revenue of $1,402,266 up to the year ended June 30, 2022. It is expected that such projects in progress as of June 30, 2022 will be completed and the remaining related revenue of $233,680 will be recognized during the year ending June 30, 2023.

Clients

Characteristics of the clients

For the fiscal years ended June 30, 2022 and 2021, OPS HK had 39 and 38 clients, respectively, some engaged OPS HK for more than one project during the fiscal years ended June 30, 2022 and 2021. Such clients included companies (private and public listed companies) and individuals for whom OPS HK provided services for their private residences.

OPS HK does not have any master long-term contracts signed with its clients and its contracts are entered into on a single project basis.

Top five clients

For the fiscal years ended June 30, 2022 and 2021, the percentage of the total revenue attributable to the largest clients amounted to approximately 21.2% and 16.9%, respectively, while the percentage of the total revenue attributable to the five largest clients combined amounted to approximately 59.2% and 67.1%, respectively.

Set out below is a breakdown of the revenue by the top five clients during the fiscal years ended June 30, 2022 and 2021:

For the fiscal year ended June 30, 2022

Client	Use of the premises	Service provided	Approximate number of year(s) of relationship counted from the date of the first engagement	Amount of revenue US$	% of total revenue
Client F (Note 6)	Commercial and Retail, office	Design and fit-out, repair and maintenance	Over 10 years	2,037,429	21.2%
Client E (Note 5)	Commercial and Retail	Design and fit-out, repair and maintenance	5 years	1,037,204	10.8%
Client D (Note 4)	Residential	Design and fit-out	Over 10 years	1,023,030	10.6%
Client G (Note 7)	Commercial and Retail, office	Design and fit-out, repair and maintenance	<1 year	865,009	9.0%
Client H (Note 8)	Office	Design and fit-out	<1 year	726,929	7.6%
Total				5,689,601	59.2%

For the fiscal year ended June 30, 2021

Client	Use of the premises	Service provided	Approximate number of year(s) of relationship counted from the date of the first engagement	Amount of revenue US$	% of total revenue
Client A (Note 1)	Commercial and Retail	Design and fit-out	2 years	1,063,300	16.9%
Client B (Note 2)	Commercial and Retail, Office	Design and fit-out, repair and maintenance	6 years	973,634	15.5%
Client C (Note 3)	Commercial and Retail	Design and fit-out, design only, repair and maintenance	3 years	853,711	13.6%
Client D (Note 4)	Residential	Design and fit-out, repair and maintenance	Over 10 years	675,300	10.7%
Client E (Note 5)	Commercial and Retail	Design and fit-out	5 years	656,455	10.4%
Total				4,222,400	67.1%

____________

Notes:

(1)      The customer group’s business activities include the provision of financial printing services. Its holding company is a company incorporated in the Cayman Islands and its shares are principally listed on the Main Board of the Stock Exchange of Hong Kong Limited.

(2)      The customer group’s business activities include the provision of medical and dental services, managed care business, investment in securities and properties and hospital management business in Hong Kong and mainland China. Its holding company is a company incorporated in the Cayman Islands and its shares are principally listed on the Main Board of the Stock Exchange of Hong Kong Limited.

(3)      A Hong Kong incorporated company which operates a number of retail stores in Hong Kong selling a comprehensive range of Korean products, including food, beverage and other household products.

(4)      Two individuals, who engaged OPS HK to provide design and fit-out services and repair and maintenance services for their residential properties.

(5)      A Hong Kong incorporated company which provide one-stop comprehensive and quality medical diagnostic services with advanced imaging technology and experienced medical and healthcare professionals in Hong Kong.

(6)      The customer is a quasi-governmental and statutory body in Hong Kong responsible for accelerating urban redevelopment, including undertaking, encouraging, promoting and facilitating urban renewal of Hong Kong, with a view to addressing the problem of urban decay and improving the living conditions of residents in old districts.

(7)      A Hong Kong incorporated company which provides advance molecular testing services on infectious diseases, clinical oncology, hematopathology and various genetic disorders to patients in Hong Kong.

(8)      A Hong Kong incorporated company which provides services in training events and internationally recognized examinations in Hong Kong.

OPS HK did not grant any credit terms to its clients during the fiscal years ended June 30, 2022 and 2021 and payments by them were generally made by check or bank transfer.

None of the directors of OPS HK or Junee Limited, their close associates, nor the Selling Shareholder, as of the date of this prospectus, had any interest in any of the five largest clients of the OPS HK during the two fiscal years ended June 30, 2022 and 2021. As of the date of this prospectus, we are not aware of any of OPS HK’s major clients having experienced material financial difficulties that may materially affect OPS HK’s business.

Major Project Terms

The clients generally engage OPS HK in a project-by-project basis. In general, OPS HK has a standard form of quotations setting out, among other material terms, the fees, scope of work, contract period and the payment terms, although in some cases, the clients may require OPS HK to use their own standard forms. In the latter instance, the material project terms are generally similar to OPS HK’s customary quotations. Material contract terms of the project contracts (including related credit management and other internal control policies) are summarized below:

Fee and Scope of Works

OPS HK provides quotations that establish the general fee for a project (subject to variation orders) with a detailed breakdown of the scope of work to be carried out and the relevant location of the work site.

Payment Terms and Credit Management

As part of the internal control policy, in relation to managing its trade receivables, OPS HK first conducts a credit assessment prior to accepting an engagement from a new client or providing a new quotation with a contract sum of more than US$26,000 (HK$200,000) with an existing client. This credit assessment involves considerations such as a client’s financial background, derived from available information gathered by the finance department, and, in the case of an existing client, any history of past defaults or delinquency in regular payments, as well as the length of the business relationship, to determine such client’s ability to settle the amount of the quotation.

OPS HK’s quotations specify the payment terms of each project, including initial payments required. OPS HK generally requires an initial payment from the clients prior to the commencement of the project, which usually represents approximately 20% to 50% of the total contract sum and is in the form of a deposit. For projects with a relatively small contract sum, OPS HK may request full payment upon engagement. The fees are settled in HK$ and generally by check or bank transfer. OPS HK issues invoices for interim payments at different stages of the project. The final invoice is generally issued shortly before or immediately after project completion. If the project involves retention monies, when the final invoice is issued depends on the length of the agreed upon defect liability period.

Financing operations and delinquency experience

OPS HK generally does not grant credit terms to clients. Under its internal control policy, the staff will regularly review the status of unsettled invoices. If an invoice is unsettled for 60 days from the date of issue, the management will be informed to follow-up. During the fiscal years ended June 30, 2022 and 2021, the invoices were generally settled within 90 days from the invoice date.

OPS HK conducts a credit assessment before accepting an engagement from a new client and, in general, there is a very low incidence of client default in payment to OPS HK. During the fiscal years ended June 30, 2022 and 2021, and as of the date of this prospectus, there have been no notifications nor indications of non-payment of the trade receivables. Provision for doubtful debts is made on a case-by-case basis. OPS HK also did not experience any difficulty in collecting any trade receivables that would have had a significant adverse impact on the business operations. If OPS HK notices any events or changes in circumstances which indicate that the outstanding balances for any invoice may not be collectible, relevant provisions of impairment of trade receivables will be made. OPS HK determines the adequacy of reserves for doubtful accounts based on individual account analysis and the historical collection trend. OPS HK establishes a provision for doubtful receivables when there is objective evidence that the OPS HK may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses that may be anticipated on individual exposures, as well as experience with historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of June 30, 2022 and 2021, the Company recorded an allowance for doubtful accounts related to accounts receivable of $119,639 and $2,654, respectively.

In some cases, retention monies might be required. During the fiscal years ended June 30, 2022 and 2021, the retention monies generally ranged from 5% to 10% of the contract sum. Retention monies withheld are normally released to OPS HK after the expiry of the defect liability period. As of June 30, 2022 and 2021, OPS HK’s retention receivables amounted to $99,520 and $126,601, respectively.

Duration

The quotations generally do not specify a contract period, but OPS HK regularly provides the progress of the projects to the clients. Where the quotation includes a defect liability period, it is normally for six months or 12 months after completion of the project. OPS HK’s quotations do not generally specify termination conditions.

Suppliers

The suppliers of OPS HK include materials suppliers and subcontractors. During the fiscal years ended June 30, 2022 and 2021, OPS HK only purchased materials from local suppliers in Hong Kong and its purchases are denominated in Hong Kong dollars.

Top Five Suppliers

During the fiscal years ended June 30, 2022 and 2021, the top five suppliers were all subcontractors providing various types of work and materials relating to the projects. For the fiscal years ended June 30, 2022 and 2021, the percentage of the total subcontracting and material costs charged by the largest suppliers amounted to approximately 8.6% and 13.4%, respectively, while the percentage of our total subcontracting and material costs charged by the five largest suppliers amounted to approximately 28.9% and 41.2%, respectively.

Below is a breakdown of the subcontracting and material costs from the top five suppliers during the fiscal years ended June 30, 2022 and 202l.

For the fiscal year ended June 30, 2022

Breakdown of the Subcontracting and Material Costs from Top Five Suppliers

Supplier	Approximate number of year(s) if relationship counted from the first engagement	Type(s) of goods or service provided	Amount of costs US$	Amount of costs % to total subcontracting and materials costs
Supplier B (Note 2)	6 years	Interior design and fit-out works	640,444	8.6%
Supplier F (Note 6)	1 year	Interior design and fit-out works	424,936	5.7%
Supplier A (Note 1)	Over 10 years	Carpentry and finishing works	396,989	5.4%
Supplier G (Note 7)	<1 year	AV system	358,678	4.8%
Supplier H (Note 8)	Over 10 years	Gypsum board partition & ceiling	323,022	4.4%
		Total Subcontracting and Material Costs from Five Largest Suppliers	2,144,069	28.9%

For the fiscal year ended June 30, 2021

Breakdown of the Subcontracting and Material Costs from Top Five Suppliers

Supplier	Approximate number of year(s) if relationship counted from the first engagement	Type(s) of goods or service provided	Amount of costs US$	Amount of costs % to total subcontracting and materials costs
Supplier A (Note 1)	Over 10 years	Carpentry and finishing works	617,086	13.4%
Supplier B (Note 2)	6 years	Interior design and fit-out works	457,846	9.9%
Supplier C (Note 3)	3 years	Interior design and fit-out works	294,168	6.4%
Supplier D (Note 4)	10 years	Plumbing, drainage and electrical works	265,580	5.8%
Supplier E (Note 5)	Over 10 years	Plastering and painting works	260,722	5.7%
		Total Subcontracting and Material Costs from Five Largest Suppliers	1,895,402	41.2%

____________

Notes:

(1)      A Hong Kong incorporated company providing carpentry and finishing works in Hong Kong.

(2)      An unincorporated business principally providing interior design and fit-out works in Hong Kong.

(3)      A Hong Kong incorporated company providing interior design and fit-out works in Hong Kong.

(4)      An unincorporated business principally providing plumbing, drainage and electrical works in Hong Kong.

(5)      An unincorporated business conducting plastering and painting works in Hong Kong.

(6)      A Hong Kong incorporated company providing interior design and fit-out works in Hong Kong.

(7)      A Hong Kong incorporated company providing AV system works in Hong Kong.

(8)      A Hong Kong incorporated company providing gypsum board partition & ceiling works in Hong Kong.

The top five suppliers during the fiscal years ended June 30, 2022 and 2021 did not grant credit terms to OPS HK and payments made to them were generally made by check and settled in HK$.

None of the directors of Junee or OPS HK, their close associates, nor any shareholders who owned more than 5% of the number of issued Ordinary Shares of our Company as of June 30, 2022 and 2021, had any interest in any of the five largest suppliers.

OPS has not entered into any long-term agreement or committed to any minimum purchase amount requirements with the suppliers. However, the length of the relationships with top five suppliers ranges from one year to over 10 years. OPS HK did not have any significant disputes with any of its top five suppliers during the fiscal years ended June 30, 2022 and 2021.

Materials Suppliers

The materials suppliers provide materials such as aluminum windows, tiles, marbles, lighting and floor panels. The clients can alternatively opt for purchasing furniture and equipment themselves. OPS HK has not entered into any long-term supply agreements with materials suppliers and purchases are made on a project by project basis.

OPS HK maintains a list of internally approved materials suppliers. OPS HK generally does not depend on any of the materials suppliers, as it has a number of alternative materials suppliers for all major materials used in OPS HK’s projects. During the fiscal years ended June 30, 2022 and 2021, OPS HK neither had any disputes with the materials suppliers nor encountered any material difficulties in procuring materials and it had not experienced any significant delays in delivery of materials by its materials suppliers causing significant disruption of its projects.

We believe that the risks of material shortages or delays are low, given that the time between obtaining quotations from the material suppliers and delivery is relatively short and there are a number of suppliers providing similar materials in the market. Even after the outbreak of the COVID-19 pandemic, there were only minor delays of materials without any significant adverse impacts. Additionally, OPS HK has been able to pass on any increase in direct costs to the clients, given that (i) the relatively short duration of most of the projects enables us to reasonably estimate the overall costs (including cost increases) in the quotations submitted to the clients; and (ii) OPS HK generally charges on a cost-plus model (for more information, please refer to “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations — Fluctuation in costs of sales and gross profit margins” of this prospectus). Therefore, OPS HK would adjust its contract sum in certain circumstances as originally stipulated in the contracts, in circumstances in which the provision of additional services or changes in specification under variation orders are requested by a client.

Inventory

OPS HK does not keep any inventory. Generally, OPS HK orders materials based on each project’s progress and the materials are delivered to the worksites by the suppliers.

Subcontractors

Reasons for subcontracting arrangement

OPS HK’s practice to engage subcontractors to carry out the fit-out works is the customary practice of the interior design and fit-out industry in Hong Kong. For further details of works undertaken by subcontractors, please refer to the paragraph tilted “Fit-out” of this section.

Such subcontracting arrangements (i) allow OPS HK to focus on interior design aspects, which is the core of the business; and (ii) give OPS HK flexibility to select from a pool of subcontractors with different skill-sets that suit the requirements of different projects. Not all of the projects involve fit-out works and such arrangements with subcontractors allow OPS HK to deploy resources in a more cost-effective manner and without the need to maintain a large workforce of full-time staff.

Basis for selection of subcontractors

When subcontractors are needed for a particular project and the services required would cost more than HK$50,000 (approximately US$6,443), OPS HK will generally select subcontractors from its list of internally approved subcontractors based on their experience relevant to the particular project, as well as their availability and expected fees. In some cases, certain subcontractors are specifically designated as subcontractors for particular buildings or premises, and, in that case, OPS HK will engage such designated subcontractors.

In the event that OPS HK needs to consider subcontractors not on its approved list, additional quotation analysis will be done to compare the terms of the quotation from such new subcontractor against the terms of similar quotations previously obtained for other projects. For cases where the services required are not substantial (i.e. cost to be incurred is less than HK$50,000 (approximately US$6,443)), OPS HK more lenient on the requirements of selection from the list of internally approved subcontractors.

OPS HK reviews the subcontractor list periodically. It carefully evaluates subcontractors based on a range of factors such as their track records, staff and other available resources, technical capability, qualifications (including permits, licenses and approvals held), sufficiency of equipment and past performance. Moreover, the dedicated project management team is responsible for checking that no illegal workers have been or will be hired by the subcontractors and illegal immigrants or others who cannot lawfully be employed are prevented from entering the site or working on projects.

OPS HK also verifies that its subcontractors have obtained relevant licenses, permits or approvals and insurance for their workers. As of the date of this prospectus, it had 101 subcontractors on its list of internally approved subcontractors and they were all independent third parties.

Control on subcontractors

OPS HK performs regular visits to the worksites of a project to supervise the work performed by its subcontractors and assess their performance, including reviewing whether the work is being done properly and according to schedule, permitting significant control and oversight over subcontractors.

OPS HK has certain policies and procedures to address client complaints. During the fiscal years ended June 30, 2022 and 2021 and as of the date of this prospectus, OPS HK did not receive any material complaints or requests for any kind of compensation from the clients due to quality deficiencies in relation to services provided by OPS HK or work performed by OPS HK subcontractors.

Major contract terms

During the fiscal years ended June 30, 2022 and 2021, OPS HK only entered into contracts with subcontractors and material suppliers on a case-by-case basis. OPS HK’s key terms agreed to with suppliers generally include the scope of services or amount and types of materials to be supplied, fees payable and the expected length of a fit-out period. OPS HK will receive invoices after its suppliers have delivered the materials or rendered services to OPS HK.

Since 2017, OPS HK has entered into a template master agreement with suppliers considered to be its key subcontractors. The template master agreement with suppliers is attached as Exhibit 10.4.

Payment to subcontractors

Depending on the nature, scale and length of the projects, OPS HK generally makes progress payments to the subcontractors with reference to the work schedule, unless it has agreed beforehand with them on an alternate method and timing of the payments. For procuring materials, OPS HK generally makes either payment in full to the materials suppliers upon receipt of materials or a deposit payment upon engagement, with the remaining payments made upon the receipt of materials. During the fiscal years ended June 30, 2022 and 2021, the suppliers generally did not offer credit terms to OPS HK. OPS HK generally settles payments within 90 days after it receives the suppliers’ invoices.

OPS HK staff monitors various aspects at each stage of the projects including, among other things, proper project planning, addressing clients’ complaints, careful selection of suppliers and regular inspection and supervision at work sites, in an effort to sustain the standards for quality assurance.

Sales and Marketing

Currently a sales and marketing team focuses on client relationship management, other project-related matters, and the maintenance OPS HK’s website, while its direct marketing efforts have been minimal as OPS HK has a strong client base and our revenue mainly derived from recurring customers and referrals. The selling and marketing expenses amounted to $23,627 and $15,103 for the fiscal years ended June 30, 2022 and 2021, respectively.

Seasonality

The business of OPS HK has not experienced any significant seasonality.

Market and Competition

According to the Industry Information Sheet, the interior design and fit-out market in Hong Kong is highly competitive and fragmented, with approximately a thousand companies offering interior design services with fit-out works in 2020. It is estimated that OPS HK had a market share of approximately 0.2% in the interior design and fit-out market, in 2020 in terms of revenue. Generally, the key factors considered by clients engaging such services include budgetary concerns, quality of services, the timeline for project completion and the established history reputation of the design and fit-out service provider.

For further details of competitive strengths, please refer to the paragraph titled “Competitive Strengths” of this section.

Licenses, Certificates and Approvals

As of the date of this prospectus, OPS HK was a Registered Minor Works Contractor (Class II and III, expiry date: March 20, 2024) with the Buildings Department, a department of the Hong Kong Government founded in 1993, responsible for ensuring compliance with building codes, promoting building safety, and carrying out inspections.

OPS HK has obtained all licenses, certificates and approvals required for carrying on its business activities during the two fiscal years ended June 30, 2022 and 2021 and as of the date of this prospectus.

Real Property

As of the date of the date of this prospectus, OPS HK does not own any real property. OPS HK has entered into two lease agreements with related parties, the details of which are set out below.

Address	Gross Floor Area	Use of the Property	Lease Term
Studio 18, 11/F, International Plaza, 20 Sheung Yuet Road, Kowloon Bay, Hong Kong	approximately 100 s.q.m	Office	August 1, 2021 – July 31, 2023
Studio 20, 11/F, International Plaza, 20 Sheung Yuet Road, Kowloon Bay, Hong Kong	approximately 100 s.q.m	Office	August 1, 2021 – July 31, 2023

Intellectual Properties

Domain name

OPS HK is the registrant of the domain name www.ops-int.com.hk.

Trademark

As of the date of this prospectus, OPS HK has registered one trademark in Hong Kong. OPS HK also submitted application for registration of a new trademark in August 2021, the approval of which is still pending.

During the fiscal years ended June 30, 2022 and 2021 and as of the date of this prospectus date, OPS HK was not involved in any proceedings in respect of, nor had it received notice of any claim for, the infringement of any intellectual property rights, and OPS HK has not been charged with any breach of the relevant laws or regulations relating to its services, that had any material adverse impact on the business and results of operations.

Employees

For the fiscal year ended June 30, 2022, OPS HK had 23 employees (including three executive directors, but excluding the three independent non-executive directors). All of OPS HK’s employees are stationed in Hong Kong. The following table sets forth a breakdown of the number of employees by job functions:

Job Functions	Number of Employees
Directors	3
Sales and marketing	4
Design	9
Project	5
Finance, Administration and Human Resources	2
Total	23

During the fiscal years ended June 30, 2022 and 2021, OPS HK did not experience any strike or labor dispute with its staff and the relationships with employees and the work environment are generally believed to be positive. OPS HK regularly assesses the job performance of staff and its remuneration policy helps OPS HK attract and retain the staff. OPS HK determines the employees’ remuneration based on a number of factors, including their duties, position, experience, qualifications and contributions to OPS HK. During the fiscal years ended June 30, 2022 and 2021, the staff costs of the directors and employees, including salaries, contributions to Mandatory Provident Fund Scheme Ordinance (the “MPFSO”, a retirement scheme in Hong Kong where employers are required to contribute certain amount of employee’s monthly income to the fund) and other benefits were $1,338,334 and $1,068,826, respectively.

Workplace Safety

OPS HK endeavors to provide a safe and healthy working environment to its employees and subcontractors at work sites, it requires people at work sites to strictly comply with relevant safety requirements. OPS HK requires strict implementation of safety measures under the supervision of the responsible project management team or relevant subcontractors’ management. The regular inspections by the responsible project management team at work sites are intended to ensure fit-out work is conducted in such a manner that reduces, as much as practicable, the risks of injury and damage to persons and properties.

During the fiscal years ended June 30, 2022 and 2021, OPS HK did not receive any notice of penalties or fines for a breach of workplace safety regulations. No material injury and fatal accidents were recorded on the projects for which OPS HK was responsible during the two fiscal years ended June 30, 2022 and 2021.

Environmental Compliance

Since OPS HK’s role in the fit-out service is principally overall project management and supervision, and the fit-out works are generally outsourced to internally approved subcontractors, the nature of the business does not impose any serious threats to social responsibility and environmental protection matters. The project managers have many years of experience and will ensure the materials used in the fit-out works used by the subcontractors are in compliance with applicable environmental laws and regulations. During the fiscal years ended June 30, 2022 and 2021, the cost of compliance with applicable environmental laws and regulations was minimal.

Litigation

During the fiscal years ended June 30, 2022 and 2021 and as of the date of this prospectus, OPS HK has not been involved in any litigation, claim, administrative action or arbitration which had a material adverse effect on the operations or financial condition of the Company.

Insurance

Generally, OPS HK has contractors’ all-risks insurance, which also includes third party liability coverage during the course of the projects. Such insurance policies generally extend for one year and are renewable annually. Such insurance covers particular projects undertaken by OPS HK in accordance with the terms of the policy with the coverage amount of HK$50 million (equivalent to approximately US$6.4 million) in aggregate. Although OPS HK is not required under the relevant law to maintain employees’ compensation insurance for the fit-out subcontractors’ employees involved in the projects, it has been purchasing employees’ compensation insurance that covers the fit-out subcontractors’ employees since 2017.

OPS HK has also maintained an office insurance policy, including employees’ compensation insurance for its employees in accordance with the laws and regulations in Hong Kong. OPS HK also maintains insurance for its car. The current insurance coverage is sufficient for the business operations and is consistent with the industry norm in Hong Kong. OPS HK was not been subject to nor received any insurance claims during the fiscal years ended June 30, 2022 and 2021, and as of the date of this prospectus.

Research and Development

During the fiscal years ended June 30, 2022 and 2021, and as of the date of this prospectus, OPS HK has not engaged in any material research and development activity.

Regulatory Compliance

During the fiscal years ended June 30, 2022 and 2021, and as of the date of this prospectus, OPS HK was not engaged in any litigation, arbitration or claim of material importance, and no litigation, arbitration or claim of material importance is known to the directors to be pending or threatened by or against OPS HK, that would have a material adverse effect on the results of operations or financial condition.

During the fiscal years ended June 30, 2022 and 2021, and as of the date of this prospectus, OPS HK has not had any material non-compliance incident nor systemic non-compliance incident.

REGULATIONS

Regulations Related to our Business Operation in Hong Kong

OPS HK is an interior design service provider established in Hong Kong. As at the date of this prospectus, there was no statutory or mandatory licensing and qualification system in Hong Kong governing the provision of interior designs, project management services and fitting-out works.

Below sets out a summary of certain aspects of the Hong Kong laws and regulations which are relevant to our operation and business.

Regulations related to business registration

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year.

Regulations related to building works

Buildings Ordinance (Chapter 123 of the Laws of Hong Kong)

Under the Section 14(1) of the Buildings Ordinance, except for minor works commenced under the simplified requirements, no person shall commence or carry out any building works, including alteration, addition and every kind of building operation, without having obtained approval and consent from the Building Authority. Any person who intends to carry out alteration or addition building works in existing premises is required to appoint an authorised person, and where necessary a registered structural engineer and geotechnical engineer, to prepare and submit plans for the approval of Building Authority under the Buildings Ordinance.

Under section 9 of the Buildings Ordinance, a person is required to appoint a Registered General Building Contractor to carry out for him building works (other than specialised works and minor works) and a person is required to appoint a Registered Specialist Contractor to carry out for him specialised works (other than the specialised works designated as minor works) of the category for which the contractor is registered. The Registered General Building Contractor and Registered Specialist Contractor appointed shall be required to, inter alia, provide continuous supervision to the carrying out of the relevant works in accordance with his supervision plan.

Pursuant to section 40(1AA) of the Buildings Ordinance, any person who knowingly contravenes section 14(1) in respect of building works (other than minor works) or street works shall be guilty of an offence and shall be liable on conviction to: i) a fine of HK$400,000 and to imprisonment for 2 years; and ii) a fine of HK$20,000 for each day during which it is proved to the satisfaction of the court that the offence has continued.

Building (Minor Works) Regulation (Chapter 123N of the Laws of Hong Kong) (“B(MW)R”)

The B(MW)R is a subsidiary legislation under the Buildings Ordinance and provides for a simplified procedure and requirements to regulate building works which have been specified as “minor works”. Under the B(MW)R, minor works are classified into three classes which require the appointment of a prescribed building professional or a prescribed registered contractor, depending on the nature, scale, complexity and risk to safety of such minor works.

Pursuant to section 4A (2) or 9AA (2) of the Buildings Ordinance, if a person who arranged for minor works to be commenced or carried out has knowingly failed to appoint the required prescribed building professional and/or prescribed registered contractor (as the case may be), he will be liable on conviction to a fine of HK$100,000 under section 40(1AB) of the Buildings Ordinance.

Regulations related to construction labor, health and safety

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection to workers in the industrial undertakings. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor of an industrial undertaking, including construction work, to ensure, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking. The duties of a proprietor extend to include:

•        providing and maintaining plant and work systems that do not endanger safety or health;

•        making arrangements for ensuring safety and health in connection with the use, handling, storage and transport of articles and substances;

•        providing all necessary information, instructions, training and supervision for ensuring safety and health;

•        providing and maintaining safe access to and egress from the workplaces; and

•        providing and maintaining a safe and healthy working environment

A proprietor who contravenes any of these duties commits an offence and is liable to a fine of HK$500,000. A proprietor who contravenes any of these requirements willfully and without reasonable excuse commits an offence and is liable to a fine of HK$500,000 and to imprisonment for six months.

Matters regulated under the subsidiary regulations of the Factories and Industrial Undertakings Ordinance, including the Construction Sites (Safety) Regulations, include (i) the prohibition of employment of persons under 18 years of age (save for certain exceptions); (ii) the maintenance and operation of hoists; (iii) the duty to ensure safety of places of work; (iv) prevention of falls; (v) safety of excavations; (vi) the duty to comply with miscellaneous safety requirements; and (vii) provision of first aid facilities. A person who does not comply with any of these rules commits an offence and different levels of penalty will be imposed and a contractor guilty of the relevant offence could be liable to a fine up to HK$200,000 and imprisonment up to 12 months.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the protection of health and safety of employees in workplaces, both industrial and non-industrial.

Employers must, as far as reasonably practicable, ensure the safety and health at work of all employees by:

•        providing and maintaining plant and systems of work that are safe and without risks to health;

•        making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances; and

•        providing all necessary information, instruction, training, and supervision for ensuring safety and health;

•        as regards any workplace under the employer’s control, maintaining the workplace in a condition that is safe and without risks to health and providing and maintaining means of access to and egress from the workplace that are safe and without risks to health

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment of six months.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance, or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Pursuant to Section 43C of the EO, if any wages become due to the employee who is employed by a subcontractor on any work which the subcontractor has contracted to perform, and such wages are not paid within the period specified in the Employment Ordinance, such wages shall be payable to the employee by the principal contractor where the subcontractor has contracted with the principal contractor and payable by the principal contractor and every superior subcontractor jointly and severally where the subcontractor has contracted with a superior subcontractor. Such liability shall be limited (a) to the wages of an employee whose employment relates wholly to the work which the principal contractor has contracted to perform and whose place of employment is wholly on the site of the building works; and (b) to the wages due to such an employee for two months without any deductions under the EO (such months shall be the first two months of the period in respect of which the wages are due).

An employee who has outstanding wage payments from subcontractor must serve a notice in writing on the principal contractor within 60 days after the wage due date. A principal contractor and superior subcontractor (where applicable) shall not be liable to pay any wages to the employee of the subcontractor if that employee fails to serve a notice on the principal contractor.

Upon receipt of such notice from the relevant employee, a principal contractor shall, within 14 days after receipt of the notice, serve a copy of the notice on every superior subcontractor to that subcontractor (where applicable) of whom he is aware. A principal contractor who without reasonable excuse fails to serve notice on the superior subcontractors shall be guilty of an offence and shall be liable on conviction to a fine currently at up to HK$50,000.

Pursuant to Section 43F of the EO, if a principal contractor or superior subcontractor pays to an employee any wages under Section 43C of EO, the wages so paid shall be a debt due by the employer of that employee to the principal contractor or superior subcontractor, as the case may be. The principal contractor or superior subcontractor may either (i) claim contribution from every superior subcontractor to the employee’s employer or from the principal contractor and every other such superior subcontractor as the case may be, or (ii) deduct by way of set-off the amount paid by him from any sum due or may become due to the subcontractor in respect of the work that he has subcontracted.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance, or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. The EO establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

According to section 24 of the ECO, a principal contractor shall be liable to pay compensation to subcontractors’ employees who are injured in the course of their employment to the subcontractor. The principal contractor is, nonetheless, entitled to be indemnified by the subcontractor who would have been liable to pay compensation to the injured employee. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance, or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme within the first 60 days of employment. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme.

Any employer who contravenes the requirement of enrolling eligible employees in a registered MPF Scheme commits a criminal offence and is liable on conviction to a maximum fine of HK$50,000 and imprisonment for six months on the first conviction and maximum fine of HK$100,000 and imprisonment for one year on each subsequent conviction.

Any employer who contravenes the requirement of paying mandatory contributions to the MPF Scheme commits a criminal offence and is liable on conviction to a maximum fine of HK$50,000 and imprisonment for six months on the first conviction and maximum fine of HK$100,000 and imprisonment for one year on each subsequent conviction.

As of the date of this prospectus, the Company believes it has made all contributions required of OPS HK under the MPFSO.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$37.5 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Failure to pay minimum wage amounts to a breach of the wage provisions under EO. An employer who wilfully and without reasonable excuse fails to pay wages to an employee when it becomes due is liable to prosecution and, upon conviction, to a fine of HK$350,000 and to imprisonment for three years.

Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

According to Section 38A of the Immigration Ordinance, a construction site controller (i.e. the principal or main contractor and includes a subcontractor, owner, occupier or other person who has control over or is in charge of a construction site) shall take all practicable steps to (i) prevent having illegal immigrants from being on site or (ii) prevent illegal workers who are not lawfully employable from taking employment on site.

Where it is proved that (i) an illegal immigrant was on a construction site or (ii) such illegal worker who is not lawfully employable took employment on a construction site, the construction site controller commits an offence and is liable to a fine of HK$350,000.

Regulations related to Environmental Protection

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odor from construction, industrial and commercial activities and other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licenses and permits.

Where applicable, a contractor shall observe and comply with the Air Pollution Control Ordinance and its subsidiary regulations, including without limitation the Air Pollution Control (Open Burning) Regulation (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong) and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). For instance, the contractor responsible for a construction site shall devise, arrange methods of working and carry out the works in such a manner so as to minimize dust impacts on the surrounding environment, and shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the Air Pollution Control Ordinance require that building works involving asbestos must be conducted only by registered qualified personnel and under the supervision of a registered consultant.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from construction, industrial and commercial activities. A contractor shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out construction works. For construction activities that are to be carried out during the restricted hours and for percussive piling during the daytime, not being a general holiday, construction noise permits are required from the Director of the Environmental Protection Department in advance.

Under the Noise Control Ordinance, construction works that produce noises and the use of powered mechanical equipment (other than percussive piling) are not allowed between 7:00 p.m. and 7:00 a.m. or at any time on general holidays, unless prior approval has been granted by the Director of the Environmental Protection Department through the construction noise permit system. The use of certain equipment is also subject to restrictions. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the Director of the Environmental Protection Department.

Any person who carries out any construction work except as permitted is liable on first conviction to a fine of HK$100,000 and on subsequent convictions to a fine of HK$200,000 and in any case to a fine of HK$20,000 for each day during which the offence continues.

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance regulates the production, storage, collection, treatment, reprocessing, recycling and disposal of wastes. At present, livestock waste and chemical waste are subject to specific controls whilst unlawful deposition of waste is prohibited. Import and export of waste into and from Hong Kong is generally controlled through a permit system.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including without limitation the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities and a main contractor who undertakes construction work with a value of HK$1 million or above will be required, within 21 days after being awarded the contract, to establish a billing account in respect of that particular contract with the Director of the Environmental Protection Department to pay any prescribed charges for the construction waste generated from the construction work under that contract.

Under the Waste Disposal Ordinance, a person shall not use, or permit to be used, any land or premises for the disposal of waste unless he has a license from the Director of the Environmental Protection Department. A person who except under and in accordance with a permit or authorization, does, causes or allows another person to do anything for which such a permit or authorization is required commits an offence and is liable to a fine of HK$200,000 and to imprisonment for six months for the first offence, and to a fine of HK$500,000 and to imprisonment for two years for a second or subsequent offence.

Regulations related to Hong Kong taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital gains and profit tax

The Inland Revenue Ordinance provides, among other things, that profits tax shall be charged on every person carrying on a trade, profession or business in Hong Kong in respect of his or her assessable profits arising in or derived from Hong Kong at the standard rate, which stood at 8.25% on assessable profits up to $2,000,000 and 16.5% on any part of assessable profits over $2,000,000 for corporate taxpayers as of the date of this prospectus. The Inland Revenue Ordinance also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations of capital assets.

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty currently charged at the ad valorem rate of 0.13% (commencing from 1 August 2021) on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5.00 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by shareholders in relation to the shares owned by them upon death.

Regulations related to anti-competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance that commenced full operation on December 14, 2015 (i) prohibits conduct that prevents, restricts or distorts competition in Hong Kong; (ii) prohibits mergers that substantially lessen competition in Hong Kong; and (iii) provides for incidental and connected matter.

The “First Conduct Rule” prohibits anti-competitive agreements, practices and decisions. It provides that an undertaking must not (i) make or give effect to an agreement; (ii) engage in a concerted practice; or (iii) as a member of an association of undertakings, make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong. Serious anti-competitive conduct includes (i) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (ii) allocating sales, territories, customers or markets for the production or supply of goods or services; (iii) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; and (iv) bid-rigging.

The “Second Conduct Rule” prohibits the abuse of market power. It provides that an undertaking that has a substantial degree of market power in a market must not abuse such power by engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong. This conduct may in particular, constitute an abuse of such market power if it involves predatory behavior towards competitors or limiting production, markets or technical development to the prejudice of consumers. Matters that may be taken into consideration when determining whether an undertaking has a substantial degree of market power in a market include (i) the market share of the undertaking; (ii) the undertaking’s power to make pricing and other decisions; and (iii) any barriers to entry to competitors into the relevant market.

The First Conduct Rule and the Second Conduct Rule apply to all sectors of the Hong Kong economy, including construction industry clients, contractors and subcontractors. Therefore, our business is subject to Competition Ordinance generally.

In the event of contravention of a competition rule, the Competition Tribunal may (i) on application by the Competition Commission, impose pecuniary penalty of any amount it considers appropriate subject to a maximum of 10% of the turnover of the undertaking concerned for each year in which the contravention occurred for each single contravention (if the contravention occurred in more than three years, 10% of the turnover of the undertaking for the three years that saw the highest, second highest and third highest turnover); (ii) on application by the Competition Commission, make an order disqualifying a person from being a director of a company or from otherwise being concerned in the affairs of a company; (iii) make orders it considers appropriate, including but not limited to prohibiting an entity from making or giving effect to an agreement, requiring modification or termination of an agreement, requiring payment of damages to a person who has suffered loss or damage as a result of the contravention.

Laws in Relation to Intellectual Property Rights

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

The Copyright Ordinance currently in force in Hong Kong came into effect on June 27, 1997. The Copyright Ordinance as reviewed and revised from time to time provides comprehensive protection for recognized categories of literary, dramatic, musical and artistic works, as well as for sound recordings, films, television broadcasts and cable programs.

In the course of preparing interior design proposals, we may create original artistic works (such as drawings) or literary works (such as text) or videos that qualify for copyright protection without registration. Infringement of copyright is civilly actionable.

Regulations related to anti-money laundering and counter-terrorist financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The Anti-Money Laundering and Counter-Terrorist Financing Ordinance, or the AMLO, imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong)

The Drug Trafficking (Recovery of Proceeds) Ordinance, or the DTROP, contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong)

The Organized and Serious Crimes Ordinance, or the OSCO, empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance, or the UNATMO, provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

Regulations related to data privacy

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance, or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Regulations Related to the British Virgin Islands

Regulations related to the British Virgin Islands Data Protection Act, 2021

The Data Protection act, 2021 (the “BVI DPA”) came into force in the British Virgin Islands on 9 July 2021. The BVI DPA establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centered around seven data protection principles which require that:

•        personal data must not be processed unless specific conditions are met;

•        a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;

•        personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;

•        a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;

•        personal data must not be kept for longer than is necessary for the purpose;

•        personal data must be accurate, complete, not misleading and kept up to date; and

•        a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include

•        processing sensitive personal data in contravention of the BVI DPA;

•        willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;

•        willfully disclosing personal information in contravention of the BVI DPA; and

•        collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA.

Offences committed under the BVI DPA may result in fines (up to US$500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the BVI DPA may institute civil proceedings in the British Virgin Islands courts.

MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees.

The following individuals are members of our board of directors and management of the Company.

Directors and Executive Officers	Age	Position/Title
Yuk Ki (Francis) Chan	56	Executive Director
Siu Lai So	51	Executive Director
Sai Kit (Dicky) Yip	51	Executive Director
Yee Man (Thomas) Law	65	Executive Director and Chief Executive Officer Nominee
Hing Wah (Raymond) Tong	51	Chief Financial Officer Nominee
Wai King (Vincent) Or	44	Executive Director Nominee
Man Sun Yeung	42	Independent Director Nominee
Chiu Ho (Lewis) Chou	41	Independent Director Nominee
Kit Wa (Anthea) To	48	Independent Director Nominee

____________

Note: Upon listing, Mr. Yuk Ki (Francis) Chan, Mr. Siu Lai So and Mr. Sai Kit (Dicky) Yip will resign from their positions as directors from Junee Limited. They will remain the directors of our Hong Kong operating subsidiary, OPS HK. Mr. Yee Man (Thomas) Law and Mr. Wai King (Vincent) Or will be appointed as the directors of Junee Limited, and Mr. Hing Wah (Raymond) Tong will be appointed as the Chief Financial Officer before Company’s listing on NASDAQ. The following is a brief biography of each of our current directors, executive officers and director nominees:

Mr. Yuk Ki (Francis) Chan, aged 56, is our executive director. Mr. Chan is one of our shareholders, as well as the project director and compliance officer. Mr. Chan is also a director of Alpha Generator Limited and OPS HK. Mr. Chan has over 33 years of experience in the interior design and fit-out industry. In July 2011, Mr. Chan incorporated OPS HK with Mr. So, and Mr. Yip. Since then, Mr. Chan has been the project director and has been responsible for overseeing the overall management and compliance, including quality control, progress of work and compliance issues of all projects of OPS HK. In May 2004, Mr. Chan joined Sannogi Holdings as a director. Mr. Chan, together with Mr. So, and Mr. Yip, was responsible for overseeing the daily operations of Sannogi Holdings, by providing advice on interior design and project management services to our customers. Prior to joining Sannogi Holdings in 2004, Mr. Chan had 16 years of experience working in three interior design and fit-out companies in Hong Kong, principally responsible for managing different types of interior design and fit-out projects, including office, residential and retail projects. Mr. Chan’s last position held before joining Sannogi Holdings was a chief designer. Mr. Chan received a Certificate in Advertising and Commercial Art from Caritas Bianchi College of Careers in November 1986. He completed Form 5 of his secondary school education in Tang Shiu Kin Victoria Technical School in June 1983.

Mr. Siu Lai So, aged 51, is our executive director. Mr. So is one of our shareholders and the chief designer of our OPS HK, and is a director of Alpha Generator Limited and OPS HK. Mr. So has over 30 years of experience in the interior design and fit-out industry. In July 2011, Mr. So incorporated OPS HK with Mr. Chan and Mr. Yip. Since then, Mr. So, has been the chief designer of OPS HK and has been responsible for overseeing interior design spatial planning of all projects of our Group. Since February 1998, Mr. So, has been a director of Sannogi Holdings. Mr. So, together with Mr. Chan and Mr. Yip, was responsible for overseeing the daily operation of Sannogi Holdings by providing advice on interior design and project management services to our customers. Prior to joining Sannogi Holdings in 1998, Mr. So had seven years of experience working as an interior designer in three interior design and fit-out companies in Hong Kong, principally responsible for advising on interior design for office and residential projects. Mr. So has also been a Professional Member of the Hong Kong Interior Design Association since January 2007. Mr. So received a Diploma in Design (Furniture/Spatial) from the Hong Kong Institute of Vocational Education in August 1991.

Mr. Sai Kit (Dicky) Yip, aged 51, is our executive director. Mr. Yip is one of our shareholders and the sales marketing director of our Group. Mr. Yip is also a director of Alpha Generator Limited and OPS HK. Mr. Yip has over 31 years of experience in the interior design and fit-out industry. In July 2011, Mr. Yip incorporated OPS HK with Mr. Chan and Mr. So. Since then, Mr. Yip’s principal responsibilities include overseeing sales, management of customer relations, business development and devising marketing plans. Since February 1998, Mr. Yip has been a director of Sannogi Holdings. Mr. Yip, together with Mr. Chan and Mr. So, was responsible for overseeing the daily operation of Sannogi Holdings by providing advice on interior design and project management services to our customers. Prior to joining Sannogi Holdings in 1998, Mr. Yip had eight years of experience working as an interior designer in an interior design and fit-out company in Hong Kong, principally responsible for advising on interior design for office projects. Mr. Yip completed Form 5 of his secondary school education in Chu Hai Middle School in July 1990.

Mr. Yee Man Thomas Law, aged 65, is the nominee of our executive director, chairman of the board of directors and our Chief Executive Officer. He was the managing director of Hunter Douglas China/Hong Kong Limited and had been a director of various Hunter Douglas companies over a 20-year period in Singapore, Shanghai, Beijing, Shenzhen and Xiamen in mainland China. Prior to that, Mr. Law was the deputy general manager of a subsidiary of K.Wah Stones Group in Hong Kong. Mr. Law has a Bachelor Degree in Architecture from the University of Melbourne in Australia and a Master of Science Degree in Engineering Business from the University of Warwick in the U.K. Mr. Law is an associate member of the Royal Australian Institute of Architects. Mr. Law was formerly an independent non-executive director of AcrossAsia Limited (HKEX: 8061, delisted in Jun 2017) and Sage International Group Limited (HKEX: 8082, now known as Sun Entertainment Group Limited).

Mr. Hing Wah (Raymond) Tong, aged 51, is our Chief Financial Officer nominee. Mr. Tong has had over 20 years of work experience in auditing, regulatory compliance, and financial reporting with The Stock Exchange of Hong Kong, or SEHK. Since July 2019, Mr. Tong has served as the company secretary of Link Holdings Limited (HKEX: 8237). From April 2016 to July 2019, Mr. Tong served as the vice president in the transaction risk management department of Ample Capital Limited. From January 2014 to February 2015, Mr. Tong served as the head of finance and from September 2011 to December 2013, he served as financial controller and company secretary of Juda International Holdings Limited (HKEX: 1329). From September 2011 to February 2015, Mr. Tong served as the company secretary and from October 1999 to August 2011, Mr. Tong served as the chief financial officer and company secretary of China Agrotech Holdings Limited (HKEX: 1073). From August 1998 to July 1999, Mr. Tong served as the financial controller and company secretary of Cummings International Limited. From September 1993 to August 1998, Mr. Tong served as staff accountant to senior accountant in the Audit and Business Advisory Services of Ernst & Young, CPA. Mr. Tong obtained a Bachelor of Arts in Accountancy from Hong Kong Polytechnic University in 1993. Mr. Tong has also been a member of the Hong Kong Institute of Certified Public Accountants and a member of The Association of Chartered Certified Accountants since 1996.

Mr. Wai King (Vincent) Or, aged 44, is our director nominee. Mr. Or has had 20 years of work experience in capital markets, including ten years of work experience with PricewaterhouseCoopers UK and PricewaterhouseCoopers HK, servicing multinational investment banking clients, focusing on both fixed income and equity trading. He served as advisor on key topics relating to international taxation, price verification on various complex financial instruments, technical financial accounting under International Financial Reporting Standards (IFRS) and U.S. GAAP, risk management issues and operational weaknesses. Mr. Or started his own boutique consultancy and accounting firm, OWKH Certified Public Accountants/We & V Accounting Services and Consultancy Limited in 2009, and mainly worked on pre-offering deals, mergers and acquisitions, and tax structures for HK and mainland China businesses. Mr. Or joined OPS HK in April, 2016, as a private consultant, providing a full range of consultancy and advisory services to the OPS HK, with respect to areas such as business strategy, financing, operational efficiency and internal control matters. From May 2004 to June 2006, he was the Manager of the Banking and Capital Markets (Audit/Advisory) Division at PricewaterhouseCoopers’ London office. Subsequently, Mr. Or was promoted to Senior Manager and served in the position from July 2006 to December 2008. From September 2000 to April 2004, Mr. Or served as a Senior Associate in the Financial Services Division of PricewaterhouseCoopers, Hong Kong office. Mr. Or obtained a Bachelor of Business Administration (Professional Accountancy) from The Chinese University of Hong Kong in May 2000. Mr. Or is a member of the Hong Kong Institute of Certified Public Accountants, the Institute of Chartered Accountants of England and Wales and the Association of Chartered Certified Accountants.

Mr. Man Sun Yeung, aged 42, is our independent director nominee. Mr. Yeung has more than 18 years of experience in the accounting and financial industries, gained from different business entities. Presently, Mr. Yeung is the executive director of RTC Capital Limited and the company secretary of China 33 Media Group Limited (HKEX: 8087). Mr. Yeung served as a company secretary of Evershine Group Holdings Limited (HKEX: 8022) from April 2020 to January 2021. Mr. Yeung also served as an executive director of My Heart Bodibra Group Limited (HKEX: 8297) from February 2018 to December 2018. Mr. Yeung has been appointed as an independent non-executive director of the Simplicity Holding Limited (HKEX: 8367) since August 19, 2021. Mr. Yeung obtained a Bachelor of Business Administration in Accountancy degree from City University of Hong Kong in November 2003 and a Master of

Corporate Governance degree from Polytechnic University of Hong Kong in September 2015. Mr. Yeung is a member of the Hong Kong Institute of Certified Public Accountants, and an associate member of both the Institute of Chartered Secretaries and Administrators in the United Kingdom and The Hong Kong Institute of Chartered Secretaries.

Mr. Chiu Ho (Lewis) Chou, aged 41, is our independent director nominee. Mr. Chou has over 10 years of experience in accounting and auditing. Mr. Chou was appointed as an executive director of Xinming China Holdings Limited (HKEX: 2699), a Cayman Islands limited liability company, in February 2020. He was subsequently re-designated from the executive director to a non-executive director in May 2020. He resigned from the position of non-executive director of Xinming China Holdings Limited on November 17, 2021. Since September 2017, Mr. Chou has been a director of Archon Prime Strategic Investment (Group) Limited. Mr. Chou has been the company secretary and chief financial officer of Prime Intelligence Solutions Group Limited (HKEX: 8379) since September 2015 and November 2016, respectively. Since April 2013, Mr. Chou has been working as the chief financial officer of Millennium Pacific Group Holdings Limited (HKEX: 8147), and he has also been working as the company secretary since March 2017. From January 2015 to July 2016, Mr. Chou also served as the chief financial officer of HF Financial Group Limited (currently known as HF Finance Group (China) Limited) (and subsequently transferred to HF Management (China) Limited). From January 2011 to March 2012, Mr. Chou worked as the head of corporate services of Beijing Sports and Entertainment Industry Group Limited (HKEX: 1803) (formerly known as ASR Logistics Holdings Limited). Mr. Chou obtained a bachelor’s degree of arts in accountancy from the Hong Kong Polytechnic University in November 2003. Mr. Chou was admitted as a member of the Hong Kong Institute of Certified Public Accountant in November 2011. He was also admitted as a member of the Association of Chartered Certified Accountants in November 2010 and subsequently a fellow member in November 2015.

Dr. Kit Wa (Anthea) To, aged 48, is our independent director nominee. Dr. To conducted research in the Laboratory of Biomedical Imaging and Signal Processing in the Department of Electrical and Electronic Engineering, The University of Hong Kong from 2015 to June 2020. From 2010 to 2013, Dr. To served as an assistant manager at Winsor (Hong Kong) Limited, supervising a group of research assistants for the daily operation of a laboratory. Dr. To worked as a senior secretary in Belief Wealth Management Co. in 2009. Dr. To obtained a Bachelor of Science in General Biology in 1996, a Master of Philosophy in 2002 and a Doctor of Philosophy in Cancer Biology in 2007 from The University of Hong Kong. She also received the Certificate and the Diploma of Marketing from HKU School of Professional and Continuing Education in 2000 and 2001, respectively. Since 13th August 2020, Dr. To has been the independent non-executive director of Fusen Pharmaceutical Company Limited (HKEX: 1652).

Family Relationships

Except for the foregoing, none of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

Upon completion of this Offering, our biggest shareholder, OPS Holdings Limited, may beneficially own approximately 65% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we may be deemed to be a “controlled company” within the meaning of the NASDAQ listing standards. OPS Holdings Limited has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. If we are deemed a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the NASDAQ listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NASDAQ Capital Market.

Board of Directors

Our board of directors will consist of five directors upon closing of this Offering.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account, without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes our Amended Memorandum and Articles or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended Memorandum and Articles. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

•        exercising the borrowing powers of the Company and mortgaging the property of the Company;

•        executing checks, promissory notes and other negotiable instruments on behalf of the Company; and

•        managing, directing or supervising the business and affairs of the Company.

Terms of Directors and Executive Officers

All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors.

Insider Participation Concerning Executive Compensation

Our board of directors, which currently consists of Mr. Siu Lai So, Mr. Yuk Ki (Francis) Chan and Mr. Sai Kit (Dicky) Yip, make all determinations regarding executive officer compensation from the time the Company first enters into employment agreements with executive officers up until the establishment of the compensation committee (considered further below).

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon effectiveness: of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Mr. Man Sun Yeung, Mr. Chiu Ho (Lewis) Chou and Dr. Kit Wa (Anthea) To. Mr. Man Sun Yeung will be the chairperson of our audit committee. We have determined that Mr. Man Sun Yeung, Mr. Chiu Ho (Lewis) Chou and Dr. Kit Wa (Anthea) To will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Mr. Man Sun Yeung and Mr. Chiu Ho (Lewis) Chou qualifies as audit committee financial experts within the meaning of the SEC rules or possesses financial sophistication within the meaning of the NASDAQ Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Mr. Man Sun Yeung, Mr. Chiu Ho (Lewis) Chou and Dr. Kit Wa (Anthea) To, upon the effectiveness of their appointments. Dr. Kit Wa (Anthea) To will be the chairperson of our compensation committee. We have determined that Mr. Man Sun Yeung, Mr. Chiu Ho (Lewis) Chou and Dr. Kit Wa (Anthea) To will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee currently consists of will consist of Mr. Man Sun Yeung, Mr. Chiu Ho (Lewis) Chou and Dr. Kit Wa (Anthea) To. upon the effectiveness of their appointments. Mr. Chiu Ho (Lewis) Chou will be the chairperson of our nominating and corporate governance committee. Mr. Man Sun Yeung, Mr. Chiu Ho (Lewis) Chou and Dr. Kit Wa (Anthea) To satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Corporate Governance

The business and affairs of the Company are managed under the direction of our board of directors. We have conducted board meetings regularly since inception. Each of our directors has attended all meetings either in person, via telephone conference, or the directors have passed resolutions through written consent. In addition to the contact information in this prospectus, the board has adopted procedures for communication with the officers and directors as the date hereof. Each shareholder will be given specific information on how he/she can direct communications to the officers and directors of the Company at our annual shareholders’ meetings. All communications from shareholders are relayed to the members of our board of directors.

EXECUTIVE COMPENSATION

Agreements with Named Executive Officers

We intend to enter into employment agreements with our CEO nominee and with our CFO nominee. Each of our executive officers is employed for a specified time period, which will be renewed upon both parties’ agreement thirty days before the end of the current employment term. Each employment agreement will provide that we may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Pursuant to the terms of the employment agreements, each executive officer has agreed to hold, both during and after the date employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information. In addition, each executive officer will agree to be bound by non-competition and non-solicitation restrictions during the term of his employment and for one year following termination of the employment.

Compensation of Directors

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended June 30, 2022 and 2021 earned by or paid to our chief executive officer nominee and our chief financial officer nominee and each director of the Company (the “named executive officers”).

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Deferred Compensation Earnings (US$)	Pension (US$)	Total (US$)
Yee Man Thomas Law	2022	$—	$—	$—	$—	$—	$—	$—	$—
CEO nominee	2021	$—	$—	$—	$—	$—	$—	$—	$—

Hing Wah (Raymond) Tong	2022	$—	$—	$—	$—	$—	$—	$—	$—
CFO nominee	2021	$—	$—	$—	$—	$—	$—	$—	$—

Wai King (Vincent) Or	2022	$—	$—	$—	$—	$—	$—	$—	$—
Director nominee	2021	$—	$—	$—	$—	$—	$—	$—	$—

Siu Lai So	2022	$108,333	$—	$—	$—	$—	$—	$2,308	$110,641
Director of OPS HK	2021	$108,878	$—	$—	$—	$—	$—	$2,320	$111,198

Yuk Ki (Francis) Chan	2022	$108,333	$—	$—	$—	$—	$—	$2,308	$110,641
Director of OPS HK	2021	$108,878	$—	$—	$—	$—	$—	$2,320	$111,198

Sai Kit (Dicky) Yip	2022	$108,333	$—	$—	$—	$—	$—	$2,308	$110,641
Director of OPS HK	2021	$108,878	$—	$—	$—	$—	$—	$2,320	$111,198

For the fiscal years ended June 30, 2022 and 2021, we did not compensate our director nominees.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this Offering for:

•        each of our directors, director nominees, and executive officers; and

•        each person known to us to own beneficially more than 5.0% of our Ordinary Shares

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this Offering is based on 10,714,286 Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this Offering includes Ordinary Shares outstanding immediately after the completion of this Offering.

The number and percentage of Ordinary Shares beneficially owned after the Offering are based on 14,285,715 Ordinary Shares outstanding following the sale of 3,571,429 Ordinary Shares offered by us and 1,428,571 Ordinary Shares offered by the Selling Shareholder in the Offering. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have one shareholder of record, which is not located in the United States.

Principal Shareholders

	Ordinary Shares Beneficially Owned Prior to this Offering			Ordinary Shares Beneficially Owned After this Offering		Percentage of Votes Held After this Offering
	Number		Percent	Number	Percent	Percent
Directors, Executive Officers, Director Nominees and Executive Officer Nominees(1):
Siu Lai So	10,714,286	(2)	100%	9,285,715	65.0%	65.0%
Yuk Ki (Francis) Chan	10,714,286	(2)	100%	9,285,715	65.0%	65.0%
Sai Kit (Dicky) Yip	10,714,286	(2)	100%	9,285,715	65.0%	65.0%
Yee Man (Thomas) Law	—		—	—	—	—
Hing Wah (Raymond) Tong	—		—	—	—	—
Wai King (Vincent) Or	—		—	—	—	—
Man Sun Yeung	—		—	—	—	—
Chiu Ho (Lewis) Chou	—		—	—	—	—
Kit Wa (Anthea) To	—		—	—	—	—
All directors, executive officers, director nominees and executive officer nominees as a group (nine individuals)	10,714,286	(2)	100%	9,285,715	65.0%	65.0%

5% Principal Shareholders:
Alpha Generator Limited	10,714,286	(2)	100%	9,285,715	65.0%	65.0%
OPS Holdings Limited	10,714,286	(2)	100%	9,285,715	65.0%	65.0%

____________

(1)      Unless otherwise indicated, the business address of each of the individuals is Studio 20, 11 F, International Plaza, 20 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong.

(2)      These shares are held by OPS Holdings Limited, a British Virgin Islands company of which approximately 80.2% are held by Alpha Generator Limited and 19.8% are held by WAC (Hong Kong) Limited. Our directors, Mr. Siu Lai So, Mr. Yuk Ki (Francis) Chan and Mr. Sai Kit (Dicky) Yip, each of whom is a director and 30.67% owner of Alpha Generator Limited, hold the voting powers (and dispositive powers) over the Ordinary Shares held by OPS Holdings Limited, the registered address of which is Alpha Generator Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The registered address of Alpha Generator Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

SELLING SHAREHOLDER

We are registering for resale our Ordinary Shares identified below (the “Resale Shares”) to permit the Selling Shareholder to resell the shares in this Offering. As of the date of this prospectus, there are 10,714,286 Ordinary Shares issued and outstanding.

The following table sets forth:

•        the name of the Selling Shareholder;

•        the number of our Ordinary Shares that the Selling Shareholder beneficially owned prior to the Offering for resale of the shares under this prospectus;

•        the maximum number of our Ordinary Shares that may be offered for resale for the account of the Selling Shareholder under this prospectus; and

•        the number and percentage of our Ordinary Shares beneficially owned by the Selling Shareholder after the offering of the shares (assuming the closing of this Offering), is based on 14,285,715 Ordinary Shares outstanding after this Offering

The Selling Shareholder is not a broker dealer or an affiliate of a broker dealer.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Offering(2)	Maximum Number of Resale Shares to be Sold(3)	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering
OPS Holdings Limited(4)	10,714,286	100%	1,428,571	9,285,715	65%

____________

(1)      For the purpose of this table only, the offering refers to the resale of the Ordinary Shares by the Selling Shareholder listed above, assuming the closing of our initial public Offering.

(2)      Based on 10,714,286 Ordinary Shares outstanding as of the date of this prospectus.

(3)      This number represents all of the Resale Shares that the Selling Shareholder shall receive, as applicable, all of which we agreed to register.

(4)      OPS Holdings Limited holds voting and/or dispositive power over 10,714,286 Ordinary Shares as of the date of this prospectus. The principal business address of the Selling Shareholder is: Studio 20, 11/F., International Plaza, 20 Sheung Yeut Road, Kowloon Bay, Kowloon. (i) Mr. So, Mr. Chan and Mr. Yip through Alpha Generator Limited; (ii) Mr. Ho Wai (Howard) Tang through Rich Merchant Limited and Alpha Generator Limited; (iii) Mr. Kwong and Dr. Chan through Manning Properties Limited, WAC Holdings Limited and WAC (Hong Kong); (iv) Mr. Man Hin (Max) Wong through WAC Holdings Limited and WAC (Hong Kong) Limited; and (v) WAC Holdings Limited’s public shareholders through WAC Holdings Limited and WAC (Hong Kong) Limited, hold the voting powers (and dispositive powers) over the ordinary shares held by OPS Holdings Limited.

History of Shares

On September 5, 2022, the Company resolved to adopt an Amended Memorandum and Articles to authorize the issuance of an unlimited number of Ordinary Shares, no par value, which is effective September 6, 2022, and to effectuate the Share Exchange to swap the 1,000 ordinary shares, par value $1 each, issued and outstanding immediately prior to the adoption of the Amended Memorandum and Articles into 1,000 ordinary shares, no par value. Immediately following the Share Exchange, the Company effectuated the Share Split of its issued and outstanding shares at a ratio of 10714.29 for one (1) so that there were 10,714,286 shares issued and outstanding post-Share Split. From a British Virgin Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date on September 6, 2022. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

The following is a list of related parties which the Company has transactions with:

(a)     Mr. Yuk Ki (Francis) Chan, a director of the Company.

(b)    Mr. Siu Lai So, a director of the Company.

(c)     Mr. Sai Kit (Dicky) Yip, a director of the Company.

(d)    OPS Holdings Limited, a shareholder of the Company.

(e)     Alpha Generator Limited, a shareholder of OPS Holdings Limited.

(f)     Kin On Engineering (International) Limited, controlled by Alpha Generator Limited.

(g)    Rich Merchant Limited, a shareholder of Alpha Generator Limited.

(h)    Sannogi Holdings Limited, controlled by Mr. Yuk Ki (Francis) Chan, Mr. Siu Lai So and Mr. Sai Kit (Dicky) Yip.

(i)     Sannogi Engineering Consultants Limited, controlled by Mr. Yuk Ki (Francis) Chan, Mr. Siu Lai So and Mr. Sai Kit (Dicky) Yip.

Due from related parties

As of June 30, 2022 and 2021, the balances of amounts due from related parties were as follows:

		June 30, 2022	June 30, 2021
Due from related parties
Mr. Yuk Ki (Francis) Chan (a)	(1)	$—	$70,099
Mr. Siu Lai So (b)	(1)	—	70,099
Mr. Sai Kit (Dicky) Yip (c)	(1)	—	70,099
Kin On Engineering (International) Limited (f)	(2)	14,013	108,108
Alpha Generator Limited (e)	(3)	—	1,104,246
Total		$14,013	$1,422,651

____________

(1)      The balance represented the advances to the directors. These amounts were unsecured, interest-free and repayable on demand. The balances have been fully repaid in November 2021.

(2)      The balance represented the receivable regarding the provision of management services to Kin On Engineering (International) Limited. These amounts were unsecured, interest-free and repayable on demand. The balances have been fully repaid in August 2022.

(3)      The balance represented the advances to Alpha Generator Limited for its operational purpose. These amounts were unsecured, interest-free and repayable on demand. The balances have been fully repaid in October 2021.

Prepayments — related parties

As of June 30, 2022 and 2021, the balances of prepayments to related parties were as follows:

		June 30, 2022	June 30, 2021
Prepayments – related parties
Sannogi Holdings Limited (h)	(1)	$802	$644
Sannogi Engineering Consultants Limited (i)	(1)	6,459	5,148
Mr. Yuk Ki (Francis) Chan (a)	(2)	—	11,583
Total		$7,261	$17,375

____________

(1)      The balance represented the prepayment of the rent of the office spaces to the related parties. The balances have been fully utilized in July 2022.

(2)      The balance represented the prepayment of the salary to the director. The balances have been fully utilized in November 2021.

Rental deposits — related parties

As of June 30, 2022 and 2021, the balances of rental deposits paid to related parties were as follows:

		June 30, 2022	June 30, 2021
Rental deposits – related parties
Sannogi Holdings Limited (h)	(1)	$2,407	$1,931
Sannogi Engineering Consultants Limited (i)	(1)	19,376	15,444
Total		$21,783	$17,375

____________

(1)      The balance represented the rental deposit paid to the related parties for the rent of the office spaces.

Due to related parties

As of June 30, 2022 and 2021, the balances of amount due to related parties were as follows:

		June 30, 2022	June 30, 2021
Due to related parties
OPS Holdings Limited (d)	(1)	$32,721	$73,894
Rich Merchant Limited (g)	(2)	48,408	162,677
Total		$81,129	$236,571

____________

(1)      The balance as of June 30, 2022 represented the dividend payable to the shareholder and the balance as of June 30, 2021 represented the advances for the OPS HK’s operational purpose. These amounts were unsecured, interest-free and repayable on demand. As of the date of this prospectus, $10,446 has been settled with the related party while the balance remains outstanding.

(2)      The balance as of June 30, 2022 and 2021 represented the advances for the OPS HK’s operational purpose. These amounts were unsecured, interest-free and repayable on demand. As of the date of this prospectus, the balance remains outstanding and has not yet been settled with the related party.

Related party transactions

The Company rents office spaces from Sannogi Holdings Limited (h) and Sannogi Engineering Consultants Limited (i) For the year ended June 30, 2022, the rental fee paid to Sannogi Holdings Limited (h) and Sannogi Engineering Consultants Limited (i) were $9,526 and $76,628, respectively. For the year ended June 30, 2021, the rental fee paid to Sannogi Holdings Limited (h) and Sannogi Engineering Consultants Limited (i) were $7,732 and $61,856, respectively.

The Company provided management services to Kin On Engineering (International) Limited (f) and received the management fee income of $184,615 and $92,784 for the years ended June 30, 2022 and 2021.

Employment Agreements

See “Executive Compensation — Agreements with Named Executive Officers”.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the laws of the British Virgin Islands on August 25, 2021. As of the date of this prospectus, we are authorized to issue unlimited number of Ordinary Shares, no par value.

As of the date of this prospectus, there were 10,714,286 Ordinary Shares issued and outstanding.

Ordinary Shares

General

All of our issued shares are fully paid and non-assessable. Shares are issued in registered form. There are no limitations imposed by our Amended Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the BVI Act and our Amended Memorandum and Articles.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Amended Memorandum and Articles. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Transfer of Ordinary Shares

Subject to the restrictions contained in our articles of association, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer.

Liquidation

As permitted by the BVI Act and our Amended Memorandum and Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Amended Memorandum and Articles and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Variations of Rights of Shares

If at any time, the Company is authorized to issue more than one class of shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

General Meetings of Shareholders

Under our Amended Memorandum and Articles of Association, a copy of the notice of any meeting of shareholders shall be given not less than 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50 percent of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our Amended Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the Company’s certificate of incorporation, its Memorandum and Articles of Association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the Company has elected to file such a register.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Amended Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Changes in Capital

We may from time to time by resolution of our board of directors or, subject to our Memorandum and Articles of Association:

•        amend our Memorandum and Articles of Association to increase or decrease the maximum number of shares we are authorized to issue;

•        split our authorized and issued shares into a larger number of shares;

•        combine our authorized and issued shares into a smaller number of shares; and

•        create new classes of shares with preferences to be determined by resolution of the board of directors to amend the Memorandum and Articles of Association to create new classes of shares with such preferences at the time of authorization.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the Company is a constituent company, unless the Company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the Company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the Company if not made in the usual or regular course of the business carried on by the Company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the Company required by the holders of 90%, or more of the shares of the Company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the Company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the British Virgin Islands Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

•        the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings in relation to the relief likely to be obtained; and

•        whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

Our Amended Memorandum and Articles provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the Amended Memorandum and Articles, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Amended Memorandum and Articles

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Amended Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among other things, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the Company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the Company acts in a manner which contravenes the BVI Act or our Amended Memorandum and Articles of Association.

Pursuant to the BVI Act and our Amended Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)     vote on a matter relating to the transaction;

(b)    attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)     sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the Company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the Company, the British Virgin Islands Court may, on application of a shareholder or director of the Company, make an order directing the Company or director to comply with, or restraining the Company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the Company have been, are being or likely to be, conducted in a manner that is, or any acts of the Company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the Company or any other person to pay compensation to the shareholders.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the Company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Amended Memorandum and Articles of Association allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our Amended Memorandum and Articles of Association do permit the directors to call meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI Act and our Amended Memorandum and Articles of Association do not provide for cumulative voting.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended Memorandum and Articles, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our Amended Memorandum and Articles do not provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Amended Memorandum and Articles, we may appoint a voluntary liquidator by a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is able to discharge its debts as they fall due and that the value of the Company’s assets exceed its liabilities.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Amended Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and though we intend to apply listing on the NASDAQ Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this Offering, we will have 14,285,715 Ordinary Shares issued and outstanding. All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

Certain of our shareholders and all of our directors and executive officers will agree with the Underwriter not to, without the prior consent of the Underwriter, for a period of no less than six (6) months following the date of this prospectus, sell, transfer, or otherwise dispose of any of our Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares.

Rule 144

All of our Ordinary Shares outstanding prior to this Offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act, and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months, would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date such securities were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this Offering; or

•        the average weekly trading volume of the Ordinary Shares on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

TAXATION

The following summary of material British Virgin Islands, Hong Kong, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. Unless otherwise noted in the following discussion, this section is the opinion of Hunter Taubman Fischer & Li LLC, our U.S. tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        Pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        U.S. expatriates;

•        Certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% (by vote or value) or more of our voting shares (including by reason of owning our Ordinary Shares);

•        persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Ordinary Shares through partnerships or other pass-through entities;

•        events, hip-hop, and marketing industries investment trusts;

•        governments or agencies or instrumentalities thereof;

•        beneficiaries of a Trust holding our Ordinary Shares; or

•        persons holding our Ordinary Shares through a trust.

All of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this Offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the BVI, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the NASDAQ Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as a capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be treated as a capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we were not PFIC for U.S. federal income tax purposes for the taxable year ended June 30, 2022 and the taxable year ended June 30, 2021. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending June 30, 2023 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code (“IRC”), for any taxable year if either:

•        at least 75% of its gross income is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you will continue to be treated as a PFIC, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income,

•        the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year, and

•        An additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the

Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the NASDAQ Capital Market. If the Ordinary Shares are regularly traded on the NASDAQ Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the IRC Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under IRC Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Hong Kong Profits Taxation

Our subsidiary incorporated in Hong Kong were subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong for the year of assessment of 2017/2018 and 2018/2019. As from year of assessment of 2019/2020 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

Under Hong Kong tax laws, our Hong Kong subsidiary are exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” for further details on our dividend policy.

British Virgin Islands Taxation

The government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or its shareholders who are not tax resident in the British Virgin Islands.

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the ordinary shares in the Company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its shareholders.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between Hong Kong and the British Virgin Islands.

British Virgin Islands Economic Substance Legislation

The British Virgin Islands, together with several other non-European Union jurisdictions, has introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ES Act”) came into force in the British Virgin Islands introducing certain economic substance requirements for in-scope British Virgin Islands entities which are engaged in certain “relevant activities”, which in the case of companies incorporated before January 1, 2019, will apply in respect of financial years commencing June 30, 2019 onwards. On March 12, 2019, the EU, as part of this ongoing initiative, announced the results of its assessment of the 2018 implementation efforts by various countries under its review. The British Virgin Islands was not on the announced list of non-cooperative jurisdictions, but was referenced in the report (along with 33 other jurisdictions) as being among countries requiring adjustments to their legislation to meet EU concerns by December 31, 2019 to avoid being moved to the list of non-cooperative jurisdictions.

Based on the ES Act currently, the Company may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ES Act will have little material impact on the Company or its operations, as the legislation is relatively new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Univest Securities, LLC is acting as the representative and sole book-running manager, have severally agreed to purchase, and we and Selling Shareholder have agreed to sell to them, the number of our Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Shares
Univest Securities, LLC	2,500,000
Pacific Century Securities, LLC	2,500,000
Total	5,000,000

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

The underwriters will offer the shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[•] per share. After this Offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Underwriting Discount, Fees and Expenses

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount equal to seven percent (7.0%) per share from the initial public offering price. The underwriters may offer the shares through one or more of its affiliates or selling agents. Upon execution of the underwriting agreement, Univest will be obligated to purchase the shares at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discounts we will pay to the Underwriter.

	Per Share	Total
Initial public offering price	$5.00	$25,000,000
Underwriting discounts (7.0%)	$0.35	$1,750,000
Proceeds to us, before expenses	$4.65	$16,607,145
Proceeds to the Selling Shareholder, before expenses	$4.65	$6,642,855

____________

(1)      Initial public offering price per share is assumed as $5.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

We have agreed to pay Univest 1% of the actual amount of this Offering for its non-accountable expenses. We have agreed to reimburse the Univest up to a maximum of $250,000 for out-of-pocket accountable expenses, including: (i) all reasonable travel and lodging expenses incurred by Univest and its counsel in connection with visits to, and examinations of, our Company; (ii) background check on the Company’s principal shareholders, directors and officers; (iii) the reasonable cost for road show meetings; (iv) all due diligence expenses; and (v) legal counsel fees; provided, however, any expenses exceeding $5,000 shall be approved by the Company in writing or through E-mail in advance. In addition, at the closing of the Offering, the Company shall reimburse the Underwriter one percent (1.0%) of the gross proceeds of the Offering as non-accountable expenses.

We have agreed to pay to Univest $80,000 as an advance to be applied towards reasonable out-of-pocket expenses, or the Advance, which has been paid after the execution of the engagement letter between us and the Univest dated November 15, 2021 (the “Engagement Letter”). Any portion of the Advance shall be returned back to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). We have also reimbursed $38,023 additional accountable expenses to the representative of the underwriters as of the date of this prospectus.

Right of First Refusal

We have agreed to grant Univest, for the 12-month period as of the Engagement Letter, a right of first refusal, exercisable at the sole discretion of the Univest, to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company, and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The right of first refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause, which shall mean a material breach by the Univest of the Engagement Letter or a material failure by the Univest to provide the services as contemplated by the Engagement Letter.

Lock-Up Agreements

All officers, directors, and principal stockholders (defined as owners of five percent (5%) or more) of the Company’s securities (including warrants, options, convertible securities, and Ordinary Shares of the Company) as of the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part, shall agree in writing, in a form satisfactory to Univest, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) of the Company for a period of six (6) months from the effective date of the Company’s registration statement, or any longer period required by FINRA, the U.S. exchanges or any State, without the express written consent of Univest which consent may be given or withheld in the Univest’s sole discretion.

Indemnification

We have agreed to indemnify the Underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the Underwriter may be required to make in respect of those liabilities.

Other Relationships

The Underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

No Public Market

Prior to this Offering, there has not been a public market for our securities in the U.S. and the public offering price for our Ordinary Shares will be determined through negotiations between us, Selling Shareholder and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this Offering or that an active trading market for our Ordinary Shares will develop and continue after this Offering.

Stock Exchange

We have applied to list our Ordinary Shares on the NASDAQ Capital Market under the symbol “JUNE.” There can be no assurance that we will be successful in listing our Ordinary Shares on the NASDAQ Capital Market.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Underwriter of this Offering, or by its affiliates. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares, including:

•        stabilizing transactions;

•        short sales;

•        purchases to cover positions created by short sales;

•        imposition of penalty bids; and

•        syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Ordinary Shares while this Offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Ordinary Shares, which involve the sale by the Underwriter of a greater number of Ordinary Shares than they are required to purchase in this Offering and purchasing Ordinary Shares on the open market to cover short positions created by short sales.

The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market that could adversely affect investors who purchased in this Offering. A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result of these activities, the price of our Ordinary Shares may be higher than the price that otherwise might exist in the open market. The Underwriter may carry out these transactions on the NASDAQ Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor the underwriters make any representation that the Underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

Any underwriter who is a qualified market maker on NASDAQ may engage in passive market making transactions on NASDAQ, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Determination of Offering Price

Prior to this Offering, there was no public market for our Ordinary Shares. The initial public offering price will be determined by negotiation between us, Selling Shareholder and the Underwriter. The principal factors to be considered in determining the initial public offering price include, but not limited to:

•        the information set forth in this prospectus and otherwise available to the Underwriter;

•        our history and prospects and the history and prospects for the industry in which we compete;

•        our past and present financial performance;

•        our prospects for future earnings and the present state of our development;

•        the general condition of the securities market at the time of this Offering;

•        the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

•        other factors deemed relevant by the Underwriter and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Underwriter can assure investors that an active trading market will develop for our Ordinary Shares or that the Ordinary Shares will trade in the public market at or above the initial public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their respective businesses for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

British Virgin Islands.    This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the British Virgin Islands. Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the British Virgin Islands.

European Economic Area    In relation to each Member State of the European Economic Area (each a “Member State”), no Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of Ordinary Shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any Ordinary Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Hong Kong.    The Ordinary Shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan.    The Ordinary Shares have not been and will not be registered or filed with, or approved by the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Ordinary Shares in Taiwan.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee and the NASDAQ Capital Market listing fee, all amounts are estimates.

US$
Securities and Exchange Commission Registration Fee	$1,909
FINRA Filing Fee	$5,000
NASDAQ Capital Market Entry and Listing Fee	$55,000
Legal Fees and Expenses	$511,287
Printing and Engraving Expenses	$27,000
Accounting Fee and Expenses	$45,000
Financial Advisory Expenses	$425,478
Miscellaneous Expenses	$39,194
Total Expenses(1)	$1,109,868

____________

(1)      Among these total expenses, US$818,572 have been incurred by the Company as of June 30, 2022 and were capitalized as “deferred offering cost” on the Company’s consolidated balance sheet as of that date. Remaining US$291,296 is expected to further be incurred by the Company for this offering.

These expenses will be borne by us.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this Offering and certain other legal matters as to BVI law will be passed upon for us by Ogier, our counsel as to BVI law. The U.S. federal income tax laws in connection with this Offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States Federal and New York State law. The Underwriter is being represented by FisherBroyles, LLP with respect to certain legal matters of United States federal and New York State law. Legal matters as to Hong Kong laws will be passed upon for us by Hui & Lam LLP, and FisherBroyles, LLP may rely upon Stevenson, Wong & Co. with respect to matters governed by Hong Kong laws. Legal matters as to PRC laws will be passed upon for us by Jincheng Tongda & Neal Law Firm.

EXPERTS

The consolidated financial statements for the years ended June 30, 2022 and 2021 included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway 21st Floor, New York, NY 10006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this Offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

JUNEE LIMITED AND SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Junee Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Junee Limited and Subsidiaries (collectively, the “Company”) as of June 30, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2021.

New York, New York
October 26, 2022

Junee Limited and Subsidiary
Consolidated Balance Sheets
As of June 30, 2022 and 2021

	At June 30,
	2022	2021
Assets

Current assets
Cash	$999,227	$847,387
Restricted cash	—	193,570
Accounts receivable, net	894,538	754,952
Contract assets	119,653	20,232
Contract costs	21,775	172,052
Due from related parties	14,013	1,422,651
Prepayments – related parties	7,261	17,375
Prepayments and other current assets	39,648	28,914
Total current assets	2,096,115	3,457,133

Non-current assets
Property and equipment, net	17,919	28,939
Operating lease right-of-use assets	91,744	5,501
Rental deposits – related parties	21,783	17,375
Deferred initial public offering (“IPO)” costs	818,572	—
Deferred tax assets, net	11,330	1,061
Total assets	$3,057,463	$3,510,009

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$976,360	$591,538
Contract liabilities	37,356	522,029
Current maturities of long-term bank borrowings	147,640	120,996
Due to related parties	81,129	236,571
Income tax payable	63,797	—
Operating lease liabilities, related parties, current	85,653	5,767
Accrued expenses and other current liabilities	67,095	114,250
Total current liabilities	1,459,030	1,591,151

Non-current liabilities
Operating lease liabilities, related parties, non-current	7,245	—
Long-term bank borrowings, non-current	387,069	427,673
Total liabilities	1,853,344	2,018,824

Shareholders’ equity
Ordinary shares, no par value, unlimited number of ordinary shares authorized, 10,714,286 ordinary shares issued and outstanding as of June 30, 2022 and 2021, respectively*	1,000	1,000
Additional paid-in capital	1,339,286	1,339,286
(Accumulated deficit) retained earnings	(132,907)	140,696
Accumulated other comprehensive (loss) income	(3,260)	10,203
Total shareholders’ equity	1,204,119	1,491,185
Total liabilities and shareholders’ equity	$3,057,463	$3,510,009

____________

*        Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance and share split.

See accompanying notes to consolidated financial statements.

Junee Limited and Subsidiary
Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Years Ended June 30, 2022 and 2021

	For the Years Ended June 30,
	2022	2021
Revenue	$9,620,570	$6,299,004
Cost of revenue	8,172,607	5,113,000
Gross profit	1,447,963	1,186,004

Operating expenses
Selling and marketing expenses	23,627	15,103
General and administrative expenses	1,648,773	897,349
Total operating expenses	1,672,400	912,452
(Loss) income from operations	(224,437)	273,552

Other income (expense)
Interest expense	(15,690)	(10,942)
Other income	43,462	99,513
Other income – related party	184,615	92,784
Total other income, net	212,387	181,355

(Loss) income before provision for income taxes	(12,050)	454,907
Income tax expense	53,861	29,781
Net (loss) income	$(65,911)	$425,126

Other comprehensive loss
Foreign currency translation adjustment	(13,463)	(3,296)
Comprehensive (loss) income	$(79,374)	$421,830
(Net loss) earnings per share – basic and diluted*	$(0.006)	$0.040
Weighted average shares outstanding – basic and diluted*	10,714,286	10,714,286
Dividend per share*	$0.019	$—

____________

*        Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance and share split.

See accompanying notes to consolidated financial statements.

Junee Limited and Subsidiary
Consolidated Statements of Changes in Shareholders’ Equity
For the Years Ended June 30, 2022 and 2021

	Ordinary Shares		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
	Shares*	Amount
Balance at June 30, 2020	10,714,286	$1,000	$1,339,286	$(284,430)	$13,499	$1,069,355
Net income for the year	—	—	—	425,126	—	425,126
Foreign currency translation adjustment	—	—	—	—	(3,296)	(3,296)
Balance at June 30, 2021	10,714,286	$1,000	$1,339,286	$140,696	$10,203	$1,491,185
Net loss for the year	—	—	—	(65,911)	—	(65,911)
Foreign currency translation adjustment	—	—	—	—	(13,463)	(13,463)
Dividend declared during the year	—	—	—	(207,692)	—	(207,692)
Balance at June 30, 2022	10,714,286	$1,000	$1,339,286	$(132,907)	$(3,260)	$1,204,119

____________

*        Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance and share split.

See accompanying notes to consolidated financial statements.

Junee Limited and Subsidiary
Consolidated Statements of Cash Flows
For the Years Ended June 30, 2022 and 2021

	For the Years Ended June 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(65,911)	$425,126
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	22,159	54,231
Amortization of operating lease right-of-use assets and interest of lease liabilities	87,049	68,221
Provision for doubtful accounts	117,762	2,611
Deferred income taxes (benefit) provision	(10,345)	29,781

Changes in operating assets and liabilities:
Accounts receivable	(265,989)	(433,993)
Contract assets	(100,266)	122,590
Contract costs	149,477	(172,274)
Prepayments and other current assets	(5,715)	(26,695)
Accounts payable	393,356	218,323
Contract liabilities	(482,425)	399,162
Income taxes payable	64,206	—
Operating lease liabilities, related parties	(86,154)	(69,588)
Accrued expenses and other current liabilities	(46,285)	(9,838)
Net cash (used in) provided by operating activities	(229,081)	607,657

Cash flows from investing activities:
Purchase of property and equipment	(11,365)	—
Net cash used in investing activities	(11,365)	—

Cash flows from financing activities:
Payments of dividend to shareholders	(174,359)	—
Payments of offering costs related to initial public offering	(823,820)	—
Proceeds from bank borrowings	128,205	644,330
Repayment of bank borrowings	(136,627)	(94,954)
Repayment of borrowings from related party	—	(1,250,000)
Repayments to related parties	(187,346)	(110,567)
Repayments from related parties	1,403,077	605,670
Net cash provided by (used in) financing activities	209,130	(205,521)
Effect of exchange rate changes on cash and restricted cash	(10,414)	(2,165)
Net (decrease) increase in cash and restricted cash	(41,730)	399,971
Cash and restricted cash, beginning of year	1,040,957	640,986
Cash and restricted cash, end of year	$999,227	$1,040,957

Supplemental disclosure information:
Cash paid for income tax	$—	$—
Cash paid for interest	$15,739	$10,968

Supplemental non-cash in investing and financing activities:
Operating lease right-of-use assets, obtained in exchange for operating lease obligations, related parties	$170,459	$—
Unpaid dividend distribution	$33,333	—

See accompanying notes to consolidated financial statements.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

1. Organization and Business Description

Organization and Nature of Operations

Junee Limited (the “Company”) is a limited liability company established under the laws of the British Virgin Islands on August 25, 2021. It is a holding company with no business operation.

The Company owns 100% equity interest of OPS Interior Design Consultant Limited (“OPS HK”), a limited liability company established in Hong Kong on July 13, 2011.

The Company, through its wholly-owned subsidiary, OPS HK, (collectively, the “Group”), is an interior design and fit out service provider in Hong Kong. The Group provides design, fit out and repair and maintenance services for commercial and residential buildings. The design service includes both the consultation with its staff and the actual design work and it provides a specific conceptualized design with layout plans, detailed design drawings, advices relating to, among others, budgetary consideration, optimal use of space, the materials, fittings, furniture, appliances and other items to be used with an aim to produce a preliminary design plan and quotation for clients’ considerations. Fit out works include installing protective materials to cover floors or walls, installing or constructing partition walls, windows and window frames and decorative fittings, furniture or fixtures, installing plumbing systems as well as installing switches, power outlets, telephone wiring, computer outlet covers and other electrical and wiring works. Repair and maintenance works include, among other things, replacement of fixtures and fittings, repair and maintenance of cupboards and shelves and repainting walls and ceilings.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on September 1, 2021. Prior to the Reorganization, OPS HK, the operating subsidiary of the Company, was controlled by Alpha Generator Limited. As part of the Reorganization, OPS Holdings Limited was first incorporated under the laws of the British Virgin Islands on June 25, 2021 and being interspersed between Alpha Generator Limited and OPS HK. Subsequently, the Company was incorporated and being interspersed between OPS Holdings Limited and OPS HK. Consequently, Junee Limited became the holding company of OPS HK on September 1, 2021. The Company and its subsidiary resulting from Reorganization has always been under the common control of the same controlling shareholders before and after the Reorganization. The consolidation of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

The accompanying consolidated financial statements reflect the activities of Junee Limited and the following entity:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
OPS Interior Design Consultant Limited (“OPS HK”)	July 13, 2011	Hong Kong	100%	Providing design, fit out and repair and maintenance services for commercial and residential properties

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon consolidation.

Risk and Uncertainty

On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” Governments in affected countries are imposing travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. These measures, though temporary in nature, may continue and increase depending on developments in the COVID-19’s outbreak.

In the longer-term, if there is any resurgence of COVID-19 pandemic in Hong Kong, due to the spread of the Delta and Omicron variants or other new variants, it is likely to adversely affect the economies and financial markets of many countries and could result in a global economic downturn and a recession. This would likely adversely affect the Company’s business, and, in turn negatively impact its business and results of operations.

While the Company continue to see an increasing demand for its services, the environment remains uncertain, and it may not be sustainable over the longer term. The degree to which the COVID-19 pandemic ultimately impacts the Company’s business and results of operations will depend on future developments beyond the Company’s control, including the severity of the pandemic, the extent of actions to contain or treat the virus, how quickly and to what extent normal economic and operating conditions can resume, and the severity and duration of the global economic downturn that results from the pandemic.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the allowance for doubtful accounts, the determination of the useful lives of property and equipment, impairment of long-lived assets, allowance for deferred tax assets, uncertain tax position, operating lease right-of-use assets, operating lease liabilities, revenue recognition and contingencies. Actual results could differ from those estimates.

Foreign Currency Translation and transaction

The Company’s principal country of operations is Hong Kong. The financial position and results of its operations are determined using Hong Kong Dollars (“HK$”), the local currency, as the functional currency. The Company’s consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s consolidated statements of operations and comprehensive income (loss).

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	June 30, 2022	June 30, 2021
Year-end spot rate	US$1 = HK$7.85	US$1 = HK$7.77
Average rate	US$1 = HK$7.80	US$1 = HK$7.76

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, and other current liabilities, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the carrying amount of its financial assets and liabilities, which consist primarily of accounts receivable, contract assets, contract costs, due from related parties, operating lease, prepayments and other current assets, accounts payable, contract liabilities, income taxes payable, due to related parties, loan from related party, accrued expenses and other current liabilities approximate the fair value of the respective assets and liabilities as of June 30, 2022 and 2021 due to their short-term nature.

Cash

Cash includes cash on hand and demand deposits in accounts maintained with commercial banks that can be added or withdrawn without limitation. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of US$63,694 (HK$500,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Restricted Cash

Restricted cash consisted of deposit which is required to be withheld in the bank by the Company to compensate the customer in case of breach of contract.

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for doubtful accounts.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of June 30, 2022, and 2021, the Company has recorded an allowance for doubtful accounts related to accounts receivable of $119,639 and $2,654, respectively.

Prepayments

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability of the prepayments becomes doubtful. As of June 30, 2022 and 2021, there was no allowance recorded as the Company considers all of the prepayments fully realizable.

Deferred IPO costs

Deferred IPO costs consist primarily of direct expenses paid to attorneys, consultants, underwriters, and other parties related to the Company’s IPO. The balance will be offset with the proceeds received at the closing of IPO.

Lease

The Company adopted ASU 2016-02 Leases (Topic 842) (“Topic 842”) issued by the FASB. The adoption of Topic 842 resulted in the presentation of operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheets.

The Company has assessed the following: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02). The Company also elected the short-term lease exemption for certain classes of underlying assets including office space, warehouses and equipment, with a lease term of 12 months or less.

The Company determines whether an arrangement is or contain a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, current, and operating lease liability, non-current in the Company’s consolidated balance sheets. Please refer to Note 7 for the disclosures regarding the Company’s method of adoption of ASC 842 and the impacts of adoption on its financial position, results of operations and cash flows.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. The operating lease ROU assets and lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments. The operating lease ROU assets also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that the Company will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset on its consolidated balance sheets. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its consolidated statements of operations and cash flows. The Company has operating lease agreements with insignificant non-lease components and have elected the practical expedient to combine and account for lease and non-lease components as a single lease component.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows.

During the year ended June 30, 2022, the Company recognized respectively, ROU assets and operating lease liabilities of $170,459 and $170,459, in the consolidated balance sheets.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Furniture and fixture	5 years
Motor vehicle	3.33 years
Electronic equipment	3 – 5 years
Leasehold improvements	2 – 3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss) in other income or expenses.

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended June 30, 2022 and 2021.

Revenue Recognition

The Company adopted the revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting July 1, 2019 using the modified retrospective method for contracts that were not completed as of the date of adoption. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing, orally, or in accordance with other customary business practices. The Company recognizes revenue based on the consideration specified in the applicable agreement.

The contracts which the Company enters into with the clients are fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets its contractual requirements. Additionally, contracts may include retentions or holdbacks paid at the end of a project to ensure that Company meets the contract requirements. However, since the customer does not have the option to purchase the warranty separately and there are no additional services to the customer during the retention period but to ensure all goods and services meet the criteria as specified in the contract, such warranty shall not be accounted for as a separate performance obligation. The Company historically incurs a very minimum cost during the retention period, the Company does not expect any significant liability to be incurred and no further provision made in the accounts. The Company does not assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year.

Since the Company has concluded that the promises to be delivered on the contract would be one single performance obligation, no allocation of the transaction price is required and expected. As a professional interior design and fit out service provider, the Company recognizes revenue based on the Company’s effort or inputs to the satisfaction of a performance obligation over time as work progresses because of the continuous transfer of control to the customer and the Company’s right to bill the customer as costs are incurred.

The Company’s contract with the customer has payment terms specified based upon certain conditions completed. The Company generally require an initial payment from the customer upon signing of the contract prior to the commencement of the project, which usually represents approximately 20% to 50% of the total contract sum. The Company issue invoices for interim payments at different stages of the project. The final invoice is generally issued shortly before or immediately after project completion. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all of the consideration gradually at different stages. The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered. In situations where the estimated costs to perform exceeds the consideration to be received, the Company accrues the entire estimated loss during the period the loss becomes known.

The Company’s contracts may contain variable consideration in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Variable consideration is generally estimated using the expected value method but may from time to time be estimated using the most likely amount method depending on the circumstance. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are based upon historical experience and known trends.

The Company recognizes claims against vendors, sub-consultants, subcontractors and others as a reduction in costs when the contract establishes enforceability, and the amounts of recovery are reasonably estimable and probable. Reduction in costs are recognized at the lesser of the amount management expects to recover or costs incurred.

As of June 30, 2022, the Company had transaction price allocated to remaining performance for design and fit out projects amounting to $233,677 which is expected to the satisfaction of a performance obligation within 12 months from June 30, 2022 using an input measure method.

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. Such estimated costs for warranties are estimated at completion and these warranties are not service warranties separately sold by the Company. Generally, the estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the years ended June 30, 2022 and 2021 because the Company’s historical warranty expenses were immaterial to the Company’s consolidated financial statements.

Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Contract Costs

Contract costs incurred during the initial phases of the Company’s sales contracts are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of labor and material costs directly related to the contract. As of June 30, 2022, the Company has recorded $21,775 of contract costs which consisted of six projects that the Company expects to be completed by the end of the year ended June 30, 2023. As of the date of this report, the Company has realized approximately $21,775 cost of revenue from contract costs.

The Company performs periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the years ended June 30, 2022 and 2021, no impairment loss was recognized.

Government Subsidies

Government subsidies primarily relate to one-off entitlement granted by the Hong Kong government pursuant to the Employment Support Scheme under the Anti-epidemic Fund. The Company recognizes government subsidies as other income when they are received because they are not subject to any past or future conditions. Government subsidies received and recognized as other income totaled $43,077 and $97,690 for the years ended June 30, 2022 and 2021, respectively.

Cost of Revenue

The Company’s cost of revenue is primarily comprised of the material costs, subcontracting costs and staff costs. These costs are expenses as incurred.

Borrowing Costs

All borrowing costs are recognized in interest expense in the consolidated statement of operations and comprehensive income (loss) in the period in which they are incurred.

Advertising Costs

The Company expenses advertising costs as incurred and were included as part of selling and marketing expenses. Advertising costs for the years ended June 30, 2022 and 2021, totaled $23,627 and $15,103, respectively.

Employee Benefit Plan

Employees of the Company located in Hong Kong participate in a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Company is required to contribute to the plan based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. Total expenses for the plan were $46,020 and $34,398 for the years ended June 30, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at June 30, 2022 and 2021, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of June 30, 2022 and 2021, there were no dilutive shares.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment resulting from the Company translating its financial statements from functional currency into reporting currency.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Significant Risks

Currency Risk

The Group’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents and accounts receivable. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in Hong Kong. As of June 30, 2022 and 2021, $997,464 and $1,039,176 were deposited with financial institutions located in Hong Kong. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of US$63,694 (HK$500,000). Otherwise, these balances are not covered by insurance. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company establishes an allowance for credit losses based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented. The management believes that its contract acceptance, billing, and collection policies are adequate to minimize material credit risk. Application for progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors.

For the years ended June 30, 2022 and 2021, all of the Company’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiary located in Hong Kong. The Company has a concentration of its revenue and accounts receivable with specific customers.

For the year ended June 30, 2022, three customers accounted for approximately 21.2%, 10.8% and 10.6% of the Company’s total revenue. For the year ended June 30, 2021, five customers accounted for approximately 16.9%, 15.5%, 13.6%, 10.7% and 10.4% of the Company’s total revenue.

As of June 30, 2022, four customers’ accounts receivable accounted for 35.6%, 19.1%, 12.8% and 11.1% of the total accounts receivable, net. As of June 30, 2021, four customers’ accounts receivable accounted for 17.5%, 14.8%, 12.8% and 11.6% of the total accounts receivable, net.

For the year ended June 30, 2022, no supplier accounted for more than 10% of the Company’s total purchases. For the year ended June 30, 2021, one supplier accounted for approximately 13.4% of the Company’s total purchases.

As of June 30, 2022, one supplier’s accounts payable accounted for 13.3% of the total accounts payable. As of June 30, 2021, one supplier’s accounts payable accounted for 17.6% of the total accounts payable.

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage the interest risk exposure.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Recently Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 — Financial Instruments — Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 — Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing a variety of exceptions within the framework of ASC 740. These exceptions include the exception to the incremental approach for intraperiod tax allocation in the event of a loss from continuing operations and income or a gain from other items (such as other comprehensive income), and the exception to using general methodology for the interim period tax accounting for year-to-date losses that exceed anticipated losses. The guidance will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2019-12 will have on its consolidated financial statements and related disclosures.

In October 2020, the FASB issued Accounting Standards Update No. 2020-10, Codification Improvements — Disclosures (“ASU 2020-10”) to align with the SEC’s regulations. This ASU improves consistency by amending the codification to include all disclosure guidance in the appropriate disclosure sections and clarifies application of various provisions in the Codification by amending and adding new headings, cross referencing to other guidance, and refining or correcting terminology. This ASU will not affect the Company’s results of operations, cash flows or financial position and the Company does not expect the adoption to have a material impact on the disclosures to the consolidated financial statements.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and cash flows.

3. Accounts Receivable, net

Accounts receivable, net consisted of the following at June 30:

	2022	2021
Accounts receivable	$1,014,177	$757,606
Less: allowance for doubtful accounts	(119,639)	(2,654)
Accounts receivable, net	$894,538	$754,952

The movement of allowance for doubtful accounts are as follows:

	2022	2021
Beginning balance	$2,654	$46
Addition	117,762	2,611
Exchange difference	(777)	(3)
Balance at end of the year ended June 30	$119,639	$2,654

4. Contract Assets/(Liabilities)

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “Contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms, until certain conditions are met or the project is completed. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. Contract assets that have billing terms with unconditional rights to be billed beyond one year are classified as non-current assets.

Contract assets consisted of the following at June 30:

	2022	2021
Revenue recognized to date	$1,304,815	$87,122
Less: progress billings to date	(1,184,378)	(66,864)
Exchange difference	(784)	(26)
Contract assets	$119,653	$20,232
Contract assets, current	$119,653	$20,232
Contract assets, non-current	$—	$—

Contract liabilities consisted of the following at June 30:

	2022	2021
Billings in advance of performance obligation under contracts	$37,356	$522,029

Contract liabilities related to contracts are balances due to customers under contracts. These arise if a particular milestone payment exceeds the revenue recognized to date under the cost-to-cost method.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

4. Contract Assets/(Liabilities) (cont.)

The movement in contract liabilities is as follows:

	2022	2021
Balance at beginning of the year ended June 30	$522,029	$123,698
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	(520,021)	(123,539)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	37,595	522,701
Exchange difference	(2,247)	(831)
Balance at end of the year ended June 30	$37,356	$522,029

5. Prepayments and Other Current Assets

Prepayments and other current assets consisted of the following at June 30:

	2022	2021
Other deposits	$9,227	$10,743
Other receivables	21,401	6,681
Prepayments	9,020	11,490
	$39,648	$28,914
Less: amount classified as non-current assets	—	—
Amount classified as current assets	$39,648	$28,914

6. Property and Equipment, net

Property and equipment, stated at cost less accumulated depreciation and amortization, consisted of the following as of June 30:

	2022	2021
Leasehold improvements	$25,334	$25,595
Furniture and fixtures	102,584	94,613
Motor vehicles	61,783	62,420
Electronic equipment	75,691	74,089
Less: accumulated depreciation and amortization	(247,473)	(227,778)
Property and Equipment, net	$17,919	$28,939

Depreciation expenses of property and equipment totaled $22,159 and $54,231 for the years ended June 30, 2022 and 2021, respectively.

7. Leases

Operating leases as lessee

As of June 30, 2022 and 2021, the Company has operating leases with its related parties recorded on its consolidated balance sheets for office spaces that expire on various dates through July 2023. The Company does not have options to extend or cancel the existing lease agreements for its existing facilities prior to their respective expiration dates. When determining the lease term, at lease commence date, the Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The Company’s lease arrangements may contain both lease and non-lease components. The Company has separately accounted for lease and non-lease components based on their nature. Payments under the Company’s lease arrangement are fixed.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

7. Leases (cont.)

The following table shows ROU assets and operating lease liabilities — related parties, and the associated financial statement line items as of June 30:

	2022	2021
Assets
Operating lease right-of-use assets, net	$91,744	$5,501

Liabilities
Operating lease liabilities, related parties, current	$85,653	$5,767
Operating lease liabilities, related parties, non-current	$7,245	$—

Weighted average remaining lease term (in years)	1.08	0.08
Weighted average discount rate (%)	2.75	5.0

Information relating to operating lease activities during the years ended June 30, 2022 and 2021 are as follows:

	2022	2021
Operating lease right-of-use assets, obtained in exchange for operating lease liabilities, related parties	$170,459	$—

Operating lease expenses
Amortization of right-of-use assets	$83,606	$66,091
Interest of lease liabilities – related parties	3,443	2,130
Total operating lease expenses	$87,049	$68,221

Maturities of lease liabilities were as follows:

Year ended June 30, 2022
For the year ending June 30,
2023	$87,134
2024	7,261
Total lease payments	$94,395
Less: imputed interest	(1,497)
Total	$92,898

8. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows as of June 30,:

	2022	2021
Accruals for operating expenses	$17,898	$26,407
Bonus payable	41,121	81,159
Other payables	8,076	6,684
Total	$67,095	$114,250

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

9. Bank Borrowings

Components of bank borrowings are as follows as of June 30,:

		Interest rate	2022	2021
Bank of China (Hong Kong) – Loan 1	(1)	2.75%	$281,556	$366,996
Bank of China (Hong Kong) – Loan 2	(2)	2.75%	141,758	181,673
Bank of China (Hong Kong) – Loan 3	(3)	2.75%	111,395	—
			$534,709	$548,669

Less: current portion of long-term bank borrowings			(147,640)	(120,996)
Non-current portion of long-term bank borrowings			$387,069	$427,673

____________

(1)      On September 30, 2020, OPS HK borrowed $443,557 (HK$3,442,000) as working capital for three years at an annual interest rate of 2.75% under the loan agreement with Bank of China (Hong Kong) signed on September 17, 2020. The loan was secured by personal guarantees from the directors of OPS HK. The loan has subsequently been extended from three years to five years.

(2)      On December 24, 2020 OPS HK borrowed $200,773 (HK$1,558,000) as working capital for five years at an annual interest rate of 2.75% under the loan agreement with Bank of China (Hong Kong) signed on December 15, 2020. The loan was secured by personal guarantees from the directors of OPS HK.

(3)      On October 20, 2021 OPS HK borrowed $128,535 (HK$1,000,000) as working capital for five years at an annual interest rate of 2.75% under the loan agreement with Bank of China (Hong Kong) signed on September 14, 2021. The loan was secured by personal guarantees from the directors of OPS HK.

Interest expense pertaining to the above bank borrowings for the years ended June 30, 2022 and 2021 amounted to $15,739 and $10,968, respectively.

Maturities of the bank borrowings were as follows:

Year ended June 30, 2022
For the year ending June 30,
2023	$160,496
2024	160,496
2025	160,496
2026	71,230
2027	9,100
Total bank borrowings repayments	$561,818
Less: imputed interest	(27,109)
Total	$534,709

As of the date of this report, a total of $36,503 of the bank borrowings as of June 30, 2022 has been repaid.

10. Income Taxes

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to $257,732 (HK$2,000,000), and 16.5% on any part of assessable profits over $257,732 (HK$2,000,000).

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

10. Income Taxes (cont.)

The components of the income tax expense (benefit) are as follows:

	For the years ended June 30,
	2022	2021
Current
BVI	$—	$—
Hong Kong	64,206	—
Deferred
BVI	—	—
Hong Kong	(10,345)	29,781
Provision for income taxes	$53,861	$29,781

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows as of June 30:

	2022	2021
Deferred tax assets:
Allowance for doubtful accounts	$9,870	$219
Depreciation and amortization	1,460	842
Net operating loss carry-forward	—	11,019
Total deferred tax assets	11,330	12,080
Less: valuation allowance	—	(11,019)
Deferred tax assets, net	$11,330	$1,061

Income tax payable consist of the following as of June 30:

	2022	2021
Income tax payable	$63,797	$—
	$63,797	$—

As of June 30, 2022 and 2021, the Company had net operating loss carry-forward of nil and $133,562 (HK$1,037,773), respectively, from OPS HK, which were operating at losses prior to the year ended June 30, 2020. These losses can offset future taxable income and can be carried forward indefinitely. As of June 30, 2021, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. The Company believed that it was more likely than not that OPS HK will be unable to fully utilize its deferred tax assets related to the net operating loss carry-forward in Hong Kong. As a result, the valuation allowance of $11,019 was recorded against the gross deferred tax asset balance at June 30, 2021. No valuation allowance was provided at June 30, 2022. For the year ended June 30, 2022, net operating loss carry-forward of US$133,048 (HK$1,037,773) has been utilized to offset taxable income for the year with corresponding income tax benefit of US$10,976 (HK$85,616) derived. For the year ended June 30, 2021, net operating loss carry-forward of US$332,112 (HK$2,577,190) has been utilized to offset taxable income for the year with corresponding income tax benefit of US$27,399 (HK$212,618) derived.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

10. Income Taxes (cont.)

The following table reconciles Hong Kong statutory rates to the Company’s effective tax:

	For the years ended June 30,
	2022	2021
(Loss) profit before income taxes	$(12,050)	$454,907
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	(1,988)	75,060
Reconciling items:
Tax effect of income that is not taxable*	(7,116)	(16,123)
Tax effect of expenses that are not deductible**	95,727	625
Change in valuation allowance	(10,976)	—
Effect of two-tier tax rate	(21,786)	(29,781)
Income tax expense	$53,861	$29,781

____________

*       Income that is not taxable mainly consisted of the interest income and the government subsidies which are non-taxable under Hong Kong income tax law.

**      Expenses that are not deductible mainly consisted of some legal and professional fee which are non-deductible under Hong Kong income tax law.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of June 30, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended June 30, 2022 and 2021. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2022.

11. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a)     Mr. Chan Yuk Ki, Francis, a director of OPS HK.

(b)    Mr. So Siu Lai, a director of OPS HK.

(c)     Mr. Yip Sai Kit, Dicky, a director of OPS HK.

(d)    OPS Holdings Limited, a shareholder of the Company.

(e)     Alpha Generator Limited, a shareholder of OPS Holdings Limited.

(f)     Kin On Engineering (International) Limited, controlled by Alpha Generator Limited.

(g)    Rich Merchant Limited, a shareholder of Alpha Generator Limited.

(h)    Sannogi Holdings Limited, controlled by Mr. Chan Yuk Ki, Francis, Mr. So Siu Lai and Mr. Yip Sai Kit, Dicky.

(i)     Sannogi Engineering Consultants Limited, controlled by Mr. Chan Yuk Ki, Francis, Mr. So Siu Lai and Mr. Yip Sai Kit, Dicky.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

11. Related Party Balance and Transactions (cont.)

a.      Due from related parties

As of June 30, 2022 and 2021, the balances of amount due from related parties were as follows:

		2022	2021
Due from related parties
Mr. Chan Yuk Ki, Francis (a)	(1)	$—	$70,099
Mr. So Siu Lai (b)	(1)	—	70,099
Mr. Yip Sai Kit, Dicky (c)	(1)	—	70,099
Kin On Engineering (International) Limited (f)	(2)	14,013	108,108
Alpha Generator Limited (e)	(3)	—	1,104,246
Total		$14,013	$1,422,651

____________

(1)      The balance represented the advances to the directors. These amounts were unsecured, interest-free and repayable on demand. The balances have been fully repaid in November 2021.

(2)      The balance represented the receivable regarding the provision of management services to Kin On Engineering (International) Limited. These amounts were unsecured, interest-free and repayable on demand. The balances have been fully repaid in August 2022.

(3)      The balance represented the advances to Alpha Generator Limited for operational purpose. These amounts were unsecured, interest-free and repayable on demand. The balances have been fully repaid in October 2021.

b.      Prepayments — related parties

As of June 30, 2022 and 2021, the balances of prepayments to related parties were as follows:

		2022	2021
Prepayments – related parties
Sannogi Holdings Limited (h)	(1)	$802	$644
Sannogi Engineering Consultants Limited (i)	(1)	6,459	5,148
Mr. Chan Yuk Ki, Francis (a)	(2)	—	11,583
Total		$7,261	$17,375

____________

(1)      The balance represented the prepayment of the rent of the office spaces to the related parties. The balances have been fully utilized in July 2022.

(2)      The balance represented the prepayment of the salary to the director. The balances have been fully utilized in November 2021.

c.      Rental deposits — related parties

As of June 30, 2022 and 2021, the balances of rental deposits paid to related parties were as follows:

		2022	2021
Rental deposits – related parties
Sannogi Holdings Limited (h)	(1)	$2,407	$1,931
Sannogi Engineering Consultants Limited (i)	(1)	19,376	15,444
Total		$21,783	$17,375

____________

(1)      The balance represented the rental deposit paid to the related parties for the rent of the office spaces.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

11. Related Party Balance and Transactions (cont.)

d.      Due to related parties

As of June 30, 2022 and 2021, the balances of amount due to related parties were as follows:

		2022	2021
Due to related parties
OPS Holdings Limited (d)	(1)	$32,721	$73,894
Rich Merchant Limited (g)	(2)	48,408	162,677
Total		$81,129	$236,571

____________

(1)      The balance as of June 30, 2022 represented the dividend payable to the shareholder and the balance as of June 30, 2021 represented the advances for operational purpose. These amounts were unsecured, interest-free and repayable on demand. As of the date of this report, $10,446 has been settled with the related party whilst the rest remains outstanding.

(2)      The balance as of June 30, 2022 and 2021 represented the advances for operational purpose. These amounts were unsecured, interest-free and repayable on demand. As of the date of this report, the balance remains outstanding and has not yet been settled with the related party.

e.      Related party transactions

The Company rent office spaces from Sannogi Holdings Limited (h) and Sannogi Engineering Consultants Limited (i). For the year ended June 30, 2022, the rental fee paid to Sannogi Holdings Limited (h) and Sannogi Engineering Consultants Limited (i) were $9,526 and $76,628, respectively. For the year ended June 30, 2021, the rental fee paid to Sannogi Holdings Limited (h) and Sannogi Engineering Consultants Limited (i) were $7,732 and $61,856, respectively.

The Company provided management services to Kin On Engineering (International) Limited (f) and received the management fee income of $184,615 and $92,784 for the years ended June 30, 2022 and 2021, respectively.

12. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of the British Virgin Islands on August 25, 2021. The authorized number of Ordinary Shares was 50,000 with par value of $1.00 per share. On August 25, 2021, the Company issued 1,000 shares to the controlling shareholder at par value of $1.00 per share.

On July 15, 2022, the Company amended its memorandum of association to authorize the issuance of an unlimited number of Ordinary Shares with par value of $1.00 per share.

On September 5, 2022, the Company resolved to adopt an amended memorandum of association to authorize the issuance of an unlimited number of Ordinary Shares, no par value, which is effective September 6, 2022, and to effectuate (i) a redemption of existing 1,000 shares at par value of $1.00 per share in exchange for the issuance of 1,000 ordinary shares of no par value; and (ii) a split of the issued and outstanding ordinary shares at an approximate or rounded ratio of at a ratio of 1:10,714.286 shares, resulting in the 10,714,286 ordinary shares issued and outstanding after the redemption and share split. As a part to the Company’s recapitalization prior to the completion of its anticipated initial public offering, the Company believes it is appropriate to reflect these share issuances as nominal share issuance on a retroactive basis similar to share split pursuant to ASC 260. The Company has retroactively adjusted all shares and per share data for all the periods presented. As a result of all events mentioned above, the Company had an unlimited number of no par value ordinary shares authorized, of which 10,714,286 were issued and outstanding as of June 30, 2022 and 2021.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

12. Shareholders’ Equity (cont.)

Cash dividend

On May 19, 2022, the Company declared an interim dividend of HK$1,620 per share (equivalent to $208 per share) with respect to the 1,000 issued shares of the Company or HK$1,620,000 (equivalent to $207,692) to the shareholders of the Company. During the year ended June 30, 2022, the Company paid dividend of HK$1,360,000 (equivalent to $174,359) to the shareholders of the Company and the remaining unpaid dividend of HK$260,000 (equivalent to $33,333) was recorded as amount due to the related party as of June 30, 2022.

13. Commitments and Contingencies

Commitments

As of June 30, 2022, the Company did not have any significant capital and other commitments.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matters will have a material adverse effect on its consolidated financial position, cash flows or results of operations on an individual basis or in the aggregate. As of June 30, 2022 and 2021, the Company is not a party to any material legal or administrative proceedings.

14. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Hong Kong and all of the Company’s revenue and expense are derived in the Hong Kong. Therefore, no geographical segments are presented. The single segment represents the Company’s core business of providing design, fit out and repair and maintenance services to its customers in Hong Kong.

The following table presents revenue by major revenue type for the years ended June 30, 2022 and 2021, respectively:

	For the years ended June 30,
	2022	2021
Design and fit out	$9,215,283	$6,207,012
Others*	405,287	91,992
Total	$9,620,570	$6,299,004

____________

*        Others represented the Company’s business of providing design only and repair and maintenance services to its customers.

Junee Limited and Subsidiary
Notes to Consolidated Financial Statements

14. Segment Reporting (cont.)

The following table presents revenue by property type for the years ended June 30, 2022 and 2021, respectively:

	For the years ended June 30,
	2022	2021
Commercial and retail	$4,910,497	$3,693,742
Office	2,468,298	1,225,919
Residential	2,241,775	1,379,343
Total	$9,620,570	$6,299,004

15. Subsequent Events

On September 15, 2022, the Company declared an interim dividend of approximately HK$0.11199 per share (equivalent to approximately $0.01427 per share) with respect to the 10,714,286 issued shares of the Company or HK$1,200,000 (equivalent to $152,866) to the shareholders of the Company. The dividend declared by the Company has been fully paid at the date these consolidated financial statements are issued.

The Company evaluated all events and transactions that occurred after June 30, 2022 up through the date the Company issued these consolidated financial statements on October 26, 2022, for disclosure or recognition in the consolidated financial statements of the Company as appropriate.

Until            , 2022, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

3,571,429 Ordinary Shares and
1,428,571 Ordinary Shares Offered by the Selling Shareholder

JUNEE LIMITED

Prospectus dated [•], 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Amended Memorandum and Articles, which became effective on September 6, 2022, empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

We intend to enter into indemnification agreements with each of our directors and officers in connection with this Offering. Under these agreements, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The underwriting agreement in connection with this Offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On August 25, 2021, we issued 1,000 Ordinary Shares to OPS Holdings Limited pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
OPS Holdings Limited	August 25, 2021	1,000	US$ 1,000.00

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement***
3.1	Amended Memorandum and Articles of Association, effective dated September 6, 2022***
4.1	Specimen Certificate for Ordinary Shares***
5.1	Opinion of Ogier regarding the validity of the Ordinary Shares being registered***
8.1	Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)***
8.2	Opinion of Hunter Taubman Fischer & Li LLC regarding certain U.S. Federal Income Taxation matters***
10.1	Form of Indemnification Agreement between the Registrant and its directors and executive officers***
10.2	Form of Employment Agreement between the Registrant and its CEO Yee Man (Thomas) Law***
10.3	Form of Employment Agreement between the Registrant and its CFO Hing Wah (Raymond) Tong***
10.4	Template of Master Agreement with Suppliers***
10.5	Form of Client Terms and Conditions***
21.1	Subsidiary***
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Ogier (included in Exhibit 5.1)***
23.3	Consent of Hui & Lam LLP (included in Exhibit 99.10)***
23.4	Consent of Jincheng Tongda & Neal Law Firm***
23.5	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 8.2)***
24.4	Powers of Attorney (included on signature page)*
99.1	Code of Business Conduct and Ethics of the Registrant***
99.2	Consent of Yee Man Thomas Law***
99.3	Consent of Wai King (Vincent) Or***
99.4	Consent of Man Sun Yeung***
99.5	Consent of Chiu Ho (Lewis) Chou***
99.6	Consent of Kit Wa (Anthea) To***
99.7	Consent of Hing Wah (Raymond) Tong***
99.8	Consent of Frost & Sullivan***
99.9	Opinion of Hui & Lam LLP regarding certain Hong Kong Legal Matters***
99.10	Opinion of Jincheng Tongda & Neal Law Firm regarding Article 177 of the PRC Securities Law***
107	Filing Fee***

____________

*        Filed herewith

**      To be filed by amendment

***    Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 26, 2022.

Junee Limited
By:	/s/ Sai Kit (Dicky) Yip
Sai Kit (Dicky) Yip
Executive Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yuk Ki (Francis) Chan, Siu Lai So and Sai Kit (Dicky) Yip as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yuk Ki (Francis) Chan	Executive Director	October 26, 2022
Name: Yuk Ki (Francis) Chan
/s/ Siu Lai So	Executive Director	October 26, 2022
Name: Siu Lai So
/s/ Sai Kit (Dicky) Yip	Executive Director	October 26, 2022
Name: Sai Kit (Dicky) Yip
*	Chief Executive Officer Nominee, Chairman of the Board	October 26, 2022
Name: Yee Man Thomas Law	(Principal Executive Officer)
*	Director Nominee	October 26, 2022
Name: Wai King (Vincent) Or
*	Chief Financial Officer nominee	October 26, 2022
Name: Hing Wah (Raymond) Tong
*	Director Nominee	October 26, 2022
Name: Man Sun Yeung
*	Director Nominee	October 26, 2022
Name: Chiu Ho (Lewis) Chou
*	Director Nominee	October 26, 2022
Name: Kit Wa (Anthea) To

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY, on October 26, 2022.

By:	Cogency Global Inc /s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.